                              INVESTMENT AGREEMENT


         INVESTMENT AGREEMENT (the "Agreement"), dated as of January 30, 1997 by and among Nor'Wester Brewing Company, Inc. ("Nor'Wester"), North Country Joint Venture, LLC ("North Country"), Willamette Valley, Inc. Microbreweries Across America ("WVI") and each of the entities identified in Schedule 1.0 hereto (collectively, the "WVI Subsidiaries"), James W. Bernau ("Bernau") and United Breweries of America, Inc. (the "Purchaser").

                              W I T N E S S E T H:

         WHEREAS, Nor'Wester, North Country, WVI and the WVI Subsidiaries desire to consolidate so that each of such companies become a wholly owned subsidiary of United Craft Brewers, Inc. ("UCB") and the shareholders of each of such companies become shareholders in UCB (referred to herein as the "Consolidation").

         WHEREAS, Nor'Wester desires, upon the terms and conditions hereinafter provided, to form UCB for purposes of the Consolidation and cause UCB to issue and sell to the Purchaser shares of its equity securities;

         WHEREAS, Purchaser desires, upon the terms and conditions hereinafter provided, to purchase from UCB shares of its equity securities; and

         WHEREAS, Bernau, on his own behalf and on behalf of UCB, desires to transfer certain of the shares in UCB he will receive in the Consolidation to Purchaser in order to, among other things, induce the investment by the Purchaser contemplated by this Agreement.

         NOW, THEREFORE, in consideration of the promises and the covenants hereinafter contained and intending to be legally bound hereby, it is agreed as follows:

I.  DEFINITIONS

    "Affiliate" shall mean, with respect to any Person, (i) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, 5% or more of the Stock having ordinary voting power in the election of directors of such Person or (ii) each Person that controls, is controlled by or is under common control with such Person or any Affiliate of such Person. For the purpose of this definition, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise. The term "Affiliated" shall have meanings correlative to the foregoing.

    "Ancillary Agreements" shall mean Bernau's Employment Agreement, the Production Agreement, the Registration Rights Agreement, the Security Agreement, the Stockholder's Agreement, the Services Agreement and any other document or instrument delivered at the Closing in connection therewith.

    "Bernau's Employment Agreement" shall have the meaning set forth in Section 6.1(l)(i).

    "Bridge Loans" shall have the meaning set forth in Section 7.1.

    "Bridge Loan Shares" shall have the meaning set forth in Section 2.1.

    "Business Day" shall mean a day of the year on which banks are not required or authorized to close in New York City.

    "Capital Expenditures" shall mean all payments for any fixed assets or improvements, or for replacements, substitutions or additions thereto, that have a useful life of more than one year and which are required to be capitalized under GAAP.

    "Capital Lease" shall mean, with respect to any Person, any lease of any property (whether real, personal or mixed, by such Person as lessee that, in accordance with GAAP, either would be required to be classified and accounted for as a capital lease on a balance sheet of such Person or otherwise be disclosed as a capital lease in a note to such balance sheet, other than, in the case of UCB or a Subsidiary of UCB, any such lease under which UCB or such Subsidiary is the lessor.

    "Capital Lease Obligation" shall mean, with respect to any Capital Lease, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease or otherwise be disclosed in a note to such balance sheet.

    "Charges" shall mean all federal, state, county, city, municipal, local, foreign or other governmental (including, without limitation, PBGC) taxes at the time due and payable, levies, assessments, charges, liens, claims or encumbrances upon or relating to (i) each of the Constituent Corporations' employees, payroll, income or gross receipts, (ii) each of the Constituent Corporations' ownership or use of any of its assets, or (iii) any other aspect of each of the Constituent Corporations' business.

    "Closing" shall have the meaning set forth in Section 2.2.

    "Closing Date" shall have the meaning set forth in Section 2.2.

    "Common Stock" shall initially mean the common stock, $0.001 par value per share, of UCB and shall thereafter mean any shares of any class or classes of capital stock resulting from any reclassification or reclassifications thereof or otherwise issued, which have no preference in respect of dividends or of amounts payable in the event of voluntary or involuntary liquidation, dissolution or winding up of UCB and which are not subject to redemption by UCB.

    "Confidential Information" shall have the meaning set forth in Section
10.10.

    "Consolidation" shall mean the transactions whereby each of the Constituent Corporations becomes a wholly-owned subsidiary of UCB, all as more fully described in Section 5.9 hereof.

    "Constituent Corporations" shall mean Nor'Wester, North Country, WVI, the WVI Subsidiaries and, when formed, UCB collectively and Nor'Wester, North Country, WVI, the WVI Subsidiaries and, when formed, UCB are each individually referred to herein as a "Constituent Corporation".

    "Diluted Basis" shall mean that, for purposes of calculating ownership of the Common Stock, all outstanding options, warrants or other rights to acquire Common Stock or securities convertible or exchangeable into Common Stock shall be valued using the "treasury stock method" as promulgated by the SEC. Notwithstanding the foregoing, options to purchase Common Stock to be granted to Bernau pursuant to the terms of the Bernau Employment Agreement shall not be considered outstanding for purposes of calculating ownership of the Common Stock.

    "Environmental Laws" shall mean all federal, state and local laws, statutes, ordinances and regulations, now or hereafter in effect, and in each case as amended or supplemented from time to time, and any judicial or administrative interpretation thereof, including any applicable judicial or administrative order, consent decree or judgment, relative to the applicable property, relating to the regulation and protection of human health, safety, the environment and natural resources (including, without limitation, ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation). Environmental Laws include but are not limited to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Section 9601 ET SEQ.) ("CERCLA"); the Hazardous Material Transportation Act, as amended (49 U.S.C. Section 1801 ET SEQ.); the Federal Insecticide, Fungicide, and Rodenticide Act, as amended (7 U.S.C. Section 136 ET SEQ.); the Resource Conservation and Recovery Act, as amended (42 U.S.C. Section 6901 ET SEQ.) ("RCRA"); the Toxic Substance Control Act, as amended (15 U.S.C. Section 2601 ET SEQ.); the Clean Air Act, as amended

(42 U.S.C. Section 649 ET SEQ.); the Federal Water Pollution Control Act, as amended (33 U.S.C. Section 1251 ET SEQ.); the Occupational Safety and Health Act, as amended (29 U.S.C. Section 651 ET SEQ.) ("OSHA"); and the Safe Drinking Water Act, as amended (42 U.S.C. Section 3001 ET SEQ.), and all analogous state and local counterparts or equivalents and any transfer of ownership, notification or approval statutes.

    "Environmental Liabilities and Costs" shall mean all liabilities, obligations, responsibilities, remedial actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including, without limitation, all fees, disbursements and expenses of counsel, experts and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim, suit, action or demand by any person or entity, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law (including, without limitation, any thereof arising under any Environmental Law, permit, order or agreement with any Governmental Authority) and which relate to any health or safety condition regulated under any Environmental Law or in connection with any other environmental matter or release or disposal of any Hazardous Substance or the presence of a hazardous substance or threatened release or disposal of any Hazardous Substance.

    "ERISA" shall mean the Employee Retirement Income Security Act of 1974 (or any successor legislation thereto), as amended from time to time and any regulations promulgated thereunder.

    "ERISA Affiliate" shall mean, with respect to the Constituent Corporations, any trade or business (whether or not incorporated) under common control with any Constituent Corporation and which, together with any Constituent Corporation, are treated as a single employer within the meaning of Section 414(b), (c), (m) or (o) of the IRC.

    "Existing Advance" shall have the meaning set forth in Section 7.1.

    "Financials" shall mean the financial statements referred to in Section 3.7 hereof.

    "Fiscal Year" shall mean the calendar year. Subsequent changes of the fiscal year of any of the Constituent Corporations shall not change the term "Fiscal Year," unless the Purchaser shall consent in writing to such changes.

    "Fully Diluted Basis" shall mean that, for purposes of calculating ownership of the Common Stock, all outstanding options, warrants or other rights to acquire Common Stock or securities convertible or exchangeable into Common Stock shall be assumed to be exercised, converted and exchanged into the shares of Common Stock into which they, pursuant to their terms, may then or thereafter upon the passage of time be exercised, converted or exchanged. Notwithstanding the foregoing, options to purchase Common Stock to be granted to Bernau pursuant to the terms of the Bernau Employment
Agreement shall not be considered outstanding for purposes of calculating ownership of the Common Stock.

    "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time.

    "Group" shall mean any Group as defined by Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act.

    "Guaranteed Indebtedness" shall mean, as to any Person, any obligation of such Person guaranteeing any indebtedness, lease, dividend, or other obligation ("primary obligations") of any other Person (the "primary obligor") in any manner including, without limitation, any obligation or arrangement of such Person (a) to purchase or repurchase any such primary obligation, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) to indemnify the owner of such primary obligation against loss in respect thereof.

    "Guaranty" shall have the meaning set forth in Section 2.4(b).

    "Hazardous Material" shall mean any substance, chemical, compound, product, solid, gas, liquid, waste, byproduct, pollutant, contaminant or material which is hazardous or toxic, and includes, without limitation, (a) asbestos, polychlorinated biphenyls and petroleum (including crude oil or any fraction thereof) and (b) any such material classified or regulated as "hazardous" or "toxic" pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1966, 42 U.S.C. Sections 8591 ET SEQ., Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. Sections 6901 ET SEQ., Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 U.S.C. Sections 1251 ET SEQ., Clean Air Act of 1966, as amended, 42 U.S.C. Sections 6491 ET SEQ., Toxic Substances Control Act of 1976, 15 U.S.C. Sections 2601 ET SEQ., or Hazardous Materials Transportation Act, 49 U.S.C. App. Sections 1801 ET SEQ.

    "Indebtedness" of any Person shall mean (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (including, without limitation, reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers' acceptances, whether or not matured, but not including obligations to trade creditors incurred in the ordinary course of business), (ii) all indebtedness created or arising under any conditional sale or other title retention agreements with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (iv) all Capital Lease Obligations,
(v) all Guaranteed Indebtedness, (vi) all Indebtedness referred to in clause
(i), (ii), (iii), (iv) or (v) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness and
(vii) all liabilities under Title IV of ERISA.

    "Initial Loan" shall have the meaning set forth in Section 7.1.

    "IRC" shall mean the Internal Revenue Code of 1986, as amended, and any successor thereto.

    "IRS" shall mean the Internal Revenue Service, or any successor thereto.

    "Kingfisher Brands" shall mean the Kingfisher, Sun Lager and Taj Mahal beer brands.

    "Lien" shall mean any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Uniform Commercial Code or comparable law of any jurisdiction).

    "Material Adverse Effect" shall mean a material adverse effect on the business, assets, operations, prospects or financial or other condition of the Constituent Corporations taken as a whole.

    "Material Contracts" shall mean (i) all of each Constituent Corporation's contracts, agreements, leases or other instruments to which each Constituent Corporation is a party or by which each Constituent Corporation or its properties are bound, which involves payments by or to such Constituent Corporation of more than $25,000 or which extends for a term of more than a year from the date hereof, (ii) all of each Constituent Corporation's loan agreements, bank lines of credit agreements, indentures, mortgages, deeds of trust, pledge and security agreements, factoring agreements, conditional sales contracts, letters of credit or other debt instruments, (iii) all operating or capital leases for equipment to which each Constituent Corporation is a party which involves payments by or to such Constituent Corporation of more than $25,000, (iv) all noncompetition and similar agreements to which each Constituent Corporation is a party, (v) all guarantees by each Constituent Corporation, (vi) all contracts and agreements between each Constituent Corporation and the wholesalers of its respective products and (vii) all other contracts, oral or written, that each Constituent Corporation considers to be material to the business, assets, operations, prospects or financial or other condition of such Constituent Corporation taken as a whole.

    "Multiemployer Plan" shall mean a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA, and to which any Constituent Corporation or any ERISA Affiliate is making, is obligated to make, has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.

    "Nor'Wester" shall mean Nor'Wester Brewing Company, Inc. an Oregon corporation.

    "North Country" shall mean North Country Joint Venture, LLC, a limited liability corporation organized under the laws of the state of Oregon.

    "Notice" shall have the meaning set forth in Section 7.2(b)(i).

    "PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor thereto.

    "Pension Plan" shall mean an employee pension benefit plan, as defined in Section (3)(2) of ERISA (other than a Multiemployer Plan), which is not an individual account plan, as defined in Section 3(34) of ERISA, and which any Constituent Corporation, or, if a Title IV Plan, any ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

    "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

    "Plan" shall mean, with respect to any Constituent Corporation or any ERISA Affiliate, at any time, an employee benefit plan, as defined in Section 3(3) of ERISA, which any such

Constituent Corporation maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

    "Production Agreement" shall have the meaning set forth in Section
6.1(l)(ii).

    "Projections" shall mean the projections referred to in Section 3.8 hereof.

    "Purchase Shares" shall have the meaning set forth in Section 2.1 hereof.

    "Qualified Plan" shall mean an employee pension benefit plan, as defined in
Section 3(2) of ERISA, which is intended to be tax-qualified under
Section 401(a) of the IRC, and which any Constituent Corporation or any ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

    "Registration Rights Agreement" shall have the meaning set forth in Section 6.1(l)(iii).

    "Representatives" shall have the meaning set forth in Section 10.10.

    "Restricted Payment" shall mean (i) the declaration or payment of any dividend or the occurrence of any liability to make any other payment or distribution of cash or other property or assets in respect of UCB's Stock or
(ii) any payment on account of the purchase, redemption or other retirement of UCB's Stock or any other payment or distribution made in respect of any Stock of UCB, either directly or indirectly.

    "Retiree Welfare Plan" shall refer to any Welfare Plan providing for continuing coverage or benefits for any participant or any beneficiary of a participant after such participant's termination of employment, other than continuation coverage provided pursuant to Section 4980B of the IRC and at the sole expense of the participant or the beneficiary of the participant.

    "SEC" shall mean the Securities and Exchange Commission.

    "SEC Documents" shall have the meaning set forth in Section 3.24.

    "Securities Act" shall mean the Securities Act of 1933, as amended.

    "Securities Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

    "Security Agreement" shall have the meaning set forth in Section
6.1(l)(iv).

    "Services Agreement" shall have the meaning set forth in Section 6.1(l)(v).

    "Stockholder's Agreement" shall have the meaning set forth in Section
2.4(a).

    "Stock" shall mean all shares, options, warrants, general or limited partnership interests, rights, participations or other equivalents (regardless of how designated) of or in a corporation, partnership or equivalent entity whether voting or nonvoting, including, without limitation, common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Securities Exchange Act).

    "Subsidiary" shall mean, with respect to any Person, (a) any corporation of which an aggregate of more than 50% of the outstanding Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person and/or one or more Subsidiaries of such Person, and (b) any partnership or other entity in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than 50%.

    "Title IV Plan" shall mean a Pension Plan, other than a Multiemployer Plan, which is covered by Title IV of ERISA.

    "Transactions" shall have the meaning set forth in Section 3.6.

    "Transfer Shares" shall have the meaning set forth in Section 2.1.

    "UCB" shall mean United Craft Brewers, Inc., a Delaware corporation formed for the purpose of being the holding company resulting from the Consolidation whose Subsidiaries consist of the Constituent Corporations.

    "Withdrawal Liability" shall mean, at any time, the aggregate amount of the liabilities, if any, pursuant to Section 4201 of ERISA, and any increase in contributions pursuant to Section 4243 of ERISA with respect to all Multiemployer Plans.

     "WVI Subsidiaries" shall mean each of the entities identified in Schedule
1.0 hereto.

II.  THE PURCHASE AND TRANSFER OF EQUITY SECURITIES

     II.1 PURCHASE AND TRANSFER OF EQUITY SECURITIES. Subject to the terms and conditions set forth in this Agreement, (i) the Purchaser agrees to subscribe for and purchase from UCB, and Nor'Wester agrees to cause UCB to issue and sell to the Purchaser, 2,237,681 shares of Common Stock, equal to 17.19% of UCB's outstanding Common Stock on a Diluted Basis after giving effect to the Consolidation, for $5,882,653 (the "Purchase Shares") and 2,497,184 shares of Common Stock, equal to 19.18% of UCB's outstanding Common Stock on a Diluted Basis after giving effect to the Consolidation, upon the automatic conversion of the Bridge Loans (the "Bridge Loan Shares"), and (ii) Bernau agrees to transfer to Purchaser 1,124,195 shares of Common Stock, equal to 8.63% of UCB's outstanding Common Stock on a Diluted Basis after giving effect to the Consolidation (the "Transfer Shares") in consideration for (a) forestalling any potential lawsuits from current shareholders of the Constituent Corporations and thus supporting the financial viability of UCB on an ongoing basis, (b) inducing the investment by the Purchaser contemplated by this Agreement, thus protecting Bernau's investment in the Constituent Corporations, and (c) protecting Bernau's goodwill and general business reputation, all as more fully described in Section 2.2 hereof. After giving effect to the Consolidation, the Purchase Shares, the Bridge Loan Shares and the Transfer Shares shall collectively total 45% of the outstanding Common Stock of UCB on a Diluted Basis.

     II.2 CLOSING. The closing of the purchase and sale and transfer of the Common Stock described in Section 2.1 (the "Closing") shall take place at the offices of Orrick, Herrington & Sutcliffe LLP, Old Federal Reserve Bank Building, 400 Sansome Street, San Francisco, California 94111, (a) commencing at 9:30 a.m. local time on a date within five Business Days following the last special meeting of shareholders of the Constituent Corporations at which approval by the shareholders of the Constituent Corporations of this Agreement, the Consolidation and the transactions contemplated hereby and thereby is duly obtained or as soon thereafter is practicable or (b) such other date as Nor'Wester and the Purchaser may mutually determine (the "Closing Date").

     On the Closing Date, (i) Bernau shall deliver to the Purchaser certificates representing the Transfer Shares to be transferred to the Purchaser registered in the Purchaser's name (subject to the requirements of Section 10.4) and in such denominations as the Purchaser requests and (ii) Nor'Wester shall cause UCB to deliver to the Purchaser certificates representing the Purchase Shares and the Bridge Loan Shares, registered in the Purchaser's name (subject to the requirements of Section 10.4) and in such denominations as the Purchaser requests against delivery by the Purchaser of the purchase price therefor consisting of (a) a certified or bank check in the name of UCB in the amount of $5,882,653 and (b) the automatic conversion of $2.75 million of indebtedness pursuant to the Bridge Loans.

     II.3 LEGENDS. Each certificate representing the shares acquired by the Purchaser at the Closing shall bear a legend substantially in the following form:

          "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 ("THE ACT"). THESE SECURITIES MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS THE COMPANY'S TRANSFER AGENT RECEIVES EVIDENCE SATISFACTORY TO IT THAT SUCH SALE, PLEDGE OR TRANSFER COMPLIES WITH THE REQUIREMENTS OF EACH SUBSECTION OF RULE 144 UNDER THE ACT, OTHER THAN SUBSECTION (D) OF SUCH RULE."

The legend described in this Section 2.3 shall be removed promptly, and UCB shall issue to the Purchaser a new certificate for any of the shares acquired by the Purchaser at the Closing (or pursuant to Section 7.2), that have been sold in a sale registered under the Securities Act and with respect to which a prospectus meeting the requirements of Section 10 of the Securities Act is available or with respect to which Purchaser has provided to UCB an opinion of counsel, satisfactory in the reasonable judgment of UCB, that the public sale, transfer or assignment thereof may be made without registration under the Securities Act.

     II.4 ADDITIONAL AGREEMENTS. On the date hereof, (a) Bernau simultaneously herewith delivers to the Purchaser the Stockholder's Agreement between Bernau and the Purchaser dated the date of this Agreement and duly executed by Bernau, a copy of which is attached hereto as Exhibit 2.4(a) (the Stockholder's Agreement); and (b) Purchaser simultaneously herewith delivers to Nor'Wester a Guaranty from UB International Ltd. to each of the Constituent Corporations dated the date of this Agreement and duly executed by UB International Ltd., a copy of which is attached hereto as Exhibit 2.4(b) (the "Guaranty").

     III. REPRESENTATIONS AND WARRANTIES OF THE CONSTITUENT CORPORATIONS AND BERNAU.

     With regard to Sections 3.1 through 3.27, each Constituent Corporation and Bernau, jointly and severally, make, and with regard to Sections 3.28 through 3.31, Bernau only makes, the following representations and warranties to the Purchaser, each and all of which shall survive the execution and delivery of this Agreement and the Closing hereunder:

     III.1 AUTHORIZED AND OUTSTANDING SHARES OF CAPITAL STOCK. The authorized capital stock of Nor'Wester consists of

10,000,000 shares of Common Stock, no par value per share, and 15,000,000 shares of Preferred Stock, no par value per share. Schedules 3.1(a)(1) and (2) set forth the number of shares of Common Stock and Preferred Stock of Nor'Wester authorized and outstanding and subject to options, respectively, as of the date hereof. Schedules 3.1(b)(1) and (2) set forth the number of shares of Common Stock and Preferred Stock of WVI, North Country and each of the WVI Subsidiaries that is authorized and outstanding and subject to options, respectively, as of the date hereof. All of the issued and outstanding shares are, and as of the Closing Date will be, validly issued, fully paid and non-assessable. A list of all of the holders who beneficially own in excess of five percent (5%) of the outstanding shares of Common Stock and Preferred Stock of each of the Constituent Corporations, indicating the number of shares of Common Stock and Preferred Stock, respectively, owned by each such holder on the date hereof and to be owned by each such holder after the Consolidation, is set forth on Schedule 3.1(c). Schedule 3.1(d) sets forth the ratio at which existing shares and options of each Constituent Corporation will be converted into shares of UCB in connection with the Consolidation and sets forth the number of shares of Common Stock of UCB to be outstanding and the percentage ownership on a Diluted Basis of the stockholders thereof. Except as set forth on Schedules 3.1(a)(2) and 3.1(b)(2), (i) there is no existing option, warrant, call, commitment or other agreement to which any Constituent Corporation is a party requiring, and there are no convertible securities of any Constituent Corporation outstanding which upon conversion would require, the issuance of any additional share of Stock of any Constituent Corporation or other securities convertible into shares of equity securities of any Constituent Corporation, and (ii) there are no agreements to which any Constituent Corporation is a party or, to the best knowledge of any Constituent Corporation, to which such Constituent
Corporation is not a party, in each case, among, between or with any of the stockholders of any Constituent Corporation with respect to the voting or transfer of the Stock of the Constituent Corporations or with respect to any other aspect of any Constituent Corporation's affairs. Schedules 3.1(a)(2) and 3.1(b)(2) set forth complete, correct and accurate statements of the option terms, exercise price and identity of the optionee with respect to each outstanding stock option or other stock incentive of each of the Constituent Corporations. There are no stockholders' preemptive rights or rights of first refusal or other similar rights with respect to the issuance of Stock by any Constituent Corporation, other than pursuant to this Agreement.

     III.2 AUTHORIZATION AND ISSUANCE OF EQUITY SECURITIES. Nor'Wester and Bernau shall take all necessary corporate action to cause, and shall cause, UCB to take all necessary corporate action to duly authorize the issuance of the Common Stock hereunder. Upon delivery to the Purchaser of certificates therefor against payment in accordance with the terms hereof, the Common Stock to be issued to the Purchaser hereunder will be validly issued and fully paid and nonassessable, free and clear of all Liens and preemptive rights. The Purchase Shares and the Bridge Loan Shares to be issued to the Purchaser by UCB, together with the Transfer Shares to be transferred to the Purchaser by Bernau, on the Closing will collectively represent 45.00000% of the outstandingshares of Common Stock of UCB on a Diluted Basis after giving effect to the Consolidation. Upon Closing, Bernau will beneficially own 10.000005% of the outstanding shares of Common Stock of UCB on a Diluted Basis after giving effect to the Consolidation and except as set forth in Bernau's Employment Agreement, Bernau will have no options, warrants or other rights to acquire theCommon Stock or other Stock of UCB.

     III.3 SECURITIES LAWS. In reliance on the investment representations contained in Section 4.1, the offer, issuance, sale and delivery of the Common Stock, as provided in this Agreement, are exempt from the registration requirements of the Securities Act and all applicable state securities laws, and are otherwise in compliance with such laws. Neither the Constituent Corporations, Bernau nor any Person acting on their behalf has taken or will take any action (including, without limitation, any offering of any securities of the Constituent Corporations under circumstances which would require the integration of such offering with the offering of the Common Stock hereunder under the Securities Act) which might subject the offering, issuance or sale of the Common Stock hereunder to the registration and prospectus delivery requirements of Section 5 of the Securities Act.

     III.4 CORPORATE EXISTENCE; COMPLIANCE WITH LAW. Each Constituent Corporation (i) is a corporation duly organized, validly existing and, to the extent a Delaware corporation, in good standing under the laws of the state of its organization; (ii) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification (except for jurisdictions in which such failure to so qualify or to be in good standing would not have a Material Adverse Effect); (iii) has the requisite corporate power and authority and the legal right to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease, and to conduct its business as now, heretofore and proposed to be conducted; (iv) has all material licenses, permits, consents or approvals from or by, and has made all material filings with, and has given all material notices to, all governmental authorities having jurisdiction or other Persons, to the extent required for such ownership, operation and conduct; (v) is in compliance with its certificate or articles of incorporation and by-laws; and
(vi) is in material compliance with all applicable provisions of law.

     III.5 SUBSIDIARIES. Except as set forth in Schedule 3.5, there exist no subsidiaries of any of the Constituent Corporations.

     III.6 CORPORATE POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS. The execution, delivery and performance by each of the Constituent Corporations of this Agreement, the Ancillary Agreements to which it is a party, the Consolidation, and all instruments and documents to be delivered by each Constituent Corporation, to the extent it is a party thereto, hereunder and thereunder, and the consummation of the other transactions contemplated by any of the foregoing (collectively referred to as the "Transactions"): (i) are within each Constituent Corporations corporate power; (ii) have been duly authorized by all necessary or proper corporate action on the part of each Constituent Corporation (except for shareholder approval); (iii) are not in contravention of any provision of each Constituent Corporation's articles of incorporation or by-laws; (iv) will not violate any law or regulation, or any order or decree of any court or governmental instrumentality; (v) will not conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which each Constituent Corporation is a party or by which each Constituent Corporation or any of its respective property is bound; (vi) will not result in the creation or imposition of any Lien upon any of the property of the Consolidated Corporation; and (vii) except for the filings described on Schedule 3.6 hereto, do not require the consent or approval of, or any filing with, any governmental authority or any other Person. This Agreement has been duly executed and delivered by each Constituent Corporation and constitutes a legal, valid and binding obligation of each Constituent Corporation, enforceable against it in accordance with its terms. This Agreement has been, and as of their respective dates and at the Closing Date each of the Ancillary Agreements shall have been, duly executed and delivered by the Constituent Corporations, and each is or shall then (as appropriate) constitute a legal, valid and binding obligation of each Constituent Corporation to the extent it is a party thereto, enforceable against it in accordance with its terms. Bernau has full right, power and authority to enter into the Transactions and the execution, delivery and performance by Bernau of the Transactions will not result in a breach or violation by Bernau of any of the terms or provisions of, or constitute a default by Bernau under, any indenture, mortgage, deed of trust, trust (constructive or other), loan agreement, lease, franchise, license or other agreement or instrument to which Bernau is a party or by which Bernau or any of his properties is bound, any statute, or any judgment, decree, order, rule or regulation of any court or governmental agency or body applicable to Bernau or any of his properties.

          III.7  FINANCIAL STATEMENTS.

          (a) The pro forma balance sheet of the Constituent Corporations on a consolidated basis as of September 30, 1996, a copy of which has been furnished to Purchaser prior to the date of this Agreement, has been prepared in accordance with GAAP and is based on the unaudited balance sheet of the Constituent Corporations as of September 30, 1996, adjusted for the Consolidation and as if the purchase and transfer of the Common Stock contemplated hereby had occurred as at the date of such balance sheet and presents fairly on a pro forma basis the position of the Constituent Corporations on a consolidated basis at such date assuming the events specified in this paragraph had actually occurred on such date.

          (b) All of the following balance sheets and statements of income and retained earnings of each Constituent Corporation, copies of which are attached hereto as Schedule 3.7, have been, except as noted therein, prepared in conformity with GAAP consistently applied throughout the periods involved and present fairly the financial position of each Constituent Corporation in each case as the dates thereof, and the results of operations and cash flows for the periods then ended (and as to the unaudited interim financial statements, subject to normal year-end audit adjustments not material in amount):

               (i) the unaudited balance sheet of each Constituent Corporation as at September 30, 1996, and the related statements of income, retained earnings and cash flows for the nine months ending on such date; and

               (ii) the audited balance sheets of each Constituent Corporation as at December 31, 1995, as at December 31, 1994 and as at December 31, 1993, and the related statements of income, retained earnings and cash flows for the year then ended, with the opinion thereon of Price Waterhouse LLP.

          (c) Except as set forth in Schedule 3.7(c), each Constituent Corporation has no obligations, contingent or otherwise, including, without limitation, liabilities for charges, long-term leases or unusual forward or long-term commitments which are not reflected in the balance sheets of each Constituent Corporation, other than those that are both incurred in the ordinary course of business and are immaterial in amount.

     III.8 PROJECTIONS. The projections of the Constituent Corporation's, on a consolidated basis, annual operating budgets, balance sheets and cash flow statements for the fiscal years ending on December 31, 1996, 1997, and 1998 (the "Projections"), attached hereto as Schedule 3.8, disclose all material assumptions made in formulating such Projections. To the knowledge of Bernau and each Constituent Corporation no facts will exist which should result in any material change in any of such Projections. The Projections will be based upon reasonable estimates and assumptions, all of which Bernau and each Constituent Corporation in good faith will believe to be reasonable and fair in light of current conditions, will be prepared on the basis of the assumptions stated therein, and will reflect the good faith estimate of each Constituent Corporation of the results of operations and other information projected therein.

          III.9  OWNERSHIP OF PROPERTY.

          (a) Each Constituent Corporation owns good and marketable fee simple title to all of the real estate described on Schedule 3.9(a) hereto (subject to only those Liens disclosed on such Schedule 3.9(a)) and good, valid and marketable leasehold interests in the leases described in Schedule 3.9(b) hereto, and good and marketable title to, or valid leasehold interests in, all of its other properties and assets.

          (b) All real property owned, leased, used or occupied by each Constituent Corporation is set forth on Schedule 3.9(a) and 3.9(b), respectively. The Constituent Corporations do not own any other real property and are not a lessee or lessor under any leases, or a licensee or licensor of real property, other than set forth therein. Each of such leases is valid and enforceable in accordance with its terms and is in full force and effect. Each Constituent Corporation has delivered to the Purchaser true and complete copies of each of such leases set forth on Schedule 3.9(b) and all documents affecting the rights or obligations of each Constituent Corporation, including, without limitation, any non-disturbance and recognition agreements, subordination agreements, attornment agreements and agreements regarding the term or rental of any of the leases. Neither the Constituent Corporation nor any other party to any such lease is in default of its obligations thereunder or has delivered or received any notice of default under any such lease, nor has any event occurred which, with the giving of notice, the passage of time or both, would constitute a default under any such lease.

          (c) Except as disclosed on Schedule 3.9(b), each Constituent Corporation is not obligated under or a party to, any option, right of first refusal or any other contractual right to purchase, acquire, sell, assign or dispose of any real property owned or leased by each Constituent Corporation.

          (d) All real estate and improvements owned, leased, used or occupied by each Constituent Corporation have adequate connections to all necessary utilities and conform with all applicable zoning, building, subdivision and other requirements of any governmental authority and all restrictive covenants affecting such real estate and improvements except any such failures to confirm that, singly or in the aggregate, would not have a Material Adverse Effect. To the knowledge of each Constituent Corporation, there are no presently pending or contemplated special tax assessment, condemnation proceedings or nuisance claims affecting such real estate and improvements.

          (e) Except as set forth in Schedule 3.9(e), the consummation of the Transactions, including the Closing, do not require the consent of any lessor or licensor of any real property leased, licensed or used by each Constituent Corporation.

     III.10 MATERIAL CONTRACTS. Schedule 3.10 contains a true, correct and complete list and description of all Material Contracts, whether oral or written, and any amendments or supplements thereto or extensions thereof, and each Constituent Corporation has made available to the Purchaser for its review complete, current and accurate copies of each Material Contract including any amendments or supplements thereto or extensions thereof or has completely, currently and accurately described the terms of any oral agreement, amendment, supplement or extension. Each Material Contract is a valid and binding agreement of the Constituent Corporation enforceable against such Constituent Corporation in accordance with its terms, and such Constituent Corporation does not have any knowledge that any Material Contract is not a valid and binding agreement against the other parties thereto. Each Constituent Corporation has fulfilled all obligations required pursuant to each Material Contract to have been performed by such Constituent Corporation on its part. Each Constituent Corporation is not in default or breach, nor to such Constituent Corporation's knowledge is any third party in default or breach, under or with respect to any Material Contract.

          III.11  ENVIRONMENTAL PROTECTION.

          (a) Each Constituent Corporation and all real property owned, leased or otherwise operated by each Constituent Corporation (each, a "Facility") comply in material respects with any applicable Environmental Law;

          (b) Each Constituent Corporation has all permits and authorizations necessary from any government authorities for its operations and the Facilities by any applicable Environmental Law;

          (c) Except as set forth in Schedule 3.11(c), each Constituent Corporation has not, and has no knowledge of any other person who has, caused any release, threatened release or disposal of any Hazardous Material at any Facility in any material quantity, and, to the knowledge of each Constituent Corporation, the Facilities are not adversely affected by any release, threatened release or disposal of a Hazardous Material originating or emanating from any other property;

          (d) Each Constituent Corporation has generated, treated, stored or disposed of all Hazardous Materials in full compliance with applicable Environmental Laws, except such non-compliances which in the aggregate have no reasonable likelihood of having a Material Adverse Effect;

          (e) Each Constituent Corporation has obtained and is in full compliance with and in good standing under all permits required under Environmental Laws, and the Consolidated Corporation has no knowledge of any proceedings to substantially modify or to revoke any such permit, other than those permits, the failure of which to obtain or have in effect, in the aggregate, would have no reasonable likelihood of having a Material Adverse Effect;

          (f) There are no investigations; judicial or administrative proceedings, pending litigation or, to each Constituent Corporation's knowledge, threatened investigations, proceedings or litigation affecting or relating to each Constituent Corporation or the Facilities relating to Environmental Laws or Hazardous Materials.

          (g) The Constituent Corporations have not received any communication or notice (including, without limitation, requests for information) indicating the potential of Environmental Liabilities and Costs against any of the Constituent Corporations or the Facilities;

          (h) Each Constituent Corporation has provided to the Purchaser or made available to the Purchaser all environmental records, documents, correspondence, analytical results, manifests, permits or other records concerning the potential of Environmental Liabilities and Costs against any Constituent Corporation or the Facilities that any Constituent Corporation possesses.

     III.12 LABOR MATTERS. There are no strikes or other labor disputes against any Constituent Corporation pending or, to any Constituent Corporation's knowledge, threatened. Hours worked by and payments made to employees of each Constituent Corporation have not been in violation of the Fair Labor Standards Act or any other applicable law dealing with such matters.
 All payments due from each Constituent Corporation on account of employee health and welfare insurance have been paid or accrued as a liability on the books of such Constituent Corporation. None of the Constituent Corporations have any obligation under any collective bargaining agreement or similar agreement. There is no organizing activity involving any Constituent Corporation pending or, to any Constituent Corporation's knowledge, threatened by any labor union or group of employees. There are no representation proceedings pending or threatened with the National Labor Relations Board, and no labor organization or group of employees of any Constituent Corporation has made a pending demand for recognition. Except as set forth in Schedule 3.12, there are no complaints or charges against any

Constituent Corporation pending or, to any Constituent Corporation's knowledge, threatened to be filed with any federal, state, local or foreign court, governmental agency or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment by any Constituent Corporation of any individual.

     III.13 OTHER VENTURES. Except as set forth in Schedule 3.13, each Constituent Corporation is not engaged in any joint venture or partnership with any other Person.

     III.14 TAXES. All federal, state, local and foreign tax returns, reports and statements required to be filed by each Constituent Corporation have been filed with the appropriate governmental authority and are complete and accurate. Except as set forth on Schedule 3.14, all Charges and other impositions shown thereon to be due and payable or required to be shown thereon have been paid prior to the date on which any fine, penalty, interest, late charge may be added thereto for nonpayment thereof, or any such fine, penalty, interest, late charge or loss has been paid. Proper and accurate amounts have been withheld by each Constituent Corporation from its employees for all periods in full and complete compliance with the tax, social security and unemployment withholding provisions of applicable federal, state, local and foreign law and such withholdings have been timely paid to the respective governmental agencies. None of the Constituent Corporations have executed or filed with the IRS or any other governmental authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any Charges. None of the Constituent Corporations have filed a consent pursuant to IRC Section 341(f) or agreed to have IRC
Section 341(f)(2) apply to any dispositions of subsection (f) assets (as such term is defined in IRC Section 341(f)(4)). None of the property owned by any Constituent Corporation is property which any Constituent Corporation is required to treat as being owned by any other Person pursuant to the provisions of IRC Section 168 (f)(8) of the Internal Revenue Code of 1954, as amended, and in effect immediately prior to the enactment of the Tax Reform Act of 1986 or is "tax-exempt use property" within the meaning of IRC Section 168(h). None of the Constituent Corporations have agreed or have been requested to make any adjustment under IRC Section 481(a) by reason of a change in accounting method or otherwise. None of the Constituent Corporations have any obligation under any written tax sharing agreement. There are no Liens for or in respect of taxes upon any assets of any Constituent Corporation, other than with respect to taxes not yet due and payable. None of the Constituent Corporations have agreed to indemnify any other party with respect to such party's tax liabilities. Each of the Constituent Corporations does not now, and has never, filed federal, state, local or foreign income tax returns on a consolidated, unitary or other similar basis with one or more corporations, except with another Constituent Corporation.

     III.15 NO LITIGATION. Except as disclosed on Schedule 3.15, no action, claim or proceeding is now pending or, to the knowledge of each Constituent Corporation, threatened against such Constituent Corporation, at law, in equity or otherwise, before any court, board, commission, agency or instrumentality of any federal, state, or local government or of any agency or subdivision thereof, or before any arbitrator or panel of arbitrators, nor to the knowledge of each Constituent Corporation does a state of facts exist which is reasonably likely to give rise to such proceedings.

     III.16 BROKERS. Except as set forth on Schedule 3.16 and other than Needham & Company, Inc. and Black & Company, no broker or finder acting on behalf of any Constituent Corporation brought about the consummation of the transactions contemplated pursuant to this Agreement, and none of the Constituent Corporations have an obligation to any Person, in respect of any finder's or brokerage fees in connection with the transaction contemplated by this Agreement. Nor'Wester and WVI are solely responsible for the payment of all fees and expenses of Needham & Company, Inc., Black & Company and any other brokers or finders acting on behalf or at the request of any Constituent Corporation.

     III.17  EMPLOYMENT AND LABOR AGREEMENTS.  Except as set forth on
Schedule 3.17, there are no employment, consulting or management agreements covering management of any Constituent Corporation and there are no collective bargaining agreements or other labor agreements covering any employees of any Constituent Corporation.

     III.18 PATENTS, TRADEMARKS, COPYRIGHTS AND LICENSES. Each Constituent Corporation owns all licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications, trade dress, trade secrets, trade names and other intellectual property rights necessary to continue to conduct its business as heretofore conducted by it, now conducted by it and proposed to be conducted by it, including those trademarks listed, together with Patent and Trademark Office application or registration numbers, where applicable, or other similar information with respect to filings made in countries other than the United States, where applicable, on
Schedule 3.18 hereto. Each Constituent Corporation conducts its businesses without infringement, unfair competition or dilution or claim of infringement, unfair competition or dilution of any license, patent, copyright, service mark, trademark, trade name, trade secret or other intellectual property right of others. To each Constituent Corporation's knowledge, there is no infringement or claim of infringement by others of any material license, patent, copyright, service mark, trademark, trade name, trade dress, trade secret or other intellectual property right of any Constituent Corporation.

     III.19  FULL DISCLOSURE.  Except as set forth on Schedule

3.19, no information contained in this Agreement, the Financials, any Ancillary Agreement or any schedules thereto prepared by any Constituent Corporation or its representatives and furnished by or on behalf of any Constituent Corporation pursuant to the terms of this Agreement, any Ancillary Agreement or the other Transactions contains any untrue statement of an material fact or, when taken as a whole, omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

     III.20 NO MATERIAL ADVERSE EFFECT. No event has occurred since September 30, 1996 which has had, or is reasonably likely to have, a Material Adverse Effect. Since December 31, 1995 or September 30, 1996 except as otherwise contemplated in this Agreement or as indicated in Schedule 3.20,

             (i) Each Constituent Corporation has not sold leased, transferred or assigned any of its assets, tangible or intangible, other than for fair consideration in the ordinary course of business consistent with past practice;

             (ii) Each Constituent Corporation has not changed its accounting methods, principles or practices;

             (iii) Each Constituent Corporation has not increased the compensation payable or to become payable to its officers or key employees other than in the ordinary course of business consistent with past practice;

             (iv) Each Constituent Corporation has not increased any bonus, insurance, pension or other employee benefit plan for or with any such officers or key employees other than in the ordinary course of business consistent with past practice;

             (v) Each Constituent Corporation has not entered into any agreement, commitment or transaction (including any borrowing, capital expenditure or capital financing) except in the ordinary course of business consistent with past practice;

             (vi) Except for and between the Constituent Corporations, no Constituent Corporation has granted or received any license or sublicense or any rights under or with respect to any license, patent, copyright, service mark, trademark, trade name, trade secret or other intellectual property right of such Constituent Corporation;

             (vii) Each Constituent Corporation has not declared, set aside or paid any dividends or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased or otherwise acquired any of its capital stock;

             (viii) Each Constituent Corporation has not experienced any material damage, destruction or loss (whether or not covered by insurance) to its property;

             (ix) Except for and between the Constituent Corporations, no Constituent Corporation has made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person;

             (x) Except for and between the Constituent Corporations, no Constituent Corporation has cancelled, compromised, waived or released any right or claim outside the ordinary course of business consistent with past practice;

             (xi) Each Constituent Corporation has not issued, sold or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange or exercise) any of its capital stock, other than pursuant to any currently authorized stock option plans;

             (xii) Each Constituent Corporation has not delayed or postponed the payment of accounts payable or other labilities outside the ordinary course of business consistent with past practice;

             (xiii) Each Constituent Corporation has not incurred or become subject to any material liability, outside the ordinary course of business consistent with past practice;

             (xiv) Each Constituent Corporation has not discharged or satisfied any Lien on its properties or assets or, except in the ordinary course of business consistent with past practice, paid any material liability;

             (xv) Each Constituent Corporation has not mortgaged, pledged or subjected to any Lien any of its assets or properties except (A) Liens for taxes not delinquent or for taxes being contested in good faith by appropriate proceedings and as to which adequate financial reserves have been established by such Constituent Corporation, and
         (B) Liens (other than any Lien imposed by ERISA), created and maintained in the ordinary course of business that are not material to such Constituent Corporation in the aggregate, that would not have a Material Adverse Effect and that would not adversely affect the operation of any Facility and that constitute (aa) pledges or deposits under worker's compensation laws, unemployment insurance laws, or similar legislation, (bb) good faith deposits in connection with bids tenders, contracts or leases to which such Constituent Corporation is a party for a purpose other than borrowing money or obtaining credit, (cc) Liens imposed by law, such as those of carriers, warehousemen and mechanics, payment of the obligation secured thereby not yet being due, (dd) Liens securing taxes, assessments or other governmental charges or levies not yet subject to penalties for nonpayment or (ee) pledges or deposits to secure public or statutory obligations of such Constituent Corporation or surety, customs or appeal bonds to which such Constituent Corporation is a party;

             (xvi) Each Constituent Corporation has not committed to any of the foregoing; and

     III.21  ERISA.

          (a) Each Constituent Corporation has no ERISA Affiliates other than its Subsidiaries.

          (b) Set forth on Schedule 3.21 is a complete and accurate list of all plans maintained, contributed to or which there has been or currently is an obligation to contribute to by each Constituent Corporation or any of its Subsidiaries. Except as indicated otherwise in Schedule 3.21, none of the Plans is a Pension Plan, Multiemployer Plan, Title IV Plan, Retiree Welfare Plan or is or has been subject to Sections 4063 or 4064 or ERISA; and neither each Constituent Corporation nor any Subsidiary has contributed, or been obligated to contribute, to a Multiemployer Plan or Title IV Plan.

          (c) Each of the Qualified Plans and the trust maintained pursuant thereto are exempt from federal income taxation under Section 501 of the IRC, and nothing has occurred with respect to the operation of such Qualified Plans which could cause the loss of such qualifications or exemptions or the imposition of any liability, penalty or tax under ERISA or the IRC.

          (d) All contributions (including all employer contributions and employee salary reduction contributions) required to have been made under any of the Plans or by law (without regard to any waivers granted under Section 412 of the IRC), to any funds or trusts established thereunder or in connection therewith have been made by the due date thereof (including any valid extension), and all contributions for any period ending on or before the Closing Date which are not yet due will have been paid or accrued on or prior to the Closing Date.

          (e) There is no material violation of ERISA with respect to the filing of applicable reports, documents and notices regarding he Plans or any tax-exempt trust related to any of the Plans with the Secretary of Labor and the Secretary of the Treasury or the furnishing of such documents to the participants or beneficiaries of the Plans.

          (f) True, correct and complete copies of the following documents, with respect to each of the Plans, have been made available or delivered to the Purchaser by each Constituent Corporation: (i) current plans and related trust documents, and amendments thereto; (ii) the most recent Forms 5500, Forms 990, if applicable, and any Forms 990T, 5329, 5330 that have been filed and any Forms 5558 that have been filed for reasons other than extensions of time; (iii) the last IRS determination letter; (iv) current summary plan descriptions; (v) written communications to employee relating to the Plans, and (vi) written descriptions of all not-written agreements relating to the Plans.

          (g) There are no pending actions, claims or lawsuits which have been asserted or instituted against the Plans, the assets of any of the trusts under such Plans or the plan sponsor or the plan administrator, or against any fiduciary of the Plans with respect to the operation of such Plans (other than routine benefits claims), nor does each Constituent Corporation or any of its Subsidiaries have knowledge of facts which could form the basis for any such claim or lawsuit.

          (h) The Plans have been maintained, in all material respects, in accordance with their terms and with all provisions of ERISA and other applicable federal and state laws and regulations, and neither each Constituent Corporation nor any of its Subsidiaries or any "party in interest" or "disqualified person" with respect to the Plans has engaged in a "prohibited transaction" within the meaning of Section 4975 of the IRC or
Section 406 of ERISA. No fiduciary has any liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any Plan.

          (i) Each Constituent Corporation and any of its Subsidiaries which maintains a "group health plan" within the meaning of Section 5000 (b) (1) of the IRC has complied with the notice and continuation requirements of Section 4980B of the IRC, the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, Part 6 of Subtitle B of Title I of ERISA and the regulations thereunder and with the requirements of Section 5000 of the Code.

          (j) No liability under any Plan has been funded nor has any such obligation been satisfied with the purchase of a contract from an insurance company that is not rated AA by Standard & Poor's Corporation and the equivalent by each other nationally recognized rating agency.

          (k) None of the Constituent Corporations nor any of their Subsidiaries have any contract, plan or commitment, whether legally binding or not, to create any additional Plan or to modify any existing Plan.

     III.22 REGISTRATION RIGHTS. Except as set forth on Schedule 3.22, none of the Constituent Corporations are under any obligation to register under the Securities Act any of its presently outstanding securities or any securities which may hereafter be issued.

     III.23 LIQUOR CONSENTS AND PERMITS. Set forth on Schedule 3.23 is a list of all material licenses, permits, consents or approvals from or by , all material filings required to be made with, and all material notices required to be given to, all governmental authorities having jurisdiction, to the extent required for each Constituent Corporation to own and operate its properties, to lease the property it operates under lease, and to conduct its business as now, heretofore and proposed to be conducted.

     III.24 SEC DOCUMENTS. Each Constituent Corporation has furnished the Purchaser with a true and complete copy of the SEC Documents. The SEC Documents are all the documents (other than preliminary material) that each Constituent Corporation has been required to file since January 1, 1995. As of its filing date (and, with respect to any registration statement, the date on which it or any post-effective amendment was declared effective), each SEC Document was in compliance, in all material respects, with the applicable requirements of the Securities Act and the Securities Exchange Act, contained no untrue statement of a material fact and did not omit any statement of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of each Constituent Corporation included in the SEC Documents complied, at the time of filing with the SEC (and, with respect to any registration statement, at the time it was declared effective), as to form, in all material respects, with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (subject, in the case of the unaudited statements, to the omission of certain footnotes) and fairly present, in all material respects (subject, in the case of the unaudited statements, to normal, recurring year-end audit adjustments) the consolidated financial position of each Constituent Corporation, as applicable, as of the dates thereof and the consolidated results of their operations for the periods presented.

     III.25 MAJOR CUSTOMERS AND SUPPLIERS. Schedule 3.25 contains a complete and correct list of the top 10 customers of each Constituent Corporation and the top vendors or suppliers of each Constituent Corporation, in each case for the Fiscal Year ended December 31, 1995, in terms of the aggregate dollar purchases or aggregate dollars sales, as applicable.

     III.26 ACQUISITIONS; CAPITAL EXPENDITURES. Except for existing commitments which have been set forth on Schedule 3.26, none of the Constituent Corporations has any existing commitments or agreements to acquire any assets (including under circumstances where such acquisition would be classified as a capital expenditure under GAAP) or to make any capital expenditure or contribution in any individual transaction or project where the purchase price, capital expenditure or contribution required of any Constituent Corporation, directly or indirectly, exceeds $100,000 or in transactions or projects where the aggregate purchase price, capital expenditure or contribution exceeds $200,000.

     III.27  RELATED PARTY TRANSACTIONS.   Except for loans amongst and
between the Constituent Corporations, all of the related party transactions between Bernau and any Constituent Corporation and between any Constituent Corporation and any other Constituent Corporation were made on terms no less favorable to such Constituent Corporation than could have been obtained from unaffiliated third parties and, except with respect to transactions involving Mile High Brewing Company which has no independent directors, were approved by a majority of the independent directors of any Constituent Corporation which was a party thereto.

     III.28 TITLE OF TRANSFER SHARES. Except as set forth in Schedule 3.28, Bernau is the lawful owner of the Transfer Shares to be transferred by him hereunder and upon delivery of such Transfer Shares, as provided herein, Bernau will convey good and marketable title to such Transfer Shares, free and clear of all liens, encumbrances, equities and claims whatsoever.

     III.29 MANIPULATION. Bernau has not taken and will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Securities Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Constituent Corporations to facilitate the transfer, sale or resale of the Transfer Shares and has not effected any sales of shares of Common Stock which, if effected by any of the Constituent Corporations, would be required to be disclosed in response to Item 701 of Regulation S-K.

     III.30 CONSENT. Except as set forth in Schedule 3.30, no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by Bernau of the transactions contemplated herein, except such as may have been obtained under the Securities Act and such as may be required under the blue sky laws of any jurisdiction in connection with the transfer of the Transfer Shares by Bernau and such other approvals as have been obtained.

     III.31  NO CONFLICT.   Except as set forth in Schedule 3.31, neither the
transfer of the Transfer Shares by Bernau nor the consummation of any other of the transactions herein contemplated by Bernau or the fulfillment of the terms hereof by Bernau will conflict with, result in a breach or violation thereof, or constitute a default under any law or the terms of any indenture or other agreement or instrument to which Bernau is a party or bound, or any judgement, order or decree applicable to Bernau of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over Bernau.

IV.  PURCHASER'S REPRESENTATIONS AND WARRANTIES

     Purchaser makes the following representations and warranties to the Constituent Corporation, each and all of which shall survive the execution and delivery of this Agreement and the Closing hereunder:

     IV.1 CORPORATE EXISTENCE. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

     IV.2 INVESTMENT INTENTION. Purchaser is purchasing the shares of Common Stock specified in Section 2.1 for its own account, for investment purposes and not with a view to the distribution thereof.

     IV.3 INVESTMENT EXPERIENCE. Purchaser represents that it is experienced in evaluating and investing in securities of craft brewing companies in the growth stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment in making the Bridge Loans.

     IV.4 ACCESS TO INFORMATION. In connection with Purchaser's loans to Nor'Wester pursuant to the Bridge Loans, Purchaser acknowledges that it (a) is familiar with the craft brewing industry in which the Constituent Corporations do business, (b) has received all the information it considers necessary or appropriate for deciding whether to advance monies pursuant to the Bridge Loans, and (c) has had an opportunity to ask questions and has received answers from the Constituent Corporations about their respective businesses and the advances of monies hereunder and to obtain additional information necessary to verify the accuracy of the information supplied or to which the Purchaser had access. The foregoing, however, does not limit or modify the representations and warranties of the Constituent Corporations and Bernau in Section III of this Agreement. It is understood and agreed that the Constituent Corporations have agreed to provide the Purchaser with continuing access to information concerning the Constituent Corporations, their business, management and financial affairs under Section 5.7 hereunder.

     IV.5 CORPORATE POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS. The execution, delivery and performance by Purchaser of this Agreement, and the other Transactions to which it is a party and all instruments and documents to be delivered by Purchaser, to the extent that it is a party thereto, hereunder and thereunder: (i) are within Purchaser's corporate power; (ii) have been duly authorized by all necessary corporate action on the part of Purchaser; (iii) are not in contravention of any provision of Purchaser's articles of incorporation or by-laws; (iv) will not violate any law or regulation, or any order or decree of any court or government instrumentality; (v) will not conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which Purchaser is a party or by which Purchaser or any of this property is bound; (vi) will not result in the creation or imposition of any Lien upon any of the property of Purchaser: and (vii) except for the filings described on Schedule 4.5 hereto, do not require the consent or approval of, or any filing with, any governmental authority or any other Person. This Agreement has been duly executed and delivered by Purchaser and constitutes a legal, valid and binding obligation of Purchaser, enforceable against it in accordance with its terms. As of their respective dates and at the Closing Date, the Ancillary Agreements to which Purchaser is a party shall have been duly executed and delivered by Purchaser and each is or shall then (as appropriate) constitute a legal, valid and binding obligation of Purchaser, enforceable against it in accordance with its terms.

     V. PRE-CLOSING COVENANTS.

     With regard to Sections 5.1 through 5.10, each Constituent Corporation hereby covenants and agrees as follows and Bernau agrees to use his reasonable efforts to assist each Constituent Corporation in satisfying such covenants, and as to Sections 5.11 and 5.12, Bernau hereby covenants and agrees:

     V.1  OPERATION OF BUSINESS.

          (a) From the date hereof and through the Closing, each Constituent Corporation shall, unless previously waived in writing by the Purchaser,:

               (i) do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, and its rights and franchises;

               (ii) timely make all payments required to be paid in the amounts and on the dates as mutually agreed upon by the parties;

               (iii) not incur any obligations or sell, dispose of or transfer any assets other than in the ordinary course of business;

               (iv) not incur any obligations on behalf of, or sell, dispose of or transfer cash, monies or other assets or extend guarantees or provide any other financial or other support, directly or indirectly, to the Mile High Brewing Company, except for management services in connection with the preservation of the assets of the Mile High Brewing Company;

                (v) continue to conduct its business in the brewing and distributing of malt beverages substantially as now conducted or as otherwise permitted hereunder and shall not engage in any material respect in any other business;

               (vi) at all times maintain, preserve and protect any trademark or trade name acquired or owned by and currently being utilized in product marketing by such Constituent Corporation or any Subsidiary after the date hereof;

               (vii) preserve all the remainder of its property, in use or useful in the conduct of its business and keep the same in good repair, working order and condition (taking into consideration ordinary wear and tear) and from time to time, make, or cause to be made, all necessary and proper repairs, renewals and replacements, betterments and improvements thereto consistent with industry practices, so that the business carried on in connection therewith may be properly and advantageously conducted at all times, except to the extent such property has become obsolete;

               (viii) use its reasonable efforts to retain as employees the individuals employed by such Constituent Corporation on the date hereof;

               (ix)  not waive any material right under any Material
          Contract;

               (x) not increase or modify, or agree to increase or modify, the compensation, bonuses or other benefits or prerequisites for employees of such Constituent Corporation, except in the ordinary course of business consistent with past practice;

               (xi) use its reasonable efforts in light of the circumstances to preserve the operations, organization and reputation of such Constituent Corporation intact, to preserve the good will and business of such Constituent Corporation's customers, suppliers and others having business relations with such Constituent Corporation and to continue to conduct the financial operations of such Constituent Corporation, including its credit and collection policies, with no less effort, as in the prior conduct in the business of such Constituent Corporation;

               (xii) each Constituent Corporation shall continue to maintain and carry its existing insurance; and

               (xiii) maintain its books and records in accordance with generally accepted accounting principles.

          (b) From the date hereof and through the Closing, each Constituent Corporation shall not (i) amend its Certificate of Incorporation or bylaws or enter into, agree to enter into or effect any merger or consolidation; (ii) make any change in the number of shares of its capital stock authorized, issued or outstanding; and except as set forth on Schedule 5.1(b), grant or issue any option, warrant or other right to purchase, or convert any obligation into, shares of its capital stock, other than the issuance of shares of common stock pursuant to outstanding options to purchase such shares as set forth in Schedules 3.1(a)(2) and 3.1(b)(2); (iii) declare or pay any dividends; or (iv) purchase or redeem any shares of its capital stock or any other security. Notwithstanding the foregoing, each Constituent Corporation may take such actions as are necessary to effect the Consolidation.

     V.2 AGREEMENTS. From and after the date hereof and through the Closing, without the prior consent of the Purchaser, each Constituent Corporation will not (a) amend or modify any of the material terms of any agreement listed on Schedule 3.10 or (b) enter into any agreement which would become a Material Contract and thus be required to be listed on Schedule 3.10, except in the ordinary course of business consistent with past practices. The Constituent Corporation shall promptly provide to the Purchaser true and complete copies of all amendments, modifications and agreements referred to in this Section 5.2.

     V.3  NOTIFICATION.

          (a) Each Constituent Corporation and, to his knowledge, Bernau shall give prompt notice to the Purchaser of the occurrence, or non-occurrence, of any event which would be likely to cause any representation or warranty herein to be untrue or inaccurate, or any covenant, condition or agreement herein not to be complied with or satisfied and, upon written consent of the Purchaser, each Constituent Corporation and Bernau shall be entitled to update, modify, amend or replace any schedule hereto in order to rectify any such inaccuracy or breach.

          (b) Between the date of this Agreement and the Closing, each Constituent Corporation shall keep the Purchaser reasonably informed of all material operational matters and business developments known to each Constituent Corporation with respect to the business of each Constituent Corporation by providing reports twice a month to Purchaser of such material operational matters in a manner reasonably satisfactory to the Purchaser. It is anticipated that the Purchaser and the Constituent Corporations will agree upon a format for such reports.

     V.4 NO INCONSISTENT ACTION. None of the Constituent Corporations nor Bernau shall take any action which is inconsistent with its obligations under this Agreement or that would hinder or delay the consummation of the transactions contemplated by this Agreement.

     V.5 NO SOLICITATION. Neither Bernau nor any Constituent Corporation nor any Constituent Corporation's employees or agents shall directly or indirectly contact, solicit from, or negotiate with anyone other than the Purchaser regarding the sale or potential sale of the assets, the business or any equity interest in any Constituent Corporation. Each Constituent Corporation and, to his knowledge, Bernau shall promptly notify the Purchaser in writing if any such offer or proposal is made to them between the date of this Agreement and the Closing.

     V.6 FINANCIAL STATEMENTS. Within 20 days after the end of each month until the Closing Date, each Constituent Corporation shall deliver to the Purchaser unaudited consolidating statements of revenue and operations for the month then ended, along with a balance sheet as of the end of such month. Within 45 days after December 31, 1996, each Constituent Corporation shall deliver to the Purchaser unaudited consolidating statements of operations for such fiscal year, and the related balance sheets as at the end of such fiscal year. Within 90 days after December 31, 1996, each Constituent Corporation shall deliver to the Purchaser the financial statements referred to in the foregoing sentence certified by Price Waterhouse LLP, independent certified public accountant and including all adjustments made to each Constituent Corporation's year-end audited balance sheets and related statements of operations. All financial statements furnished pursuant to this Section shall be true and complete and fairly present in all material respects the financial condition and the results of operations of each Constituent Corporation as of the dates and for the periods covered by such statements. Each Constituent Corporation shall furnish to the Purchaser any and all other information customarily prepared by each Constituent Corporation concerning the financial condition of each Constituent Corporation that the Purchaser may reasonably request.

     V.7 ACCESS TO INFORMATION CONCERNING PROPERTIES AND RECORDS. Each Constituent Corporation shall give to the Purchaser and the Purchaser's appraisers, accountants, engineers, attorneys and other representatives, and their lenders and prospective partners of the Purchaser, reasonable access during normal business hours to all properties, equipment, books, accounts, contracts and documents of or related to each Constituent Corporation, its businesses and properties, to the extent that doing so does not materially disrupt or interfere with the operations of such Constituent Corporation, and each Constituent Corporation shall within a reasonable period of time furnish or cause to be furnished to the Purchaser and its representatives all data and information concerning the business, properties of each Constituent Corporation as the Purchaser reasonably may request.

     V.8 CONSENTS, FILINGS AND SATISFACTION OF CONDITIONS. Subject to the terms and conditions of this Agreement and to applicable law, each Constituent Corporation shall use, and Bernau shall use reasonable efforts to cause each Constituent Corporation to use, best efforts promptly to take or cause to be taken all action and promptly to do or cause to be done all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the Transactions.

     V.9 CONSOLIDATION; STOCKHOLDER MEETING; PROXY MATERIALS; REGISTRATION STATEMENT.

         (a) The Constituent Corporations shall enter into an agreement whereby each Constituent Corporation shall become a wholly-owned subsidiary of UCB, and the shareholders of each Constituent Corporation shall receive shares in UCB consistent with the ratios and in the aggregate amounts set forth in Schedule 3.1(d) all on terms reasonably satisfactory to the Purchaser based upon consideration of applicable tax, legal, accounting and other factors. All of the outstanding options to purchase common stock of the Constituent Corporations shall have been assumed by UCB and such options shall be exercisable for that number of UCB shares as is set forth on
Schedule 3.1(a)(2) and 3.1(b)(2) and based on the ratios set forth in
Schedule 3.1(d). The Constituent Corporations will take all necessary actions to (i) cease having the securities of Nor'Wester, WVI and the WVI Subsidiaries registered with the SEC after the Consolidation, (ii) register the Common Stock of UCB with the SEC pursuant to the Securities Exchange Act and (iii) list the Common Stock of UCB on the Nasdaq National Market. The Constituent Corporations shall cause any shares of Common Stock of such Constituent Corporations held in escrow by or subject to any restrictions on transfer imposed by any state department or commission to be either released from such escrow or restrictions or cancelled, as the case may be, so that after the Consolidation none of the outstanding shares of Common Stock of UCB shall be subject to any escrow or restriction by a state department or commission. Attached hereto as Exhibits 5.9(a)(i) and 5.9(a)(ii), respectively, are the form of Certificate of Incorporation and Bylaws to be used in the formation of UCB.

          (b) Each of the Constituent Corporations shall cause a meeting of their respective stockholders to be duly called and held as soon as reasonably practicable after the execution of this Agreement for the purpose of voting on the approval and adoption of this Agreement and the Consolidation, as applicable. The Directors of each of the Constituent Corporations shall recommend approval and adoption of this Agreement and the Consolidation by the respective stockholders. In connection with such meeting, the Constituent Corporation (i) will promptly prepare and file with the SEC the Preliminary Proxy Statement and such other registration statements as the Constituent Corporation shall deem necessary in connection with the transactions contemplated by the Consolidation, (ii) will use all reasonable efforts to respond to the comments of the SEC on the Preliminary Proxy Statement and will make any further filings in connection therewith that may be necessary, proper or advisable, and will use all reasonable efforts to cause the registration statement of which the Definitive Proxy Statement/Prospectus is a part to be declared effective by the SEC as soon as reasonably practicable, (iii) will thereafter mail to its stockholders as promptly as practicable the Definitive Proxy Statement/Prospectus and all other proxy materials as required for such meeting, (iv) will use all reasonable efforts to obtain the necessary approvals by the stockholders for each of the Constituent Corporations and (v) will otherwise comply with all legal requirements applicable to such meeting.

          (c) The information in the Definitive Proxy Statement/Prospectus relating to Bernau and each of the Constituent Corporations, as of the date of its distribution to holders of stock in any of the Constituent Corporations, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (d) The information in the Definitive Proxy Statement/Prospectus provided by the Purchaser on the Purchaser at the date of the distribution of the Definitive Proxy Statement/Prospectus to holders of stock in any of the Constituent Corporations, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     V.10 RELATED PARTY TRANSACTIONS. Neither Bernau nor any Constituent Corporation shall engage in any transaction with any Constituent Corporation which is on terms less favorable to such Constituent Corporation than can be obtained form unaffiliated third parties and, except in the case of Mile High Brewing Company so long as it does not have any independent directors, which have not been approved by a majority of the independent directors of any Constituent Corporation which is a party thereto.

     V.11 RESTRICTION ON TRANSFER SHARES. Bernau shall not, directly or indirectly: (a) except as contemplated herein, offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of the Transfer Shares or any interest therein or (b) take any action that would make any representation or warranty of Bernau contained in this Agreement untrue or incorrect or have the effect of preventing or disabling Bernau from performing his obligations under this Agreement.

     V.12 RESTRICTION ON BORROWINGS BY BERNAU. Bernau's borrowings under the Individual Loan Agreement with Bank of America Oregon dated February 20, 1996, shall not exceed $100,000.

VI.  CONDITIONS PRECEDENT.

     VI.1 CONDITIONS OF PURCHASER WITH RESPECT TO THE CLOSING. The obligation of Purchaser to purchase the Common Stock pursuant to Section 2.1 hereof is subject to the following conditions:

          (a) Purchaser shall have received favorable opinions of counsel to Bernau and each of the Constituent Corporations, substantially in the form attached hereto as Exhibit 6.1(a), and dated the Closing Date, it being understood that to the extent that such opinions of counsel shall rely upon any other opinion of counsel, each such other opinion shall be in form and substance reasonably satisfactory to the Purchaser and shall provide that the Purchaser may rely thereon.

          (b) Purchaser shall have received resolutions of the board of directors of each Constituent Corporation, certified by the Secretary or Assistant Secretary of the Constituent Corporation, as of the Closing Date, to be duly adopted and in full force and effect on such date, authorizing (i) the consummation of each of the Transactions, including but not limited to, the transactions contemplated by this Agreement and (ii) specific officers to execute and deliver this Agreement and each Ancillary Agreement to which it is a party.

          (c) Purchaser shall have received governmental certificates, dated the most recent practicable date prior to the Closing Date, with telegram updates where available, showing that each Constituent Corporation is organized and, to the extent a Delaware corporation, in good standing in the jurisdiction of its organization and is qualified as a foreign corporation and in good standing in all other jurisdictions in which it is qualified to transact business.

          (d) Purchaser shall have received a copy of the organizational charter and all amendments thereto of each Constituent Corporation, including but not limited to documents evidencing the Consolidation, certified as of a recent date by the Secretary of State in the jurisdiction of its organization, and copies of each Constituent Corporation's bylaws, certified by the Secretary or Assistant Secretary of each Constituent Corporation as true and correct as of the Closing Date.

          (e) Purchaser shall have received certificates of the Secretary or Assistant Secretary of each Constituent Corporation, dated the Closing Date, as to the incumbency of the officers of each Constituent Corporation executing this Agreement, each Ancillary Agreement to which it is a party, the other documents in connection with the Transactions to which it is a party and any other certificate or other document to be delivered pursuant hereto or thereto.

          (f) Purchaser shall have received a copy of each agreement or plan or, if not available, a summary thereof, providing for employment, severance, deferred payments, bonus payments or accruals, profit sharing arrangements, stock option or stock appreciation rights, incentive payments, pension or employment benefit contributions or similar payments or arrangements for the benefit of each Constituent Corporation's management personnel, in form and substance as has been approved by the Purchaser.

          (g) All of the representations and warranties of each Constituent Corporation and Bernau contained herein or in the Ancillary Agreements shall be correct on and as of the date made and as of the Closing Date as though made on and as of the Closing Date, each Constituent Corporation and Bernau shall have complied with all of its or his obligations hereunder or thereunder to be satisfied on or prior to the Closing Date, and the Purchaser shall have received a certificate dated as of the Closing Date executed by the chief executive officer and chief financial officer of each Constituent Corporation, and a certificate dated as of the Closing Date executed by Bernau, to that effect.

          (h) All licenses, permits, consents or approvals from or by, and all filings with and all notices to, all governmental authorities having jurisdiction, to the extent required for Purchaser to purchase, and UCB to sell, the Common Stock and for Purchaser, each Constituent Corporation to consummate the other transactions contemplated by the Transactions, including from the Oregon Liquor Control Commission, the U.S. Bureau of Alcohol, Tobacco & Firearms, shall have been received or made.

          (i) There shall have been no changes which have had a Material Adverse Effect on the Constituent Corporations since the date hereof.

          (j) No United States or state governmental authority or other agency or commission thereof or any court of the Untied State or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered, and there shall not be threatened, instituted or pending before the United States or state governmental authority or other agency or commission thereof or any court of the United States or state court of competent jurisdiction, any statute, rule, regulation, litigation, proceeding, injunction or other order (whether temporary, preliminary or permanent) that has or would have the effect of making the consummation of the Transactions illegal, prohibiting consummation of such transactions, seeking damages in connection with such transactions, or otherwise seeking to challenge such transactions or impose limitations on the ability of Purchaser to hold the Common Stock acquired by the Purchaser at the Closing or to exercise its rights under any Ancillary Agreement or other document in connection with the Transactions.

          (k) The Board of Directors of UCB after the Consolidation shall be composed of seven persons, all of whom shall have been duly elected, consisting of (i) one person selected by Bernau, (ii) four persons selected by the Purchaser, one of whom shall be Vijay Mallya who shall be Chairman of the Board of Directors, and (iii) two outside directors who shall be mutually satisfactory to Bernau and the Purchaser.

          (l) Purchaser shall received copies of the following documents duly executed by the other parties thereto:

               (i) Bernau's Employment Agreement between UCB and Bernau dated the Closing Date and in a form reasonably satisfactory to the Purchaser, which agreement shall contain the terms set forth on
           Schedule 6.1(l)(i) ("Bernau's Employment Agreement");

               (ii) the Production Agreement between UCB and the Purchaser dated the Closing Date and in a form satisfactory to the Purchaser (the "Production Agreement");

               (iii) the Registration Rights Agreement between UCB and the Purchaser dated the Closing Date and in a form satisfactory to the Purchaser (the "Registration Rights Agreement").

               (iv) the Security Agreement between Bernau and the Purchaser dated the Closing Date and in a form satisfactory to the Purchaser (the "Security Agreement") in which Bernau pledges his shares as security for his obligations incurred under this Agreement; and

               (v) the Services Agreement between Vijay Mallya and UCB dated the date of Closing Date and in a form satisfactory to the Purchaser and UCB (the "Services Agreement") in which UCB agrees to pay Vijay Mallya $126,000 per year for services rendered.

          (m) The Consolidation shall have been completed on terms reasonably satisfactory to the Purchaser based upon consideration of applicable tax, legal, accounting and other factors.

          (n) The pro forma net income and gross sales for the Constituent Corporations combined, prepared in accordance with GAAP, for each month from the date hereof through the Closing Date shall not decrease by more than 10% on a cumulative basis from January 1, 1997 through the Closing Date from the projections set forth on Schedule 6.1(n), and the net worth of the Constituent Corporations combined, prepared in accordance with GAAP shall not be less than $10.0 million as of the Closing Date and before taking into account any write downs related to the sale of the assets of Bayhawk Ales, Inc. and any gains related to the sale of the assets of Mile High Brewing Company.

          (o) All requisite consents of any third parties to the transactions contemplated by this Agreement, including those set forth on Schedules 3.6 and 3.30, shall have been obtained. All Material Contracts of the Constituent Corporations shall be in full force and effect and the consummation of the transactions contemplated hereby shall not have a Material Adverse Effect on such Material Contracts.

          (p) Purchaser shall have received the Transfer Shares as contemplated by Section 2.2.

          (q) The line of credit provided by Bank of America to Nor'Wester which is scheduled to expire on December 31, 1996, shall have been extended through September 30, 1997 on terms and conditions substantially similar to those under the current line of credit and any loan covenants relating to the line of credit or the term loan have not been violated, or if violated, have been waived by Bank of America. At the Closing Date the line of credit will be converted to a term loan.

          (r) The Financial Consulting Agreement with Patriot Capital Corp. dated August 26, 1996 and any agreements with The Money Source shall have been terminated.

          (s) A majority of the shareholders of each applicable Constituent Corporation shall have voted in favor of release of all of the shares of the Constituent Corporations held in escrow by the Department of Consumer and Business Affairs of the State of Oregon and subject to restrictions on transfer imposed by the California Corporations Commission and each of the California Corporations Commission and the Department of Consumer and Business Affairs of the State of Oregon shall have released all of the shares of the Constituent Corporations held in escrow by or subject to any restrictions of such commission or department, as the case may be.

          (t) Purchaser shall have received such additional information and materials as it may reasonably request, all in form and substance satisfactory to Purchaser.

     VI.2 CONDITIONS OF UCB WITH RESPECT TO THE CLOSING. The obligation of UCB to sell the Purchase Shares and the Bridge Loan Shares and of Bernau to transfer the Transfer Shares pursuant to Section 2.1 hereof is subject to the following conditions:

          (a) UCB shall have received copies of Bernau's Employment Agreement, the Production Agreement, the Registration Rights Agreement, the Stockholder's Agreement and the Services Agreement duly executed by the other parties thereto.

          (b) All of the representations and warranties of Purchaser contained herein and in the Transactions shall be correct on and as of the date made and as of the Closing Date as though made on and as of the Closing Date, Purchaser shall have complied with all of its obligations hereunder and thereunder to be satisfied on or prior to the Closing Date, and UCB shall have received a certificate dated as of the Closing Date executed by an officer of Purchaser to that effect.

          (c) UCB shall have received resolutions of the Board of Directors of Purchaser, certified by the Secretary or Assistant Secretary thereof, as of the Closing Date, to be duly adopted and in full force and effect on such date, authorizing (i) the consummation of each of the transactions contemplated by this Agreement, and (ii) specific officers of Purchaser to execute and deliver this Agreement and each Ancillary Agreement to which Purchaser is a party.

          (d) UCB shall have received resolutions of the Board of Directors of the Purchaser, certified by the Secretary or Assistant Secretary thereof, as of the Closing Date, to be duly adopted and in full force and effect on such date, authorizing the purchase and acquisition by the Purchaser of the Common Stock to be purchased and acquired by the Purchaser pursuant to this Agreement.

          (e) UCB shall have received certificates of the Secretary or an Assistant Secretary of the Purchaser, dated the Closing Date, as to the incumbency of the officers of the Purchaser executing this Agreement and each Ancillary Agreement to which it is a party and any certificate or other document to be delivered pursuant hereto or thereto.

          (f) All licenses, permits, consents or approvals from or by, and all filings with all notices to, all governmental authorities having jurisdiction, to the extent required for Purchaser to purchase, and UCB to sell, the Common Stock and for

Purchaser and each Constituent Corporation to consummate the other transactions contemplated by the Transactions, including from the Oregon Liquor Control Commission and the U.S. Bureau of Alcohol, Tobacco & Firearms, shall have been received or made.

          (g) No United States or state governmental authority or other agency or commission thereof or any court of the United States or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered, and there shall not be threatened, instituted or pending before any United States or state governmental authority or other agency or commission thereof or any court of the United States or state court of competent jurisdiction, any statute, rule regulation, litigation, proceeding, injunction or other order (whether temporary, preliminary or permanent) that has or would have the effect of making the consummation of the transactions described herein illegal, prohibiting consummation of such transactions, seeking damages in connection with such transactions, or otherwise seeking to challenge such transaction or impose limitations on the ability of each Constituent Corporation to exercise its rights under any of the Ancillary Agreements or other document in connection with the Transactions.

          (h) UCB shall have received a favorable opinion of Orrick, Herrington & Sutcliffe LLP, Counsel to the Purchaser, dated the Closing Date and substantially in the form attached hereto as Exhibit 6.2(h), it being understood that to the extent that such opinions of counsel shall rely upon any other opinion of counsel, each such other opinion shall be in form and substance reasonably satisfactory to UCB and shall provide that UCB may rely thereon.

          (i) The sale of the shares of Common Stock hereunder shall have been duly approved by the shareholders of UCB.

          (j) Nor'Wester shall have received a fairness opinion from Needham & Company, Inc. and WVI and each of the WVI Subsidiaries shall have received a fairness opinion from Black & Company in connection with approval by the Constituent Corporations of the Transactions, including the sale and transfer of shares of Common Stock to the Purchaser hereunder.

VII. ADDITIONAL COVENANTS.

     VII.1   BRIDGE LOANS; INTERIM FINANCING.

          Prior to the date of this Agreement, Purchaser has provided interim financing to Nor'Wester in the form of bridge loans consisting of loans in the amounts of $500,000 on October 31, 1996 (the "Initial Loan"), $150,000 on November 8, 1996 and $250,000 on December 27, 1996 (together with the Initial Loan, the "Existing Advance"), and will provide additional amounts as contemplated by this Section 7.1 (collectively, the "Bridge Loans"). Purchaser agrees to provide interim financing in an aggregate amount up to $2.75 million (including the Existing Advance) in amounts and on the dates to be mutually agreed upon by the Purchaser and Nor'Wester, provided, that (i) the parties enter into reasonably satisfactory documents similar to those entered into in connection with the Initial Loan, including, but not limited to a guarantee by Bernau; (ii) the Purchaser perfects a security interest in the assets of North Country and the membership interests of North Country and releases its security interests in Bernau's shares of Common Stock of Willamette Valley Vineyards; (iii) each time an advance of monies is made, neither Bernau nor any of the Constituent Corporations is in breach of any representation, warranty, covenant or other agreement under this Agreement; (iv) the Bridge Loans have a maturity date 60 days after the date of termination of this Agreement; and (v) if the parties are unable to agree in good faith as to the timing and amounts of the advances pursuant to this Section 7.1, and such failure to agree results in the interruption of the Constituent Corporations' business, then the failure of the Constituent Corporations to meet the projections set forth in Schedule 6.1(n) to the extent caused by such interruption shall not entitle the Purchaser to refuse to close on the basis that the condition set forth in
Section 6.1(n) has not been satisfied.

     VII.2     RIGHT OF FIRST OFFER.

            (a)  Subject to the terms and conditions specified in this
Section 7.2, UCB hereby grants to the Purchaser, as long as it continues to own securities representing at least 10% of the outstanding voting securities of UCB, a right to participate in future sales by UCB of its Shares (as hereinafter defined).

            (b) Each time UCB proposes to offer any shares of, or securities or other right convertible into or exercisable for any shares of, any class of its capital stock ("Shares"), UCB shall first make an offering of a portion of such Shares to the Purchaser in accordance with the following provisions:

               (i) UCB shall deliver a written notice ("Notice") to the Purchaser stating (1) its bona fide intention to offer such Shares, (2) the number of such Shares to be offered, and (3) the price and terms, if any, upon which it proposes to offer such Shares.

               (ii) Within 45 calendar days after receipt of the Notice, the Purchaser may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of such Shares which equals the number of Shares that when added to the number of shares of Common Stock held by the Purchaser (including for such calculation any shares issuable upon conversion of any capital stock convertible into Common Stock) will give the Purchaser 45% of the Common Stock of UCB on a Diluted Basis after giving effect to the issuance of the Shares.

               (iii) UCB may during the period following the expiration of the 45-day period provided in subsection (ii) hereof, offer the remaining unsubscribed portion of such Shares which the Purchaser has not elected to purchase to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the Notice. If UCB does not enter into an agreement for the sale of the Shares within 90 days of the expiration of such 45-day period, or if such agreement is not consummated within 120 days following the expiration of such 45-day period, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Purchaser in accordance herewith.

     VII.3 PERCENTAGE OWNERSHIP. So long as the Purchaser continues to own securities representing at least 10% of the then outstanding voting securities of UCB, UCB shall not issue securities to any party which would enable such party to exceed the percentage ownership of the voting securities owned by the Purchaser. From time to time, the Purchaser shall be permitted to request that UCB determine the percentage ownership of the outstanding Common Stock held by the Purchaser or any other Person specified by the Purchaser, as calculated on a Diluted Basis, and UCB shall promptly (but in any event no later than five Business Days after such request is made) and accurately provide the Purchaser with a written determination of the percentage ownership of the outstanding Common Stock of the Purchaser or such other Person, as calculated on a Diluted Basis, as of the date such request is made with such verification and detail as reasonably requested by the Purchaser. Such response given by UCB shall be binding on UCB for purposes of determining the Purchaser's and UCB's rights and obligations under this Agreement and the Ancillary Agreements as of the date such request is made.

     VII.4 NO SECURITIES SENIOR TO COMMON STOCK. UCB may not, without the prior written consent of Purchaser, issue any securities (i) having contractual rights, privileges or preferences which are senior to the securities issued to the Purchaser or (ii) which by the terms of UCB's Certificate of Incorporation are senior to the securities issued to the Purchaser.

     VII.5 PERMITTED ACQUISITIONS OR INVESTMENTS. Unless waived in writing by the Purchaser, UCB shall not, and shall not permit any of its Subsidiaries to directly or indirectly in any transaction or related series of transactions, acquire or invest in, whether for cash, debt, Stock, or other property or assets or by guaranty of any obligation, any assets (other than cash or cash equivalents) or business the aggregate purchase price of which in any such transaction or related series of transactions exceeds 50% of the book value of UCB's assets on the date of such acquisition or investment immediately before giving effect thereto.

     VII.6   SALES OF ASSETS.  Unless waived in writing by the Purchaser:

          (a) UCB shall not, and shall not permit any Subsidiary of UCB to, sell, lease, transfer, convey or otherwise dispose of assets in any transaction or related series of transactions, which assets have an aggregate book value exceeding 50% of the aggregate book value of UCB's assets on the date of such sale, lease, transfer, conveyance or disposition immediately before giving effect thereto; PROVIDED, HOWEVER, that except as otherwise set forth herein, the foregoing shall not prohibit any bona fide sale-leaseback transaction in which all leases entered into by UCB or any Subsidiary of UCB in connection with such transaction are Capital Leases. UCB shall not terminate any such lease prior to its specified term and shall not amend or supplement any such lease, if such amendment or supplement would cause such lease to be classified or accounted for as other than a Capital Lease.

          (b) UCB and its Subsidiaries shall not sell, transfer, convey, license, pledge or otherwise dispose of any trademark or trade name acquired or owned by any of them after the date hereof if 15% or more of the revenues of UCB and its consolidated Subsidiaries for the preceding Fiscal Year were attributable to sales of products using such trademark or trade name or any trademark or trade name listed on Schedule 3.18.

     VII.7 BOOKS AND RECORDS. Unless waived in writing by the Purchaser, UCB shall, and shall cause its Subsidiaries to, keep adequate records and books of account with respect to their business activities, in which proper entries, reflecting all of their financial transactions, are made in accordance with GAAP consistently applied.

     VII.8  FINANCIAL AND OTHER INFORMATION.  Unless waived in writing by the
Purchaser:

          (a) MONTHLY STATEMENTS. UCB will deliver to the Purchaser as soon as practicable after the end of each month, but in any event within 30 days thereafter: (i) an unaudited consolidated balance sheet of UCB and its Subsidiaries as at the end of such month, (ii) unaudited consolidated statements of income, retained earnings and changes in financial position of UCB and its Subsidiaries for such month and for the portion of such year ending with such month and (iii) a sales report for such month, which report will show sales by product, by distributor and whether by bottle or draft in each state in which UCB sells its products, in each case for such month and for the portion of the Fiscal Year ending with such month and showing a comparison of such year to date sales results with those of the previous year, including growth figures for each product on a state by state basis.

          (b) SEC FILINGS. UCB will deliver to the Purchaser, promptly upon their becoming available, one copy of each report, notice or proxy statement sent by UCB to its stockholders generally, and of each regular or periodic report (pursuant to the Securities Exchange Act) and any registration statement, prospectus or other writing (other than transmittal letters) (including, without limitation, by electronic means) pursuant to the Securities Act filed by UCB with (i) the SEC or (ii) any securities exchange or the Nasdaq Stock Market on which shares of Common Stock of UCB are listed or quoted. Prior to filing or making publicly available any such report, notice, proxy statement, registration statement, prospectus or other writing which references or makes any disclosure concerning the Purchaser or its business, UCB shall provide the Purchaser a reasonable opportunity to review such report, notice, proxy statement, registration statement, prospectus or other writing and shall not make any such reference or disclosure to the Purchaser or its business to which the Purchaser reasonably objects, unless, in the reasonable opinion of counsel to UCB failure to make such reference or disclosure would create a reasonable risk of liability under the securities laws.

          (c) PROJECTIONS. UCB will deliver to the Purchaser within 60 days prior to the beginning of each Fiscal Year:

               (A) a projected consolidated balance sheet of UCB and its Subsidiaries, for each month of such Fiscal Year;

               (B) projected consolidated and consolidating cash flow statements of UCB and its Subsidiaries, including summary details of cash disbursements (including Capital Expenditures), for each month of such Fiscal Year; and

               (C) projected consolidated and consolidating income statements of UCB and its Subsidiaries for each quarter of such Fiscal Year;

together with appropriate supporting details.

          (d) OTHER INFORMATION. UCB will deliver to the Purchaser such other information with respect to UCB's or any of its Subsidiaries' business, financial condition or prospects as the Purchaser may, from time to time, reasonably request.

     VII.9 COMMUNICATION WITH ACCOUNTANTS. UCB authorizes the Purchaser to communicate directly with its independent certified public accountants and tax advisors and authorizes those accountants to disclose to the Purchaser any and all financial statements and other supporting financial documents and schedules including copies of any management letter with respect to the business, financial condition and other affairs of UCB and any of its Subsidiaries. At or before the Closing Date, UCB shall deliver a letter addressed to such accountants and tax advisors instructing them to comply with the provisions of this

Section 7.9, a copy of which letter shall be provided to the Purchaser at the Closing.

     VII.10 TAX COMPLIANCE. Unless waived in writing by the Purchaser, UCB shall pay all transfer, excise or similar taxes (not including income or franchise taxes) in connection with the issuance, sale, delivery or transfer by UCB to the Purchaser of the Common Stock and shall indemnify and save the Purchaser therefrom. UCB shall not be responsible for any taxes in connection with the transfer by the Purchaser of the Common Stock. The obligations of UCB under this Section 7.10 shall survive the payment and the termination of this Agreement.

     VII.11 INSURANCE. Unless waived in writing by the Purchaser, UCB shall, and shall cause each Subsidiary of UCB to, maintain insurance covering, without limitation, fire, theft, burglary, public liability, property damage, product liability, workers' compensation, key man insurance and insurance on all property and assets, all in amounts customary for the industry. UCB shall, and shall cause each of its Subsidiaries to, pay all insurance premiums payable by them.

     VII.12 AGREEMENTS. Unless waived in writing by the Purchaser, UCB shall perform, within all required time periods (after giving effect to any applicable grace periods), all of its obligations and enforce all of its rights under its credit agreements.

     VII.13 EMPLOYEE LOANS. Unless waived in writing by the Purchaser, UCB shall not and shall not permit any Subsidiary of UCB to make or accrue any loans or other advances of money to any employee of UCB or such Subsidiary outside the ordinary course of business consistent with past practice or in excess at any one time of $100,000 in the aggregate for all such loans, other than such loans the principal amounts of which do not exceed in aggregate $200,000 and are required to be repaid on or prior to 30 days after the date such loans are made.

     VII.14  CAPITAL STRUCTURE.  Unless waived in writing by the Purchaser:

          (a) UCB shall not make or permit any Subsidiary of UCB to make any changes in its capital structure by means of an amendment of its articles of incorporation or bylaws (including, without limitation, in the terms of its outstanding Stock) other than any increase in its authorized capital stock.

          (b) UCB shall issue, transfer or sell Common Stock for the purposes of raising capital or in connection with any acquisition of any property or business only, if in the good faith judgment of its board of directors, such issuance, transfer or sale, in the light of the other alternatives available to UCB to raise capital or effect such acquisition and the relative costs of such alternatives, the financial and operational flexibility provided to UCB as a result thereof, the effect of such alternatives on the prices required to be paid by UCB in connection with any such acquisition and the relative effect of the available alternatives on the long-term returns to the shareholders of UCB, is in the best interests of UCB and its shareholders.

          (c) UCB shall not, and shall not permit any Subsidiary of UCB to, issue or sell or agree to issue or sell any Stock to any Person engaged in the business of brewing, producing or distributing malt or any alcoholic beverages in North America or India or to any Person known by UCB to be an Affiliate of any such Person other than (i) to any Person, the gross revenues of which Person and all Persons known by UCB to be an Affiliate of such Person resulting from the business of brewing, producing or distributing malt or any other alcoholic beverages in North America or India for the fiscal year preceding the date of such issuance do not exceed $500,000 (which amount shall be increased on each January 1 beginning with January 1, 1997 by the percentage increase in the Consumer Price Index (All Urban Consumers-U.S. City Average) for the preceding calendar year), (ii) to any Person acquiring Stock in any underwritten public offering of the Stock if UCB has not, directly or indirectly directed the sale of Stock to such Person or (iii) to the Purchaser or an Affiliate of the Purchaser.

          (d) UCB shall not, pursuant to any agreement or the terms of any Stock issued by UCB, give to any Person or Group the right to name or designate members of the board of directors of UCB equal to or greater in number than that number that the Purchaser is entitled to designate pursuant to Section 6.1(l).

     VII.15 TRANSACTIONS WITH AFFILIATES. Unless waived in writing by the Purchaser, UCB shall not and shall not permit any Subsidiary of UCB to enter into or be a party to any transaction with any Affiliate of UCB or such Subsidiary except (A) pursuant to the reasonable demands of UCB's or such Subsidiary's business or any transaction reasonably related to a reasonable and legitimate business objective of UCB, and, in either case, (x) in the ordinary course of business consistent with past practice or (y) upon fair and reasonable terms that are fully disclosed to the Purchaser and are no less favorable to UCB or such Subsidiary than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate of UCB or such Subsidiary (as determined by the vote of a majority of the independent directors of the board of directors of UCB) or (B) as expressly contemplated by the Transactions. The provisions of this Section 7.15 shall not apply to any transaction between UCB and the Purchaser or any Subsidiary or Affiliate of the Purchaser.

     VII.16 GUARANTEED INDEBTEDNESS. Unless waived in writing by the Purchaser, UCB shall not and shall not permit any Subsidiary of UCB to incur any Guaranteed Indebtedness except (i) by endorsement of instruments or items of payment for deposit to the general account of UCB or such Subsidiary, and (ii) for Guaranteed Indebtedness incurred for the benefit of UCB or any Subsidiary of UCB if the primary obligation is permitted by this Agreement.

     VII.17 RESTRICTED PAYMENTS. Unless waived in writing by the Purchaser, UCB shall not and shall not permit any Subsidiary of UCB to make any Restricted Payments nor shall UCB permit any Subsidiary to make such payments with respect to UCB's Stock;

     VII.18  EMPLOYEE PLANS.  Unless waived in writing by the Purchaser:

          (a) With respect to other than a Multiemployer Plan, for each Qualified Plan hereafter adopted or maintained by UCB or any of its Subsidiaries, UCB shall (A) seek, or cause its Subsidiaries to seek, and receive determination letters from the IRS to the effect that such Qualified Plan is qualified within the meaning of Section 401(a) of the IRC; and
(B) from and after the adoption of any such Qualified Plan, cause such plan to be qualified within the meaning of Section 401(as) of the IRC and to be administered in all material respects in accordance with the requirements of ERISA and Section 401(a) of the IRC.

          (b) With respect to each Welfare Plan hereafter adopted or maintained by UCB or any of its Subsidiaries, UCB shall comply, or cause its Subsidiaries to comply, with all requirements of Section 4980B and Section 5000 of the IRC and the regulations thereunder.

          (c) UCB shall not, directly or indirectly, and shall not permit its Subsidiaries to directly or indirectly by reason of an amendment or amendments to, or the adoption of, one or more Title IV Plans, permit the present value of all benefit liabilities, as defined in Title IV of ERISA (using the actuarial assumptions utilized by the PBGC upon termination of a plan), for which UCB or its Subsidiaries are responsible (A) to increase by more than $50,000 after the date hereof; PROVIDED that this limitation shall not be applicable to the extent that the fair market value of assets allocable to such benefits, all determined as of the most recent valuation date for each such Title IV Plan, is in excess of the benefit liabilities; or
(B) to increase to the extent security must be provided to any Title IV Plan under Section 401(A)(29) of the IRC. Neither UCB nor any of its Subsidiaries shall establish or become obligated under any new Retiree Welfare Plan, or modify any existing Retiree Welfare Plan, which would reasonably be expected to result in the present value of future liabilities under all such plans to increase by more than $50,000 after the date hereof. Neither UCB nor any of its Subsidiaries shall establish or become obligated to any new unfunded Pension Plan, or modify any existing unfunded Pension Plan, which would reasonably be expected to result in the present value of future liabilities under all such plans to increase by more than $50,000 after the date hereof. UCB shall not directly or indirectly, and shall not permit its Subsidiaries to (a) satisfy any liability under any Qualified Plan by purchasing annuities from an insurance company or (b) invest the assets of any Qualified Plan with an insurance company, unless, in each case, such insurance company is rated AA by Standard & Poor's Corporation and the equivalent by each other nationally recognized rating agency at the time of the investment. Except as otherwise expressly provided herein, for purposes of this paragraph present values shall be determined in accordance with accepted financial practices.

          (d) UCB, any of its Subsidiaries and any ERISA Affiliate shall not contribute or become obligated to contribute to any Multiemployer Plan where a withdrawal by such person from such plan could reasonably be expected to result in a Withdrawal Liability in excess of $50,000 to UCB.

     VII.19 ENVIRONMENTAL MATTERS. Unless waived in writing by the Purchaser, UCB shall and shall cause each of its Subsidiaries to comply in all material respects with the Environmental Laws applicable to it and shall not cause, directly or indirectly, or suffer to occur any one or more releases or disposals of any Hazardous Material at any Facility which may result in material Environmental Liabilities and Costs.

     VII.20 MAINTENANCE OF EXISTENCE AND CONDUCT OF BUSINESS. Unless waived in writing by the Purchaser, UCB shall, and shall cause each of its Subsidiaries to: (i) do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, and its rights and franchises; (ii) continue to conduct its business in the brewing and distributing of malt beverages substantially as now conducted or as otherwise permitted hereunder and shall not engage in any material respect in any other business; (iii) at all times maintain, preserve and protect any trademark or trade name acquired or owned by UCB or any Subsidiary of UCB after the date hereof if 15% or more of the revenues of UCB and its consolidated Subsidiaries for the preceding Fiscal Year were attributable to sales of products using such trademark or trade name and all of its trademarks and trade names set forth on Schedule 7.6(c); (iv) preserve all the remainder of its property, in use or useful in the conduct of its business and keep the same in good repair, working order and condition (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all necessary and proper repairs, renewals and replacements, betterments and improvements thereto consistent with industry practices, so that the business carried on in connection therewith may be properly and advantageously conducted at all times, except to the extent such property is disposed of as permitted under Section 7.6 of this Agreement or to the extent such property has become obsolete; and (v) comply in all material respects with all applicable laws, rules, regulations and orders of any governmental authority.

     VII.21 MERGERS. Unless waived in writing by the Purchaser, UCB shall not consolidate, merge or engage in a share exchange with or into any other corporation, other than (A) a merger of a subsidiary of UCB into UCB whereby UCB is the surviving corporation or (B) a merger whereby (1) UCB will be the surviving corporation in such merger, (2) the holders of UCB's outstanding Common Stock and other securities entitled to ordinary voting power immediately preceding such merger will, immediately after such merger, own shares possessing more than 50% of the aggregate voting power and economic rights of the outstanding capital stock of UCB, (3) no breach by UCB of any covenant contained in this Agreement or in any Ancillary Agreement or right on behalf of the Purchaser to terminate any Ancillary Agreement shall exist immediately prior to or immediately after such merger, (4) there will be no shares of any class or classes of UCB's capital stock ranking prior to (either as to dividends or upon voluntary or involuntary liquidation, dissolution or winding up) the Common Stock after the merger, and (5) the only substantial business of the company merging into UCB is producing or distributing beverages.

     VII.22 LIQUIDATION. Unless waived in writing by the Purchaser, UCB shall not liquidate, wind up or dissolve itself.

     VII.23 HOSTILE ACQUISITION. Unless waived in writing by the Purchaser, UCB shall not, nor shall it permit any of its Subsidiaries to, engage in any unsolicited transaction for the control of another company which is not approved by the board of directors of such company, whether by open market purchases of the capital stock of such company, by offer for the capital stock of such company or by solicitation of proxies or consents of the shareholders of such company.

     VII.24 ACCESS TO BOOKS AND RECORDS. Unless waived in writing by the Purchaser, UCB shall permit representatives of the Purchaser to visit and inspect, at no charge to the Purchaser, any of the properties of UCB and its Subsidiaries, to examine the corporate books and make copies or extracts therefrom and to discuss the affairs, finances and accounts of UCB and its Subsidiaries with the principal officers of UCB, all at such reasonable times, upon reasonable notice and as often as the Purchaser may reasonably request.

     VII.25 AUDITORS. Unless waived in writing by the Purchaser, UCB shall not change its independent certified public accounting firm except to any nationally recognized independent certified public accounting firm.

     VII.26 EMPLOYEES. UCB acknowledges that, except as may be explicitly provided otherwise in this Agreement, UCB shall have complete responsibility and authority concerning recognition of collective bargaining units within its employees or those of its Subsidiaries, the determination as to whether to enter into collective bargaining agreements or labor agreements with its employees or those of its Subsidiaries, and the terms of any such agreement.

     VII.27 RELEASE OF BERNAU'S GUARANTEES. UCB shall use its best efforts to cause Bernau to be released and UCB substituted as guarantor for those obligations set forth on Schedule 7.27; provided that the lender thereof does not seek additional security than that currently in place and that there is not any cost implication to UCB. If UCB is unable to remove Bernau as a guarantor for those obligations set forth on Schedule 7.27, then UCB will provide Bernau with security in case Bernau is required to satisfy any of the obligations set forth on Schedule 7.27.

     VII.28 BUSINESS OPPORTUNITIES. Except as set forth in the Production Agreement, there shall be no limitations on the production, marketing, sale and distribution of the Kingfisher Brands, which activities shall be the exclusive right of the Purchaser. Any opportunity which the Purchaser develops or becomes aware of relating to the production, marketing, sale and distribution of microbrewed beverage products within North America (except opportunities related to the Kingfisher Brands) shall be presented to UCB for pursuit exclusively by UCB, and the Purchaser shall cooperate with UCB in the pursuit of such opportunities. Once presented to UCB, the Board of Directors of UCB shall determine within seven (7) days whether to pursue such opportunity and shall enter into a definitive contract within 30 days of the decision to pursue such opportunity and close such acquisition or investment within 90 days of the decision to pursue such opportunity. If UCB is unwilling or unable to pursue a particular opportunity within the time limits prescribed in the preceding sentence, then the Purchaser will be free to pursue such opportunity. The obligations of the Purchaser under this Section
7.28 shall cease upon the earlier of (i) the Purchaser owning less than 25% of the Common Stock of UCB on a Fully Diluted Basis and not having a representative on the Board of Directors of UCB or (ii) the Purchaser owning less than 15% of the Common Stock of UCB on a Fully Diluted Basis.

     VII.29 TERMINATION OF CERTAIN COVENANTS. The obligations of UCB set forth in Sections 7.2 through 7.26 shall terminate on the date on which the Purchaser and all Subsidiaries of Purchaser do not hold, in aggregate 7.5% of the outstanding Common Stock of UCB calculated on a Fully Diluted Basis.

VIII.  TERMINATION.

     VIII.1    TERMINATION.

          (a) The parties hereto may terminate this Agreement as provided below:

               (i) Purchaser and Nor'Wester may terminate this Agreement by mutual written consent at any time prior to the Closing.

               (ii) This Agreement may be terminated by (A) the Purchaser by giving written notice to Nor'Wester at any time prior to the Closing in the event that any of Bernau or any of the Constituent Corporations has breached any covenant in material respects or has breached any representation or warranty contained in this Agreement or any document relating to the Transactions, Purchaser has notified Bernau or the Constituent Corporation of the breach and the breach has continued without cure for a period of 10 days after the notice of breach (if such breach is curable), (B) Nor'Wester by giving written notice to the Purchaser at any time prior to the Closing in the event that the Purchaser has breached any covenant in material respects or has breached any representation or warranty contained in this Agreement, Nor'Wester has notified the Purchaser of the breach and the breach has continued without cure for a period of 10 days after the notice of breach (if such breach is curable), or
           (C) written notice from Nor'Wester to the Purchaser, or from the Purchaser to Nor'Wester, at any time after August 31, 1997; PROVIDED, HOWEVER, that the right to terminate this Agreement under this subsection 8.1(a)(ii)(C) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the primary cause of, or resulted primarily in, the failure of the Closing to occur on or before such date.

          (b) In the event of a termination of this Agreement as described in this Article VIII, all rights and obligations of each party hereunder shall terminate without any liability of either party to the other except for any liability of either party arising out of any breach of this Agreement; provided however, that Section 10.1, 10.2, 10.4, 10.5, 10.6, 10.7, 10.8,
10.9, 10.10, 10.12, 10.13, 10.14 and 10.15 shall survive termination.

IX.  INDEMNIFICATION

     IX.1 INDEMNIFICATION.

          (a) Each Constituent Corporation and Bernau, jointly and severally, agrees to indemnify and hold harmless Purchaser, its officers, directors and employees from and against any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, attorneys' fees, expenses and disbursements of any kind (including Environmental Costs) which may be imposed upon, incurred by or asserted against Purchaser, such officers, directors and employees in any matter relating to or arising out of
(i) any untrue representation, breach of warranty or failure to perform any covenants by any Constituent Corporation or Bernau contained herein, the Ancillary Agreements or in the other Transactions to which any Constituent Corporation or Bernau is a party or in any certificate or document delivered pursuant hereto or thereto, (ii) any Environmental Law applicable to any Constituent Corporation, or (iii) any liability of any Constituent Corporation or its Subsidiaries that is not explicitly assumed by Purchaser hereunder, in the Ancillary Agreements or in the Transactions; PROVIDED, HOWEVER, that except with regards to any breach by Bernau of the representations and warranties contained in Sections 3.28 through 3.31 hereof or a breach of the covenants contained in Section 5.12, the only recourse that Purchaser may have against Bernau under this Agreement for indemnification, contribution, reimbursement of expenses or breach of any representation and warranty is limited to the shares in UCB held by Bernau after the Consolidation, which are the subject of the Security Agreement, excluding any shares of Common Stock received by Bernau as a result of the exercise of options to purchase Common Stock granted pursuant to Bernau's Employment Agreement.

          (b) Purchaser agrees to indemnify and hold harmless Bernau and each Constituent Corporation and its officers, directors and employees from and against any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, attorneys' fees, expenses and disbursements of any kind which may be imposed upon, incurred by or asserted against any Constituent Corporation and such officers, directors and employees in any matter relating to or arising out of any untrue representation, breach of warranty or failure to perform any covenants by the Purchaser contained herein, in the Ancillary Agreements or in the other Transactions to which the Purchaser is a party or in any certificate or document delivered pursuant hereto or thereto.

          (c) The foregoing indemnification provisions are in addition to, and not in derogation of, any statutory, equitable or common law remedy the Purchaser, Bernau, each Constituent Corporation and their respective officers, directors and employees may have for breach or representation, warranty or covenant.

          (d) No claim may be brought under this Agreement against Bernau based upon a breach of a representation or warranty contained herein, except for a breach of a representation or warranty contained in Sections 3.28 through 3.31, unless written notice describing in reasonable detail the nature and basis of such claim is given on or prior to the day that is one year from the Closing Date.

          (e) Bernau and the Constituent Corporations shall not be obligated to indemnify the Purchaser unless and until the cumulative amount of all losses incurred, suffered or paid by the Purchaser under this Section 9.1 exceeds $150,000 in the aggregate, whereupon the Purchaser shall be entitled to indemnification hereunder for the full amount of all such losses and shall thereafter be entitled to indemnification of losses as such losses are incurred.

          (f) The Purchaser shall not be obligated to indemnify the Bernau and the Constituent Corporations unless and until the cumulative amount of all losses incurred, suffered or paid by Bernau and the Constituent Corporations under this Section 9.1 exceeds $150,000 in the aggregate, whereupon Bernau and the Constituent Corporations shall be entitled to indemnification hereunder for the full amount of all such losses and shall thereafter be entitled to indemnification of losses as such losses are incurred.

X.   MISCELLANEOUS

     X.1 NOTICES. Whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by another, or whatever any of the parties desires to give or serve upon another any such communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and either shall be delivered in person with receipt acknowledged or by registered or certified mail, return receipt requested, postage prepaid, or by telecopy and confirmed by telecopy answerback addressed as follows:

               IF TO NOR'WESTER AT:
               Nor'Wester Brewing Company,
               66 S.E. Morrison Street
               Portland, OR 97214
               Attention:  James W. Bernau
               Telecopy Number:  (503) 232-2363

               WITH A COPY TO:
               Jack W. Schifferdecker, Jr.
               Ater Wynne Hewitt Dodson & Skerritt

               222 S.W. Columbia, Suite 1800
               Portland, OR 97201
               Telecopy Number:  (503) 226-0079


               IF TO NORTH COUNTRY AT:
               Nor'Wester Brewing Company,
               66 S.E. Morrison Street
               Portland, OR 97214
               Attention:  James W. Bernau
               Telecopy Number:  (503) 232-2363

               WITH A COPY TO:
               Robert Craven
               North Country Brewing Company
               131 Excelsior Avenue
               P.O. Box 376
               Saratoga Springs, NY 12866
               Telecopy Number: (518) 581-1804

               and

               Jack W. Schifferdecker, Jr.
               Ater Wynne Hewitt Dodson & Skerritt
               222 S.W. Columbia, Suite 1800
               Portland, OR 97201
               Telecopy Number:  (503) 226-0079

               IF TO WVI AT:
               Willamette Valley, Inc. Microbreweries Across America 66 S.E. Morrison Street
               Portland, OR 97214
               Attention:  James W. Bernau
               Telecopy Number:  (503) 232-2363

               WITH A COPY TO:
               Gordon R. Hanna
               Donaldson, Albert, Tweet, Connolly, Hanna & Muniz
               340 Vista Avenue, Suite 310
               P.O. Box 968
               Salem, OR 97308

               IF TO AVIATOR ALES, INC. AT:
               Aviator Ales, Inc.
               14316 NE 203rd Street
               Woodinville, Washington 98072
               Attention:  Dusty Wyant
               Telecopy Number:  (206) 487-0847

               WITH A COPY TO:
               Willamette Valley, Inc. Microbreweries Across
            America
               c/o Gordon R. Hanna
               Donaldson, Albert, Tweet, Connolly, Hanna & Muniz
               340 Vista Avenue, Suite 310
               P.O. Box 968
               Salem, OR 97308

               and

               Willamette Valley, Inc. Microbreweries Across
            America
               66 S.E. Morrison Street
               Portland, OR 97214
               Attention:  James W. Bernau
               Telecopy Number:  (503) 232-2363

               IF TO BAYHAWK ALES, INC. AT:
               Bayhawk Ales, Inc.
               2000 Main Street - Suite A
               Irvine, CA 92714
               Attention: David Voorhies
               Telecopy Number: (714) 442-7566


               WITH A COPY TO:
               Willamette Valley, Inc. Microbreweries Across
            America
               c/o Gordon R. Hanna
               Donaldson, Albert, Tweet, Connolly, Hanna & Muniz
               340 Vista Avenue, Suite 310
               P.O. Box 968
               Salem, OR 97308

               and

               Willamette Valley, Inc. Microbreweries Across
            America
               66 S.E. Morrison Street
               Portland, OR 97214
               Attention:  James W. Bernau
               Telecopy Number:  (503) 232-2363

               IF TO MILE HIGH BREWING COMPANY AT:
               Mile High Brewing Company
               2401 Blake Street
               Denver, CO 80205
               Attention: John Carter
               Telecopy Number: (303) 299-9192

               WITH A COPY TO:
               Willamette Valley, Inc. Microbreweries Across
            America
               c/o Gordon R. Hanna
               Donaldson, Albert, Tweet, Connolly, Hanna & Muniz

               340 Vista Avenue, Suite 310
               P.O. Box 968
               Salem, OR 97308

               and

               Willamette Valley, Inc. Microbreweries Across
            America
               66 S.E. Morrison Street
               Portland, OR 97214
               Attention:  James W. Bernau
               Telecopy Number:  (503) 232-2363

               IF TO BERNAU AT:
               James W. Bernau
               8800 Enchanted Way, S.E.
               Turner, OR 97392
               Telecopy Number: (503) 588-8894

               IF TO PURCHASER AT:
               United Breweries of America, Inc.
               One Harbor Drive, Suite 102
               Sausalito, CA 94965
               Attention:  Vijay Mallya
               Telecopy Number:  (415) 289-1409

               WITH A COPY TO:
               Alan Talkington
               Orrick, Herrington & Sutcliffe LLP
               Old Federal Reserve Building
               400 Sansome Street
               San Francisco, CA 94111
               Telecopy Number:  (415) 773-5759

          The parties agree to send such notices to such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration or other communication hereunder shall be deemed, request, consent, approval, declaration or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, telecopied and confirmed by telecopy answerback, or three (3) Business Days after the same shall have been deposited, with the United States mail.

     X.2 BINDING EFFECT; BENEFITS. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns. Nothing is this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

     X.3 AMENDMENT. Any amendment or waiver of any provision of this Agreement, any Ancillary Agreement or the other Transactions or any consent to any departure therefrom shall not be effective unless the same shall be in writing and signed by Nor'Wester, Bernau and the Purchaser and shall specifically refer to this Agreement or such Ancillary Agreement or such Transaction. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach, and no failure by either part to exercise any right or privilege hereunder shall be deemed a waiver of such party's rights or privilege hereunder or shall be deemed a waiver of such party's rights to exercise the same at any subsequent time or times hereunder.

     X.4 PARTIES IN INTEREST; ASSIGNMENT. Nothing contained in this Agreement, express or implied, is intended to confer upon any person or entity, other than the parties hereto and their permitted assignees and the parties entitled to indemnification hereunder, any rights or remedies under or by reason of this Agreement. No assignment of this Agreement or any rights hereunder by any Constituent Corporation, Bernau or the Purchaser shall be given any effect without the prior written consent of all of the others; provided, however, that the Purchaser may, without the prior written consent of any Constituent Corporation and Bernau, assign all of their rights hereunder to one or more entities, 100% of the interests in which are owned directly or indirectly by the Purchaser or otherwise controlled by Vijay Mallya, provided that, notwithstanding any such assignment, the Purchaser shall remain liable to perform all obligations of the Purchaser hereunder. Subject to the foregoing sentence, this Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns.

     X.5 REMEDIES. Purchaser, Bernau and each Constituent Corporation, in addition to being entitled to exercise all rights granted by law, including recovery damages, will be entitled to specific performance of their rights under this Agreement. Each Constituent Corporation, Bernau and Purchaser agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by them of the provisions of this Agreement and hereby agree to waive the defense in any action for specific performance that a remedy at law would be adequate. Each party hereto shall be paid by the other party hereto for any reasonable costs and expenses incurred by it (including reasonable fees and expenses of counsel and whether incurred as a result of negotiations, legal proceedings or otherwise) in connection with the enforcement of its rights under the Transactions against such other party.

     X.6 APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the law of the State of California, without regard to the principles thereof regarding conflict of laws; provided that to the extent that the parties hereto (or their officers, directors and shareholders) are required under the Oregon Business Corporation Act to comply with the Oregon Business Corporation Act with respect to any matters arising under this Agreement, nothing in this Section 10.6 shall be deemed to prohibit such compliance or the reference to the Oregon Business Corporation Act for purposes of determining the rights and obligations of the paries hereto (or their officers, directors and shareholders). Each party to this Agreement hereby consents to service of process in the County of San Francisco, California and hereby agrees that all disputes relating to or arising under this Agreement shall be the jurisdiction of the state and federal courts located in the County of San Francisco, California.

     X.7  SECTION AND OTHER HEADINGS.   The section and other headings
contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

     X.8 SEVERABILITY. In the event that any one or more of the provisions contained in this Agreement shall be determined to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision or provisions in every other respect and the remaining provisions of this Agreement shall not be in any way impaired.

     X.9 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

     X.10 NONDISCLOSURE OF CONFIDENTIAL INFORMATION. Without the prior written consent of the Constituent Corporation, any information relating to the Constituent Corporation provided to Purchaser in connection with, or as a result of, its acquisition of the Common Stock which is either confidential, proprietary, or otherwise not generally available to the public (but excluding (a) information the Purchaser has obtained independently or from third-party sources without the Purchaser's knowledge that the source has violated any fiduciary duty or other duty not to disclose such information,
(b) information that otherwise becomes generally available to the public, or
(c) information known to Purchaser prior to its receipt of such information in connection with, or as a result of, its purchase of Common Stock hereunder) (the "Confidential Information") will be kept confidential by Purchaser, using the same standard of care in safeguarding the Confidential Information as Purchaser employs in protecting its own proprietary information which Purchaser desires not to disseminate or publish and Purchaser will instruct its directors, officers, and representatives (collectively, "Representatives") as to keep such Confidential Information confidential. It is understood (i) that such Representatives shall be informed by Purchaser of the confidential nature of the Confidential Information and (ii) that such Representatives shall be bound by the provisions of this Section 10.10 as condition of receiving the Confidential Information. Purchaser shall not use any such Confidential Information to produce a malt beverage whose formula duplicates any formula for a malt beverage disclosed by the Constituent Corporation to Purchaser.

     X.11 PUBLICITY. Neither Purchaser nor the Constituent Corporation shall issue any press release or make any public disclosure regarding this Agreement or any of the transactions contemplated hereby without the prior consent of the other party hereto; provided, however, that nothing in this
Section 10.11 shall be deemed to prohibit any party to this Agreement from making any disclosure required by law.

     X.12 ENTIRE AGREEMENT. This Agreement, the Ancillary Agreements and the other documents contemplated by the Transactions constitute the entire agreement among the parties hereto and supersede any prior understandings, agreements or representations by or among the parties hereto, written or oral, to the extent they are related in any way to the subject matter hereof.

     X.13 FEES AND EXPENSES. Each of the parties hereto shall bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby; provided, however, that Nor'Wester shall pay the costs and expenses (including reasonable legal fees and expenses) incurred by the Purchaser in connection with the Bridge Loans.

     X.14 EXHIBITS AND SCHEDULES. The exhibits and schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

     X.15 CONSTRUCTION. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. If either party has breached any representation, warranty or covenant contained herein in any respect, the existence of another representation, warranty or covenant related to the same subject matter (regardless of the relative levels of specificity) that the party has not breached shall not detract from or mitigate the breach of the former representation, warranty or covenant.

     References of this Agreement shall mean this Investment Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to the Agreement as the same may be in effect at the time such reference becomes operative.

          IN WITNESS WHEREOF, Nor'Wester, North Country, WVI, the WVI Subsidiaries and Bernau and the Purchaser have executed this Agreement as of the day and year first above written.


                    NOR'WESTER BREWING COMPANY


                    By:  /S/ JAMES W. BERNAU
                         ----------------------------
                         Name:  James. W. Bernau
                         Title: President


                    NORTH COUNTRY BREWING COMPANY


                    By:  /S/ JAMES W. BERNAU
                         ----------------------------
                         Name:  James W. Bernau
                         Title: President


                    WILLAMETTE VALLEY, INC. MICROBREWERIES ACROSS AMERICA


                    By:  /S/ JAMES W. BERNAU
                         ----------------------------
                         Name:  James W. Bernau
                         Title: President


                    AVIATOR ALES, INC.


                    By:  /S/ JAMES W. BERNAU
                         ----------------------------
                         Name:  James W. Bernau
                         Title: President


                    BAYHAWK ALES, INC.


                    By:  /S/ JAMES W. BERNAU
                         ----------------------------
                         Name:  James W. Bernau
                         Title: President


                    MILE HIGH BREWING COMPANY


                    By:  /S/ JAMES W. BERNAU
                         ----------------------------
                         Name:  James W. Bernau
                         Title: President

                    JAMES W. BERNAU


                    By:  /S/ JAMES W. BERNAU
                         ----------------------------
                         Name:  James W. Bernau


                         UNITED BREWERIES OF AMERICA, INC.


                    By:  /S/ VIJAY MALLYA
                         ----------------------------
                         Name:  Vijay Mallya
                         Title: Chairman

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

I.   DEFINITIONS.........................................................      1

II.  THE PURCHASE AND TRANSFER OF EQUITY SECURITIES......................      9
     2.1  Purchase and Transfer of Equity Securities.....................     10
     2.2  Closing........................................................     10
     2.3  Legends........................................................     11
     2.4  Additional Agreements..........................................     11

III. REPRESENTATIONS AND WARRANTIES OF THE CONSTITUENT
     CORPORATIONS AND BERNAU.............................................     11
     3.1  Authorized and Outstanding Shares of Capital Stock.............     11
     3.2  Authorization and Issuance of Equity Securities................     12
     3.3  Securities Laws................................................     13
     3.4  Corporate Existence; Compliance with Law.......................     13
     3.5  Subsidiaries...................................................     13
     3.6  Corporate Power; Authorization; Enforceable Obligations........     13
     3.7  Financial Statements...........................................     14
     3.8  Projections....................................................     15
     3.9  Ownership of Property..........................................     16
     3.10 Material Contracts.............................................     17
     3.11 Environmental Protection.......................................     17
     3.12 Labor Matters..................................................     18
     3.13 Other Ventures.................................................     18
     3.14 Taxes..........................................................     19
     3.15 No Litigation..................................................     19
     3.16 Brokers........................................................     20
     3.17 Employment and Labor Agreements................................     20
     3.18 Patents, Trademarks, Copyrights and Licenses...................     20
     3.19 Full Disclosure................................................     20
     3.20 No Material Adverse Effect.....................................     21
     3.21 ERISA..........................................................     23
     3.22 Registration Rights............................................     24
     3.23 Liquor Consents and Permits....................................     25
     3.24 SEC Documents..................................................     25
     3.25 Major Customers and Suppliers..................................     25
     3.26 Acquisitions; Capital Expenditures.............................     25
     3.27 Related Party Transactions.....................................     26
     3.28 Title of Transfer Shares.......................................     26
     3.29 Manipulation...................................................     26
     3.30 Consent........................................................     26
     3.31 No Conflict....................................................     26

IV.  PURCHASER'S REPRESENTATIONS AND WARRANTIES..........................     27
     4.1  Corporate Existence............................................     27
     4.2  Investment Intention...........................................     27
     4.3  Investment Experience..........................................     27
     4.4  Access to Information..........................................     27
     4.5  Corporate Power; Authorization; Enforceable Obligations........     27

                                                                            Page
                                                                            ----
V.    PRE-CLOSING COVENANTS..............................................     28
      5.1  Operation of Business.........................................     28
      5.2  Agreements....................................................     30
      5.3  Notification..................................................     30
      5.4  No Inconsistent Action........................................     31
      5.5  No Solicitation...............................................     31
      5.6  Financial Statements..........................................     31
      5.7  Access to Information Concerning Properties and Records.......     31
      5.8  Consents, Filings and Satisfaction of Conditions..............     32
      5.9  Consolidation; Stockholder Meeting; Proxy Materials;
           Registration Statement........................................     32
      5.10 Related Party Transactions....................................     33
      5.11 Restriction on Transfer Shares................................     33
      5.12 Restriction on Borrowings by Bernau...........................     34

VI.   CONDITIONS PRECEDENT...............................................     34
      6.1  Conditions of Purchaser with respect to the Closing...........     34
      6.2  Conditions of UCB with respect to the Closing.................     37

VII.  ADDITIONAL COVENANTS...............................................     39
      7.1  Bridge Loans; Interim Financing...............................     39
      7.2  Right of First Offer..........................................     40
      7.3  Percentage Ownership..........................................     41
      7.4  No Securities Senior to Common Stock..........................     41
      7.5  Permitted Acquisitions or Investments.........................     41
      7.6  Sales of Assets...............................................     41
      7.7  Books and Records.............................................     42
      7.8  Financial and Other Information...............................     42
      7.9  Communication with Accountants................................     43
      7.10 Tax Compliance................................................     43
      7.11 Insurance.....................................................     44
      7.12 Agreements....................................................     44
      7.13 Employee Loans................................................     44
      7.14 Capital Structure.............................................     44
      7.15 Transactions with Affiliates..................................     45
      7.16 Guaranteed Indebtedness.......................................     45
      7.17 Restricted Payments...........................................     45
      7.18 Employee Plans................................................     46
      7.19 Environmental Matters.........................................     47
      7.20 Maintenance of Existence and Conduct of Business..............     47
      7.21 Mergers.......................................................     47
      7.22 Liquidation...................................................     48
      7.23 Hostile Acquisition...........................................     48
      7.24 Access to Books and Records...................................     48
      7.25 Auditors......................................................     48
      7.26 Employees.....................................................     48
      7.27 Release of Bernau's Guarantees................................     48
      7.28 Business Opportunities........................................     49
      7.29 Termination of Certain Covenants..............................     49

                                                                            Page
                                                                            ----
VIII. TERMINATION........................................................     49
      8.1  Termination...................................................     49

IX.   INDEMNIFICATION....................................................     50
      9.1  Indemnification...............................................     50

X.    MISCELLANEOUS......................................................     52
      10.1 Notices.......................................................     52
      10.2 Binding Effect; Benefits......................................     55
      10.3 Amendment.....................................................     55
      10.4 Parties in Interest; Assignment...............................     56
      10.5 Remedies......................................................     56
      10.6 Applicable Law................................................     56
      10.7 Section and Other Headings....................................     57
      10.8 Severability..................................................     57
      10.9 Counterparts..................................................     57
      10.10 Nondisclosure of Confidential Information....................     57
      10.11 Publicity....................................................     57
      10.12 Entire Agreement.............................................     58
      10.13 Fees and Expenses............................................     58
      10.14 Exhibits and Schedules.......................................     58
      10.15 Construction.................................................     58

                                     SCHEDULES

Schedule
--------

1.0       -    List of WVI Subsidiaries
3.1(a)(1) -    Capitalization of Nor'Wester
3.1(a)(2) -    Pro Forma Capitalization of Nor'Wester after Consolidation
3.1(b)(1) -    Capitalization of WVI and WVI Subsidiaries
3.1(b)(2) -    Pro Forma Capitalization of WVI and WVI Subsidiaries after
               Consolidation
3.1(c)    -    List of 5% Stockholders of Constituent Corporations - actual and pro forma basis
3.1(d)    -    Consolidation Exchange Ratios
3.5       -    Subsidiaries of Constituent Corporations
3.6       -    Constituent Corporations' Governmental Filings
3.7       -    Financial Statements of Constituent Corporations
3.7(c)    -    Off-Balance Sheet Liabilities
3.8       -    Constituent Corporations' Projections
3.9(a)    -    Constituent Corporations' Real Property
3.9(b)    -    Constituent Corporations' Leases
3.9(e)    -    Constituent Corporations' Consents Required
3.10      -    Constituent Corporations' Material Contracts
3.11(c)   -    Constituent Corporations' Environmental Protection
3.12      -    Constituent Corporations' Labor Disputes
3.13      -    Constituent Corporations' Joint Ventures
3.14      -    Constituent Corporations' Taxes
3.15      -    Constituent Corporations' Litigation
3.16      -    Constituent Corporations' Broker's Fees
3.17      -    Constituent Corporations' Management Contracts
3.18      -    Constituent Corporations' Intellectual Property
3.19      -    Constituent Corporations' Full Disclosure
3.20      -    Constituent Corporations' Absence of Changes or Events
3.21      -    Constituent Corporations' Benefit Plans
3.22      -    Constituent Corporations' Registration Rights
3.23      -    Constituent Corporations' Governmental Approvals
3.25      -    Constituent Corporations' Major Customers and Suppliers
3.26      -    Constituent Corporations' Acquisitions and Capital Expenditures
3.28      -    Bernau's Pledges of Shares
3.30      -    Consents required for transfer of Bernau's Shares
3.31      -    Conflicts with Transfer of Bernau's Shares
4.5       -    Purchaser's Governmental Filings
5.1(b)    -    Options to be Granted by Constituent Corporations
6.1(l)(i) -    Terms of Bernau's Employment Agreement
6.1(n)    -    Projections regarding Gross Sales and Net Income
7.27      -    Bernau Guarantees

                                      EXHIBITS

Exhibit
-------
2.4(a)      -    Stockholder's Agreement
2.4(b)      -    Guaranty
5.9(a)(i)   -    Form of Certificate of Incorporation for United Craft Brewers,
                 Inc.
5.9(a)(ii)  -    Form of Bylaws for United Craft Brewers, Inc.
6.1(a)      -    Form of opinion of counsel for Bernau and Constituent
                 Corporations
6.2(h)      -    Form of opinion of Orrick, Herrington & Sutcliffe LLP

                                                                [EXECUTION COPY]


--------------------------------------------------------------------------------







                            INVESTMENT AGREEMENT

                           DATED JANUARY 30, 1997

                                BY AND AMONG

                      NOR'WESTER BREWING COMPANY, INC.
                      NORTH COUNTRY JOINT VENTURE, LLC
          WILLAMETTE VALLEY, INC. MICROBREWERIES ACROSS AMERICA
                         AND VARIOUS SUBSIDIARIES
                              JAMES W. BERNAU

                                    AND

                    UNITED BREWERIES OF AMERICA, INC.








--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    EXHIBIT 2.4(a)

                               STOCKHOLDER'S AGREEMENT

         STOCKHOLDER'S AGREEMENT ("Agreement"), dated as of January 30, 1997, by and between United Breweries of America, Inc., a Delaware corporation ("UB"), and James W. Bernau (the "Stockholder"), a beneficial and/or record holder of Common Stock of Nor'Wester Brewing Company, Inc. ("Nor'Wester") and Willamette Valley, Inc. Microbreweries Across America ("WVI"). WVI is the beneficial and/or record holder of Common Stock of the subsidiaries of WVI listed on
Schedule 1 hereto (collectively, the "WVI Subsidiaries").

                               W I T N E S S E T H:

         WHEREAS, Nor'Wester, North Country Brewing Company, WVI, the WVI Subsidiaries and UB, propose to enter into an Investment Agreement, dated as of the date hereof (the "Investment Agreement"), providing for, INTER ALIA, the consolidation of Nor'Wester, North Country Brewing Company, WVI and the WVI Subsidiaries under the ownership of United Craft Brewers, Inc., a newly formed Delaware corporation (the "Consolidation"); and

         WHEREAS, as a condition to their willingness to enter into the Investment Agreement, UB has required that the Stockholder enter into, and the Stockholder has agreed to enter into, this Agreement; and

         WHEREAS, in order to induce UB to enter into the Investment Agreement, the Stockholder desires to grant UB a proxy as to all shares of Nor'Wester, WVI and WVI Subsidiaries Common Stock beneficially owned by Stockholder and make certain agreements with UB as provided herein;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration including the inducement to UB to consummate the Investment Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     .1. REPRESENTATIONS AND WARRANTIES. The Stockholder hereby represents and warrants to UB as follows:

         (a) OWNERSHIP OF SHARES. The Stockholder is either (i) the record and beneficial owner of, (ii) trustee of a trust that is the record holder or beneficial owner of, and whose beneficiaries are the beneficial owners (such trustee, a "Trustee") of, or (iii) the beneficial owner but not the record holder of, the number of shares of Nor'Wester, WVI and WVI Subsidiaries Common Stock as set forth opposite the Stockholder's name on Schedule 2 hereto (the "Existing Shares", and together with any shares of Nor'Wester, WVI and WVI Subsidiaries Common Stock acquired by the Stockholder after the date hereof and prior to the termination hereof, whether upon exercise of options, conversion of convertible securities, purchase, exchange or otherwise, the "Shares"). On the date hereof, the Existing Shares set forth opposite the Stockholder's name on
Schedule 2 constitute all of the shares of Nor'Wester, WVI and WVI Subsidiaries Common Stock owned of record or beneficially by the Stockholder. The Stockholder (or, to the extent the Stockholder is a Trustee, the Stockholder together with other Trustees who are signatories to this Agreement) has sole voting power with respect to the matters set forth in Section 2, sole power of disposition and sole power to demand appraisal rights in each case with respect to all of the Existing Shares set forth opposite the Stockholder's name on
Schedule 2, with no restrictions subject to applicable federal securities laws and the terms of this Agreement, on such rights.

         (b) POWER; BINDING AGREEMENT. The Stockholder has the legal capacity, power and authority to enter into and perform all of the Stockholder's obligations under this Agreement. The execution, delivery and performance of this Agreement by the Stockholder will not violate any other agreement to which the Stockholder is a party including, without limitation, any trust agreement, voting agreement, stockholders agreement or voting trust. This Agreement has been duly and validly executed and delivered by the Stockholder and constitutes a valid and binding agreement of the Stockholder, enforceable against the Stockholder in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which a Stockholder is Trustee whose consent is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, the Stockholder's spouse, enforceable against such person in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

         (c) NO CONFLICTS. (i) No filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority is necessary for the execution of this Agreement by the Stockholder and the consummation by the Stockholder of the transactions contemplated hereby and
(ii) neither the execution and delivery of this Agreement by the Stockholder nor the consummation by the Stockholder of the transactions contemplated hereby nor compliance by the Stockholder with any of the provisions hereof shall
(x) conflict with or result in any breach of any applicable trust or other organizational documents applicable to the Stockholder, (y) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which the Stockholder is a party or by which the Stockholder or any of the Stockholder's properties or assets may be bound or
(z) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to the Stockholder or any of the Stockholder's properties or assets.

         (d) Except for (i) 101,913 shares of Stockholder's Nor'Wester stock pledged to Bank of America to secure payment under Stockholder's Individual Loan Agreement dated February 20, 1996, (ii) 808,705 shares of Stockholder's Nor'Wester stock pledged to Pershing, Division of Donaldson, Lufkin & Jenrette Securities Corporation to secure payment under Stockholder's Margin Agreement dated October 1, 1996, and (iii) 3,018,444 shares of Stockholder's WVI stock held in escrow at First Interstate Bank of Oregon pursuant to the Founder's Escrow Agreement dated February 22, 1994, the Stockholder's Shares and the certificates representing such Shares are now and at all times during the term hereof will be held by the Stockholder, or by a nominee or custodian for the benefit of the Stockholder, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever, except for any such encumbrances or proxies arising hereunder.

         (e) Except as disclosed in Section 3.16 of the Investment Agreement, no broker, investment banker, financial adviser or other person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Stockholder.

         (f) The Stockholder understands and acknowledges that UB is entering into the Investment Agreement in reliance upon the Stockholder's execution and delivery of this Agreement.

    2.   AGREEMENT TO VOTE; PROXY.

         2.1 VOTING. The Stockholder hereby agrees that, during the time this Agreement is in effect, at any meeting of the stockholders of the Constituent Corporations, however called, or in connection with any written consent of the stockholders of the Constituent Corporations, the Stockholder shall vote (or cause to be voted) the Shares held of record or beneficially by the Stockholder, including, but not limited to, causing WVI to vote the shares held of record by it in the WVI Subsidiaries, (a) in favor of the Consolidation, the execution and delivery by each of the Constituent Corporations of the Investment Agreement and the approval of the terms thereof and each of the other actions contemplated by the Investment Agreement and this Agreement and any actions required in furtherance hereof and thereof; (b) against any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation or agreement of each of the Constituent Corporations under the Investment Agreement or this Agreement; (c) except as otherwise agreed to in writing in advance by UB or permitted pursuant to the Investment Agreement, against the following actions (other than the Consolidation and the transactions contemplated by the Investment Agreement):
(i) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving any of the Constituent Corporations; (ii) a sale, lease or transfer of a material amount of assets of any of the Constituent Corporations or a reorganization, recapitalization, dissolution or liquidation of any of the Constituent Corporations; (iii) (1) any change in the majority of the board of directors of any of the Constituent Corporations; (2) any material change in the present capitalization of any of the Constituent Corporations or any amendment of any of the Constituent Corporations' Certificate of Incorporation; (3) any other material change in any of the Constituent Corporations' corporate structure or business; or (4) any other action; which, in the case of each of the matters referred to in clauses (iii)(1), (2), (3) or
(4), is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, discourage or materially adversely affect the contemplated economic benefits to UB of the Consolidation or the transactions contemplated by the Investment Agreement or this Agreement. The Stockholder shall not enter into any agreement or understanding, whether oral or written, with any person or entity prior to the Termination Date (as defined in Section 7.1) to vote after the Termination Date in any manner inconsistent with clauses (a), (b) or (c) of the preceding sentence.

         2.2 PROXY. The Stockholder hereby grants to, and appoints, UB and Vijay Mallya and O'Neil Nalavadi, in their respective capacities as officers of UB, and any individual who shall hereafter succeed to any such office of UB, and any other designee of UB, each of them individually, the Stockholder's irrevocable proxy and attorney-in-fact (with full power of substitution) to vote the Shares as indicated in Section 2.1 above. The Stockholder intends this proxy to be irrevocable and coupled with an interest and will take such further action and execute such other instruments as may be necessary to effectuate the intent of this proxy and hereby revokes any proxy previously granted by the Stockholder with respect to the Stockholder's Shares.

    3. CERTAIN COVENANTS OF STOCKHOLDERS. Except in accordance with the terms of this Agreement, the Stockholder hereby covenants and agrees as follows:

         3.1 NO SOLICITATION. Except with regard to Mile High Brewing Company and Bayhawk Ales, Inc., the Stockholder shall not, directly or indirectly, solicit (including by way of furnishing information) or respond to any inquiries or the making of any proposal by any person

(other than UB or any affiliate of UB) with respect to any of the Constituent Corporations that constitutes or could reasonably be expected to lead to a proposal to acquire an interest in any of the Constituent Corporations. If the Stockholder receives any such inquiry or proposal, then the Stockholder shall promptly inform UB of the terms and conditions, if any, of such inquiry or proposal and the identity of the person making it. The Stockholder will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing.

         3.2 RESTRICTION ON TRANSFER, PROXIES AND NON-INTERFERENCE; RESTRICTION ON WITHDRAWAL. The Stockholder shall not, directly or indirectly:
(a) except as contemplated by the Investment Agreement and with respect to existing stock pledges described in Section 1(d) above, offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of the Stockholder's Shares or any interest therein; (b) except as contemplated hereby, grant any proxies or powers of attorney, deposit any Shares into a voting trust or enter into a voting agreement with respect to any Shares; or (c) take any action that would make any representation or warranty of the Stockholder contained in this Agreement untrue or incorrect or have the effect of preventing or disabling the Stockholder from performing the Stockholder's obligations under this Agreement.

         3.3 WAIVER OF APPRAISAL RIGHTS. The Stockholder hereby waives any rights of appraisal or rights to dissent from the Consolidation that the Stockholder may have. Each Trustee represents that no beneficiary who is a beneficial owner of Shares under any trust for which such Trustee acts as trustee has any right of appraisal or right to dissent from the Consolidation which has not been so waived.

         3.4 CERTAIN RIGHTS. The Stockholder hereby waives any rights to cause any of the Constituent Corporations to register, or include in any registration statement of such Constituent Corporation or UB filed with the Securities and Exchange Commission, under the Securities Act of 1933, as amended, any of the Stockholder's Shares. The Stockholder hereby waives any co-sale or similar rights respecting shares of the Constituent Corporations' Common Stock.

    4. FURTHER ASSURANCES. From time to time, at the other party's request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

    5. CERTAIN EVENTS. The Stockholder agrees that this Agreement and the obligations hereunder shall attach to the Stockholder's Shares and shall be binding upon any person to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise, including without limitation such Shareholder's heirs, guardians, administrators or successors.

    6. STOP TRANSFER. The Stockholder agrees with, and covenants to, UB that the Stockholder shall not request that any of the Constituent Corporations register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of the Stockholder's Shares, unless such transfer is made in compliance with this Agreement. The Stockholder agrees, with respect to any Shares in certificated form, that the Stockholder will tender to the respective Constituent Corporations within fifteen (15) business days after the date hereof, the certificates representing such Shares and such Constituent Corporation will inscribe upon such certificates the following legend: "The shares of Common Stock of [insert applicable company name] (the "Company") represented by this certificate are subject to a Stockholders Agreement, dated as of January 30, 1997, and may not be sold or otherwise transferred, except in accordance therewith. Copies of such Agreement may be obtained at the principal executive offices of the Company." The Stockholder agrees that within fifteen (15) business days after the date hereof, the Stockholder will no longer hold any Shares, whether certificated or uncertificated, in "street name" or in the name of any nominee. In the event of a stock dividend or distribution, or any change in the Company
Common Stock by reason of any stock dividend, split-up, recapitalization, combination, exchange of shares or the like, the term "Shares" as used in this Agreement shall be deemed to refer to and include the Shares as well as all such stock dividends and distributions and any shares into which or for which any or all of the Shares may be changed or exchanged.

    7.   TERMINATION; EXPENSES.

         7.1 EVENTS OF TERMINATION. This Agreement and the obligations of the Stockholder hereunder (other than those set forth in this Section 7.1 and Sections 7.2, 7.3 and 9.4 hereof, which shall survive any such termination) shall terminate on the first to occur of (a) termination of the Investment Agreement in accordance with its terms or (b) the Closing. In addition, this Agreement and the obligations of the Stockholder hereunder may be terminated (other than those set forth in this Section 7.1 and Sections 7.2, 7.3 and 9.4 hereof, which shall survive any such termination) by UB if UB is not in material breach of its obligations under this Agreement and if there has been a breach in any material respect by the Stockholder of any of its representations, warranties, covenants or agreements contained in this Agreement and such breach has not been promptly cured after notice to the Stockholder; PROVIDED, HOWEVER, that such breach shall be of the kind that denies UB the material benefits contemplated by this Agreement. As used in this Agreement, the term "Termination Date" shall mean the date upon which this Agreement terminates pursuant to clause (a) of this Section 7.1.

         7.2 EXPENSES. (a) Except as set forth in this Section 7.2, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Consolidation is consummated.

         (b) If this Agreement is terminated pursuant to the second sentence of
Section 7.1 of this Agreement and provided that UB is not then in material breach of its obligations under this Agreement, then the Stockholder shall reimburse UB, within one (1) business day of UB's request therefor, for all reasonable and documented fees and expenses actually incurred by UB in connection with the Investment Agreement.

         7.3 REMEDIES. If this Agreement shall be terminated by UB as provided in the second sentence of Section 7.1, notwithstanding the payment made to UB pursuant to such Section 7.2 the Stockholder shall not be relieved from any liability to UB for breach of this Agreement.

    8. STOCKHOLDER CAPACITY. No person executing this Agreement who is or becomes during the term hereof a director of any Constituent Corporation makes any agreement or understanding herein in his or her capacity as such director. The Stockholder signs solely in his or her capacity as the record and beneficial owner of, or the trustee of a trust whose beneficiaries are the beneficial owners of, the Stockholder's Shares.

    9.   MISCELLANEOUS.

         9.1 ENTIRE AGREEMENT; ASSIGNMENT. This Agreement (i) constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof (other than the Investment Agreement) and (b) shall not be assigned by operation of law or otherwise without the prior written consent of the other party; PROVIDED that UB may assign, in its sole discretion, its rights and obligations hereunder to any direct or indirect wholly owned subsidiary of UB, but no such assignment shall relieve UB of its obligations hereunder if such assignee does not perform such obligations.

         9.2 AMENDMENTS. This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by the parties hereto; PROVIDED that Schedule 2 hereto may be supplemented by UB by adding the name and other relevant information concerning any stockholder of Nor'Wester, WVI or the WVI Subsidiaries who agrees to be bound by the terms of this Agreement without the agreement of any other party hereto, and thereafter such added stockholder shall be treated as a "Stockholder" for all purposes of this Agreement.

         9.3 NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by hand delivery, telegram, telex or telecopy, or by mail (registered or certified mail, postage prepaid, return receipt requested) or by any courier service, such as Federal Express, providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the following addresses:

         If to a Stockholder:     At the address set forth on Schedule 2 hereto

                 copy to:  Ater Wynne Hewitt Dodson & Skerritt
                           222 S.W. Columbia, Suite 1800
                           Portland, OR 97201
                           Attn.: Jack W. Schifferdecker, Jr., Esq.

            If to UB:      The UB Group
                           One Harbor Drive, Suite 102
                           Sausalito, California 94965
                           Attn.:  O'Neil Nalavadi, Senior Vice President

                 copy to:  Orrick, Herrington & Sutcliffe
                           Old Federal Reserve Bank Building
                           400 Sansome Street
                           San Francisco, California 94111
                           Attn.:  Alan Talkington, Esq.

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

         9.4 GOVERNING LAW. The validity, interpretation, enforceability and performance of this Agreement shall be governed by, and construed in accordance with, the laws of the State of California, without regard to the principles thereof regarding conflict of laws, and the terms and provisions hereby may not be waived, altered, modified or amended except in writing duly signed by UB and the Stockholder. The Stockholder and UB hereby consent to service of process in the County of San Francisco, California and hereby agree that all disputes relating to or arising under this Agreement shall be the jurisdiction of the state and federal courts located in the County of San Francisco, California.

         9.5 SPECIFIC PERFORMANCE. Each of the parties hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity. UB agrees that it shall not bring any action for money damages relating to this Agreement or the transactions herein contemplated against any trustee of any Stockholder that is a trust in such trustee's personal capacity based upon any action taken or not taken pursuant to a court order or a final legal judgment.

         9.6 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same Agreement.

         9.7 DESCRIPTIVE HEADINGS. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

         9.8 SEVERABILITY. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

         9.9  DEFINITIONS.  For purposes of this Agreement:

                   (a) "beneficially own", "beneficial owner" or "beneficial ownership" with respect to any securities shall mean having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended), including pursuant to any agreement, arrangement or understanding, whether or not in writing. Without duplicative counting of the same securities by the same holder, securities beneficially owned by a person shall include securities beneficially owned by all other persons with whom such person would constitute a "group" as described in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

                   (b) "person" shall mean an individual, corporation, partnership, joint venture, association, trust, unincorporated organization, limited liability company or other entity.

                   (c) Capitalized terms used herein and not defined shall have the meanings assigned to them in the Investment Agreement.

         IN WITNESS WHEREOF, UB and the Stockholder have caused this Agreement to be duly executed as of the day and year first above written.

                                   UNITED BREWERIES OF AMERICA, INC.



                                   By
                                      -------------------------------------
                                   Name:  Vijay Mallya
                                   Title:  Chief Executive Officer and President

                                   STOCKHOLDER


                                   JAMES W. BERNAU



                                   By
                                     --------------------------------------
                                   Name:   James W. Bernau

                               CONSENT OF SPOUSE


         I am the spouse of James W. Bernau. On behalf of myself, my heirs and legatees, I consent to the terms of the Stockholder's Agreement signed by or on behalf of my spouse and agree to the voting agreement and proxy with respect to the Shares (as defined in such Stockholder's Agreement) registered in the name of my spouse or otherwise registered, which my spouse proposes to grant pursuant to the Stockholder's Agreement.

Dated: January __, 1997



                                       (Signature of Spouse)

                                 SCHEDULE 1


                    SUBSIDIARIES OF WILLAMETE VALLEY, INC.
                        MICROBREWERIES ACROSS AMERICA


Aviator Ales, Inc.
Mile High Brewing Company
Bayhawk Ales, Inc.

                                SCHEDULE 2



                               NUMBER OF SHARES OF COMMON STOCK OWNED
                               --------------------------------------
                                                                          WVI SUBSIDIARIES
                                                              --------------------------------------
    NAME AND ADDRESS
    OF STOCKHOLDER             NOR'WESTER        WVI          AVIATOR       MILE HIGH       BAYHAWK
-------------------------      ----------     ---------      ---------      ---------      ---------
James W. Bernau                 910,618       3,018,444      2,715,584      2,391,985      1,249,811
8800 Enchanted Way
Turner, OR 97392


                                 EXHIBIT 2.4(b)

                                    GUARANTY

          THIS GUARANTY, dated as of January 30, 1997, from UB International Ltd., a corporation organized under the laws of the United Kingdom ("Guarantor"), to each of Nor'Wester Brewing Company, Inc., an Oregon corporation ("Nor'Wester"), North Country Joint Venture, LLC, an Oregon limited liability corporation ("North Country"), Willamette Valley, Inc. Microbreweries Across America, an Oregon corporation ("WVI"), Aviator Ales, Inc., a Delaware corporation ("AAI"), Bayhawk Ales, Inc., a Delaware corporation ("BAI"), Mile High Brewing Company, Delaware corporation ("MHBC," and together with Nor'Wester, North Country, WVI, AAI, and BAI, the "Constituent Corporations"), is made in connection with the Investment Agreement dated as of the date hereof between United Breweries of America, Inc. ("UB"), the Constituent Corporations and James W. Bernau (the "Investment Agreement").

                               W I T N E S S E T H

          WHEREAS, UB, the Constituent Corporations and James W. Bernau have entered into the Investment Agreement for the purchase by UB of shares of Common Stock in an entity resulting from the Consolidation of the Constituent Corporations;

          WHEREAS, UB has agreed to provide the Constituent Corporations with certain interim financing as more fully set forth in the Investment Agreement; and

          WHEREAS, Guarantor will guaranty certain payment obligations of UB to the Constituent Corporations under the Investment Agreement;

          NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the adequacy and receipt of which hereby is acknowledged, Guarantor hereby agrees to and does the following:

          1. Guarantor does hereby absolutely and unconditionally guarantee to the Constituent Corporations all payment obligations of UB under the Investment Agreement (the "Guaranteed Obligations").

          2. The obligations of Guarantor hereunder are independent of the obligations of UB, and a separate action or actions may be brought and prosecuted against Guarantor whether or not action is brought against UB and whether or not UB is joined in any such action or actions. Any circumstance which operates to toll any statute of limitations as to UB shall operate to toll the statute of limitations as to Guarantor.

          3. Guarantor makes the following representations and warranties to each of the Constituent Corporations:

              a. Guarantor is a corporation organized under the laws of the United

Kingdom, and has the power and adequate authority, rights and franchises to execute and deliver, and to perform all of its obligations under, this Guaranty.

              b. The execution, delivery and performance of this Guaranty by Guarantor have been duly authorized by all necessary action and do not and will not violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to it, or of its [Charter documents].

              c. This Guaranty constitutes the legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect generally affecting creditors' rights.

              d. No actions, suits or proceedings are pending, or to the knowledge of Guarantor, threatened against or affecting it, or any of its assets, properties or rights, at law or in equity, by or before any court, arbitrator or administrative or governmental body which, if determined adversely to Guarantor, would have a material adverse effect on its ability to perform its obligations hereunder.

          4.  Guarantor hereby waives:

              a.  Any right to require the Constituent Corporations to
(i) proceed against UB or any other guarantor of the Guaranteed Obligations,
(ii) proceed against or exhaust any security received from UB, Guarantor or any other guarantor of the Guaranteed Obligations or otherwise marshall the assets of UB or (iii) pursue any other remedy in the Constituent Corporation's power whatsoever;

              b. Any defense arising by reason of the application by UB of the proceeds of any borrowing;

              c. Any defense resulting from the absence, impairment or loss of any right of reimbursement, subrogation, contribution or other right or remedy of Guarantor against UB, any other guarantor of the Guaranteed Obligations or any security, whether resulting from an election by the Constituent Corporations to foreclose upon security by nonjudicial sale, or otherwise;

              d. Any benefit arising from any setoff or counterclaim of UB or any defense which results from any disability or other defense of UB or the cessation or stay of enforcement from any cause whatsoever of the liability of UB (including, without limitation, the lack of validity or enforceability of the Investment Agreement, but excluding any set-off or counterclaim asserted by UB based upon the Constituent Corporation's failure to perform its obligations under the Investment Agreement);

              e. Any defense based upon any law, rule or regulation which provides that the obligation of a surety must not be greater or more burdensome than the obligation of the principal;

              f. Until all of the Guaranteed Obligations have been fully, finally and indefeasibly paid, any right of subrogation, reimbursement, indemnification or contribution and other similar right to enforce any remedy which the Constituent Corporations or any other Person now has or may hereafter have against UB on account of the Guaranteed Obligations, and any benefit of, and any right to participate in, any security now or hereafter received by the Constituent Corporations or any other Person on account of the Guaranteed Obligations;

              g. All presentments, demands for performance, notices of non-performance, notices delivered under the Investment Agreement, protests, notice of dishonor, and notices of acceptance of this Guaranty and of the existence, creation or incurring of new or additional Guaranteed Obligations and notices of any public or private foreclosure sale;

              h. Any appraisement, valuation, stay, extension, moratorium redemption or similar law or similar rights for marshalling;

              i. Any right to be informed by the Constituent Corporations of the financial condition of UB or any other guarantor of the Guaranteed Obligations or any change therein or any other circumstances bearing upon the risk of nonpayment or nonperformance of the Guaranteed Obligations;

              j. Until all of the Guaranteed Obligations have been fully, finally and indefeasibly paid or released, any right to revoke this Guaranty;

              k.  Any defense arising from an election for the application of
Section 1111(b)(2) of the United States Bankruptcy Code which applies to the Guaranteed Obligations; and

              l. Any defense based upon any borrowing or grant of a security interest under Section 364 of the United States Bankruptcy Code.

          Without limiting the scope of any of the foregoing provisions of this PARAGRAPH 4, Guarantor hereby further waives (A) all rights and defenses arising out of an election of remedies by the Constituent Corporations, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a Guaranteed Obligation, has destroyed Guarantor's rights of subrogation and reimbursement against UB by the operation of Section 580d of the Code of Civil Procedure or otherwise, (B) all rights and defenses Guarantor may have by reason of protection afforded to UB with respect to the Guaranteed Obligations pursuant to the antideficiency or other laws of California limiting or discharging the Guaranteed Obligations, including, without limitation, Section 580a, 580b, 580d, or 726 of the California Code of Civil Procedure, and (C) all other rights and defenses available to Guarantor by reason of Sections 2787 to 2855, inclusive,
Section 2899 or Section 3433 of the

California Civil Code or Section 3605 of the California Commercial Code.

          5. The validity, interpretation, enforceability and performance of this Guaranty shall be governed by, and construed in accordance with, the laws of the State of California, without regard to the principles thereof regarding conflict of laws, and the terms and provisions hereby may not be waived, altered, modified or amended except in writing duly signed by Nor'Wester and Guarantor. The Guarantor and the Constituent Corporations hereby consent to service of process in the County of San Francisco, California and hereby agree that all disputes relating to or arising under this Guaranty shall be the jurisdiction of the state and federal courts located in the County of San Francisco, California.

          6. This Guaranty shall not be deemed to create any right in any Person except as provided herein, nor be construed in any respect to be a contract in whole or in part for the benefit of any other Person, and shall be deemed to be extinguished upon the irrevocable discharge by UB of all of its obligations under the Investment Agreement. This Guaranty is an irrevocable continuing guaranty of the Guaranteed Obligations which shall continue in effect until all of the Guaranteed Obligations have been fully, finally and indefeasibly paid. If any payment on any Guaranteed Obligation is set aside, avoided or rescinded or otherwise recovered from the Constituent Corporations, such recovered payment shall constitute a Guaranteed Obligation hereunder and, if this Guaranty was previously released or terminated, it automatically shall be fully reinstated, as if such payment was never made.

          7. Guarantor shall pay on demand all reasonable fees and expenses, including reasonable attorneys' fees and expenses, incurred by the Constituent Corporations in the enforcement or attempted enforcement of this Guaranty or in preserving any of the Constituent Corporations' rights and remedies (including, without limitation, all such fees and expenses incurred in connection with any "workout" or restructuring affecting this Guaranty or any bankruptcy or similar proceeding involving Guarantor). The obligations of Guarantor under this PARAGRAPH 7 shall survive the payment and performance of the Guaranteed Obligations and the termination of this Guaranty.

          8. This Guaranty shall be binding upon and inure to the benefit of the Constituent Corporations and Guarantor and their respective successors and assigns; PROVIDED, HOWEVER, that neither the Constituent Corporations nor Guarantor may assign or transfer any of their respective rights and obligations under this Guaranty without the prior written consent of the other parties hereto. All references in this Personal Guaranty to any Person shall be deemed to include all permitted successors and assigns of such Person.

          9. Guarantor authorizes the Constituent Corporations and UB, in their discretion, without notice to Guarantor and without affecting or impairing in any way the liability of Guarantor hereunder, from time to time to create new Guaranteed Obligations and renew, compromise, extend, accelerate or otherwise change the time for payment or performance of, or otherwise amend or modify the Investment Agreement or change the terms of the Guaranteed Obligations or any part thereof.

          10. Terms used herein and not otherwise defined herein shall have the meanings assigned to such terms by the Investment Agreement.

          IN WITNESS WHEREOF, Guarantor, pursuant to due corporate authority, has caused these presents to be signed in its name by a duly authorized officer as of the date first above written.

                              UB INTERNATIONAL LTD.


                              By _______________________________
                              Title

                                 EXHIBIT 5.9(a)(ii)


                                       BY-LAWS
                                          OF
                              UNITED CRAFT BREWERS, INC.

                                      ARTICLE I
                                       OFFICES

         Section 1. REGISTERED OFFICE.

         The registered office of the Corporation in the State of Delaware shall be 1209 Orange Street, City of Wilmington, County of New Castle, State of Delaware. The name of the registered agent is [Incorporating Services, Ltd]. Such registered agent has a business office identical with such registered office.

         Section 2. OTHER OFFICES.

         The Corporation also may have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.


                                    ARTICLE II
                                   STOCKHOLDERS

         Section 1. STOCKHOLDER MEETINGS.

         (a) TIME AND PLACE OF MEETINGS. Meetings of the stockholders shall be held at such times and places, either within or without the State of Delaware, as may from time to time be fixed by the Board of Directors and stated in the notices or waivers of notice of such meetings.

         (b) ANNUAL MEETING. The annual meeting of the stockholders shall be held at such date and at such time as may be designated by the Board of Directors, for the election of directors and the transaction of such other business properly brought before such annual meeting of the stockholders and within the powers of the stockholders.

         (c) SPECIAL MEETINGS. Special meetings of the stockholders of the Corporation, for any purpose or purposes, may be called at any time by the Chairman of the Board of Directors, the President of the Corporation, the Board of Directors or any stockholder holding at least ten percent of the outstanding Common Stock. Business transacted at any special meeting of the stockholders shall be limited to the purposes stated in the notice of such meeting. Stockholders of the Corporation shall not have the right to request or call a special meeting of the stockholders.

         (d) NOTICE OF MEETINGS. Except as otherwise provided by law, the Certificate of Incorporation or these By-laws, written notice of each meeting of the stockholders shall be given not less than ten (10) days nor more than sixty
(60) calendar days before the date of such meeting to each stockholder entitled to vote thereat, directed to such stockholder's address as it appears upon the books of the Corporation, such notice to specify the place, date, hour and, in the case of a special meeting, the purpose or purposes of such meeting. When a meeting of the stockholders is adjourned to another time and/or place, notice need not be given of such adjourned meeting if the time and place thereof are announced at the meeting of the stockholders at which the adjournment is taken, unless the adjournment is for more than thirty (30) days or unless after the adjournment a new record date is fixed for such adjourned meeting, in which event a notice of such adjourned meeting shall be given to each stockholder of record entitled to vote thereat. Notice of the time, place and purpose of any meeting of the stockholders may be waived in writing either before or after such meeting and will be waived by any stockholder by such stockholder's attendance thereat in person or by proxy. Any stockholder so waiving notice of such a meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.

         (e) QUORUM. Except as otherwise required by law, the Certificate of Incorporation or these By-laws, the holders of not less than a majority of the shares entitled to vote at any meeting of the stockholders, present in person or by proxy, shall constitute a quorum and the affirmative vote of the majority of such quorum shall be deemed the act of the stockholders. If a quorum shall fail to attend any meeting of the stockholders, the presiding officer of such meeting may adjourn such meeting from time to time to another place, date or time, without notice other than announcement at such meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting of the stockholders as originally noticed. The foregoing notwithstanding, if a notice of any adjourned special meeting of the stockholders is sent to all stockholders entitled to vote thereat which states that such adjourned special meeting will be held with those present in person or by proxy constituting a quorum, then, except as otherwise required by law, those present at such adjourned special meeting of the stockholders shall constitute a quorum and all matters shall be determined by a majority of the votes cast at such special meeting.

         Section 2.  DETERMINATION OF STOCKHOLDERS ENTITLED TO NOTICE AND TO
                     VOTE.

         To determine the stockholders entitled to notice of any meeting of the stockholders or to vote thereat, the Board of Directors may fix in advance a record date as provided in Article VII, Section 1 of these By-laws, or if no record date is fixed by the Board of Directors, a record date shall be determined as provided by law.

         Section 3.  VOTING.

         (a) Except as otherwise required by law, the Certificate of Incorporation or these By-laws, each stockholder present in person or by proxy at a meeting of the stockholders shall be entitled to one vote for each full share of stock registered in the name of such stockholder at the time fixed by the Board of Directors or by law as the record date for the determination of stockholders entitled to vote at such meeting.

         (b) Every stockholder entitled to vote at a meeting of the stockholders may do so either in person or by one or more agents authorized by a written proxy executed by the person or such stockholder's duly authorized agent whether by manual signature, typewriting, telegraphic transmission or otherwise.

         (c) Voting may be by voice or by ballot as the presiding officer of the meeting of the stockholders shall determine. On a vote by ballot, each ballot shall be signed by the stockholder voting, or by such stockholder's proxy, and shall state the number of shares voted.

         (d) In advance of any meeting of the stockholders, the Board of Directors may appoint one or more persons as inspectors of election ("Inspectors") to act at such meeting. If Inspectors are not so appointed, or if an appointed Inspector fails to appear or fails or refuses to act at a meeting of the stockholders, the presiding officer of any such meeting may, and at the request of any stockholder or such stockholder's proxy shall, appoint Inspectors at such meeting. Such Inspectors shall take charge of the ballots at such meeting. After the balloting thereat on any question, the Inspectors shall count the ballots cast thereon and make a written report to the secretary of such meeting of the results thereof. An Inspector need not be a stockholder of the Corporation and any officer of the Corporation may be an Inspector on any question other than a vote for or against such officer's election to any position with the Corporation or of any other questions in which such officer may be directly interested. If there are three Inspectors, the determination report or certificate of two such Inspectors shall be effective as if unanimously made by all Inspectors.

         Section 4.  LIST OF STOCKHOLDERS.

         The officer who has charge of the stock ledger of the Corporation shall prepare and make available, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote thereat, arranged in alphabetical order, showing the address of and the number of shares registered in the name of each such stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to such meeting, during ordinary business hours, for a period of at least ten (10) days prior to such meeting, either at a place within the city where such meeting is to be held and which place shall be specified in the notice of such meeting, or, if not so specified, at the place where such meeting is to be held. The list also shall be produced and kept at the time and place of the meeting of the stockholders during the whole time thereof, and may be inspected by any stockholder who is present.

                                   ARTICLE III
                               BOARD OF DIRECTORS

         Section 1.  GENERAL POWERS.

         Unless otherwise provided by law, the Certificate of Incorporation or these By-laws, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed by, the Board of Directors.

         Section 2.  ELECTION OF DIRECTORS.

         (a) NUMBER, QUALIFICATION AND TERM OF OFFICE. The authorized number of directors of the Corporation shall be fixed from time to time by the Board of Directors, but shall not be less than three (3). The exact number of directors shall be determined from time to time, either by a resolution or By-law provision duly adopted by the Board of Directors. Except as otherwise required by law, the Certificate of Incorporation or these By-laws, each of the directors of the Corporation shall be elected at the annual meeting of the stockholders and each director so elected shall hold office until such director's successor is elected or until such director's death, resignation or removal. Directors need not be stockholders.

         (b) VACANCIES. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director. Unless otherwise restricted by law or by the certificate of Incorporation, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation removal or other cause may be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, or by the stockholders. Any director elected in accordance with the preceding sentence shall hold office until the next annual meeting of the stockholders and until such director's successor shall have been elected, or until such director's death, resignation or removal.

         (c) RESIGNATION. Any director may resign from the Board of Directors at any time by giving written notice thereof to the Chairman of the Board, the President or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein, or, if the time when such resignation shall become effective shall not be so specified, then such resignation shall take effect immediately upon its receipt by the Secretary; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         (d) REMOVAL. Except as provided in the Certificate of Incorporation, any director of the Corporation may be removed from office with or without cause, but only by the affirmative vote of the holders of not less than a majority of the outstanding capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

         Section 3.  MEETINGS OF THE BOARD OF DIRECTORS.

         (a) REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held without call at the following times:

              (i) at such times as the Board of Directors shall from time to time by resolution determine; and

              (ii) immediately following the adjournment of any annual or special meeting of the stockholders.

         Notice of all such regular meetings hereby is dispensed with.

         (b) SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors or by any two (2) directors. Notice of the time and place of special meetings of the Board of Directors shall be given by the Secretary or an Assistant Secretary of the Corporation, or by any other officer authorized by the Board of Directors. Such notice shall be given to each director personally or by mail, messenger, telephone, telecopy, telegraph or any other form of recorded communication at such director's business or residence address. Notice by mail shall be deposited in the United States mail postage prepaid, not later than the third day prior to the date filed for such special meeting. Notice by telephone, telecopy or telegraph shall be sent, and notice given personally or by messenger or any other form of recorded communication shall be delivered, at least twenty-four (24) hours prior to the time set for such special meeting. Notice of a special meeting of the Board of Directors need not contain a statement of the purpose of such special meeting.

         (c) ADJOURNED MEETINGS. A majority of directors present at any regular or special meeting of the Board of Directors or any committee thereof, whether or not constituting a quorum, may adjourn any meeting from time to time until a quorum is present or otherwise. Notice of the time and place of holding any adjourned meeting shall not be required if the time and place are fixed at the meeting adjourned.

         (d) PLACE OF MEETINGS. Meetings of the Board of Directors, both regular and special, may be held at any place within or without the state of Delaware which has been designated in the notice of the meeting or, if not stated in the notice or if there is no notice, designated by resolution of the Board of Directors. In the absence of any such designation, meetings of the Board of Directors shall be held at the Corporation's principal executive office.

         (e) PARTICIPATION BY TELEPHONE. Members of the Board of Directors or any committee thereof may participate in any meeting of the Board of Directors or committee through the use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another, and such participation shall constitute presence in person at such meeting.

         (f) QUORUM. At all meetings of the Board of Directors or any committee thereof, a majority of the total number of directors then in office or such committee, shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any such meeting at which there is a quorum shall be the act of the Board of Directors or any committee thereof, except as may be otherwise specifically provided by law, the Certificate of Incorporation or these By-laws. A meeting of the Board of Directors or any committee thereof at which a quorum initially is present may continue to transact business notwithstanding the withdrawal of directors so long as any action is approved by at least a majority of the required quorum for such meeting.

         (g) WAIVER OF NOTICE. The transactions of any meeting of the Board of Directors or any committee thereof, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, or a consent to hold such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Notice of a special meeting will be automatically waived by any director's attendance or participation at such meeting.

         Section 4.  ACTION WITHOUT MEETING.

         Any action required or permitted to be taken by the Board of Directors at any meeting thereof or at any meeting of a committee thereof may be taken without a meeting if all members of the Board of Directors or such committee thereof consent thereto in writing and the writing or writings are filed with the minutes of the proceedings of the Board of Directors or such committee thereof.

         Section 5.  COMPENSATION OF DIRECTORS.

         Unless otherwise restricted by law, the Certificate of Incorporation or these By-laws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of committees of the Board of Directors may be allowed like compensation for attending committee meetings.

         Section 6.  COMMITTEES OF THE BOARD.

         (a) COMMITTEES. The Board of Directors may, by resolution adopted by a majority of the Board of Directors, designate one or more committees of the Board of Directors, each committee to consist of one or more directors. Each such committee, to the extent permitted by law, the Certificate of Incorporation and these By-laws, shall have and may exercise such of the powers of the Board of Directors in the management and affairs of the Corporation as may be prescribed by the resolutions creating such committee. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. The Board of Directors shall have the power, at any time for any such reason, to change the members of any such committee, to fill vacancies, and to discontinue any such committee.

         (b) MINUTES OF MEETINGS. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

         (c) LIMITS ON AUTHORITY OF COMMITTEES. No committee shall have the power or authority in reference to amending the CertifiCate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors as provided in Section 151(a) of the General Corporation Law of the State of Delaware, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation, or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of stock or authorize the increase or decrease of the shares of any series), adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending any provision of these By-laws; nor, unless the resolutions establishing such committee or the Certificate of Incorporation expressly so provide, shall have the power or authority to declare a dividend, to authorize the issuance of stock, to adopt a certificate of ownership and merger, or to fill vacancies in the Board of Directors.


                                   ARTICLE IV
                                    OFFICERS

         Section 1.  OFFICERS.

         (a) NUMBER. The officers of the Corporation shall be chosen by the Board of Directors and shall include a Chairman of the Board of Directors, a President, Vice Presidents (including any Executive, Senior and/or First Vice President as the Board of Directors may determine from time to time), a Secretary and a Treasurer. The Board of Directors also may appoint one or more Assistant Secretaries or Assistant Treasurers and such other officers and agents with such powers and duties as it shall deem necessary. Any Vice President may be given such specific designation as may be determined from time to time by the Board of Directors. Any number of offices may be held by the same person, unless otherwise required by law, the Certificate of Incorporation or these By-laws.

         (B) ELECTION AND TERM OFFICE. The officers shall be elected annually by the Board of Directors at its regular meeting following the annual meeting of the stockholders and each officer shall hold office until the next annual election of officers and until such officer's successor is elected, or until such Officer's death, resignation or removal. Any officer may be removed at any time, with or without cause, by a vote of the majority of the Board of Directors. Any vacancy occurring in any office may be filled by the Board of Directors.

         (C) DELEGATION OF AUTHORITY. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

         Section 2.  CHAIRMAN OF THE BOARD OF DIRECTORS.

         The Chairman of the Board of Directors shall preside at meetings of the stockholders and the Board of Directors. Unless otherwise designated by the Board of Directors, the Chairman of the Board shall be the chief executive officer of the Corporation. Subject to the provisions of these By-laws and to the direction of the Board of Directors, he or she shall have the responsibility for the general management and control of the business and affairs of the Corporation and shall perform all duties and have all powers that are commonly incident to the office of chief executive or that are delegated to him or her by the Board of Directors. He or she shall have power to sign all stock certificates, contracts and other instruments of the Corporation that are authorized and shall have general supervision and direction of all of the duties, employees and agents of the Corporation.

         Section 3.  PRESIDENT.

         In the absence of the Chairman of the Board, or if there is none, the President shall preside at meetings of the stockholders and the Board of Directors. The President shall assume and perform the duties of the Chairman of the Board in the absence or disability of the Chairman of the Board or whenever the office of the Chairman of the Board is vacant. Subject to the provisions of these By-laws and to the direction of the Board of Directors and the Chairman of the Board, he or she shall have responsibility for the day-to-day operations of the Corporation and shall perform all duties and have all powers that are commonly incident to the office of chief operating officer or that are delegated to him or her by the Board of Directors or the Chairman of the Board.

         Section 4.  VICE PRESIDENTS.

         The Vice Presidents shall have such powers and perform such duties as from time to time may be prescribed for them, respectively, by the Board of Directors or by the President.

         Section 5.  SECRETARY AND ASSISTANT SECRETARIES.

         The Secretary shall record or cause to be recorded, in books provided for the purpose, minutes of the meetings of the stockholders, the Board of Directors and all committees of the Board of Directors; see that all notices are duly given in accordance with the provisions of these By-laws as required by law; be custodian of all corporate records (other than financial) and of the seal of the Corporation, and have authority to affix the seal to all documents requiring it and attest to the same; give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors; and, in general, shall perform all duties incident to the office of Secretary and such other duties as may, from time to time, be assigned to him by the Board of Directors or by the President. At the request of the Secretary, or in the Secretary's absence or disability, any Assistant Secretary shall perform any of the duties of the Secretary and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Secretary.

         Section 6.  TREASURER AND ASSISTANT TREASURERS.

         The Treasurer shall keep or cause to be kept the books of account of the Corporation and shall render statements of the financial affairs of the Corporation in such form and as often as required by the Board of Directors or the President. The Treasurer shall perform all other duties commonly incident to his office and shall perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time. At the request of the Treasurer, or in the Treasurer's absence or disability, any Assistant Treasurer may perform any of the duties of the Treasurer and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Treasurer. Except where by law the signature of the Treasurer is required, each of the Assistant Treasurers shall possess the same power as the Treasurer to sign all certificates, contracts, obligations and other instruments of the Corporation.


                                     ARTICLE V
                           INDEMNIFICATION AND INSURANCE

         Section 1.  ACTIONS AGAINST DIRECTORS AND OFFICERS.

         The Corporation shall indemnify to the fullest extent permitted by, and in the manner permissible under, the laws of the State of Delaware any person made, or threatened to be made, a party to an action or proceeding, whether criminal, civil, administrative or investigative (a "Proceeding"), by reason of the fact that such person or such person's testator or intestate is or was a director or officer of the Corporation or any predecessor of the Corporation, or served any other enterprise as a director or officer at the request of the Corporation or any predecessor of the Corporation (the "Indemnitee"), including without limitation, all expenses (including attorneys'
fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Indemnitee in connection with such Proceeding.

         In furtherance and not in limitation of the foregoing provisions, all reasonable expenses incurred by or on behalf of the Indemnitee in connection with any Proceeding shall be advanced to the Indemnitee by the Corporation within 20 calendar days after the receipt by the Corporation of a statement or statements from the Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the expenses incurred by the Indemnitee and, if required by law at the time of such advance, shall include or be accompanied by an undertaking by or on behalf of the Indemnitee to repay the amounts advanced if it should ultimately be determined that the Indemnitee is not entitled to be indemnified against such expenses pursuant to this Article V.

         Section 2.  CONTRACT.

         The provisions of Section 1 of this Article V shall be deemed to be a contract between the Corporation and each director and officer who serves in such capacity at any time while such By-law is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts.

         Section 3.  NONEXCLUSIVITY.

         The rights of indemnification provided by this Article V shall not be deemed exclusive of any other rights to which any director or officer of the Corporation may be entitled apart from the provisions of this Article V.

         Section 4.  INDEMNIFICATION OF EMPLOYEE AND AGENTS.

         The Board of Directors in its discretion shall have the power on behalf of the Corporation to indemnify any person, other than a director or officer, made a party to any action, suit or proceeding-by reason of the fact that such person or such person's testator or intestate, is or was an employee or agent of the Corporation.

         Section 5.  INSURANCE.

         Upon a resolution or resolutions duly adopted by the Board of Directors of the Corporation, the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation against any liability asserted against such person and incurred by him in any capacity, or arising out of his capacity as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of applicable law, the Certificate of Incorporation or these By-laws.

                                       ARTICLE VI
                       CERTIFICATES FOR SHARES AND THEIR TRANSFER

         Section 1.  CERTIFICATES FOR SHARES.

         Unless otherwise provided by a resolution of the Board of Directors, the shares of the Corporation shall be represented by a certificate. The certificates of stock of the Corporation shall be numbered and shall be entered in the books of the Corporation as they are issued. They shall exhibit the holder's name and number of shares and shall be signed by or in the name of the Corporation by (a) the Chairman of the Board of Directors, the President or any Vice President and (b) the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary. Any or all of the signatures on a certificate may be facsimile. In case any officer of the Corporation, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon such certificate, shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may nevertheless be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issuance.

         Section 2.  TRANSFER.

         Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

         Section 3.  RECORD OWNER.

         The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof, and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the State of Delaware.

         Section 4.  LOST CERTIFICATES.

         The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

                                  ARTICLE VII
                                 MISCELLANEOUS

         Section 1.  RECORD DATE.

         (a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days prior to the date of such meeting nor more than sixty (60) days prior to any other action.
If not fixed by the Board of Directors, the record date shall be determined as provided by law.

         (b) A determination of stockholders of record entitled to notice of or to vote at a meeting of the stockholders shall apply to any adjournments of the meeting, unless the Board of Directors fixes a new record date for the adjourned meeting.

         (c) Holders of stock on the record date are entitled to notice and to vote or to receive the dividend, distribution or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date, except as otherwise provided by agreement or by law, the Certificate of Incorporation or these By-laws.

         Section 2.  EXECUTION OF INSTRUMENTS.

         The Board of Directors may, in its discretion, determine the method and designate the signatory officer of officers, or other persons, to execute any corporate instrument or document or to sign the corporate name without limitation, except where otherwise provided by law, the Certificate of Incorporation or these By-laws. Such designation may be general or confined to specific instances.

         Section 3.  VOTING OF SECURITIES OWNED BY THE CORPORATION.

         All stock and other securities of other corporations held by the Corporation shall be voted, and all proxies with respect thereto shall be executed, by the person so authorized by resolution of the Board of Directors, or, in the absence of such authorization, by the President.

         Section 4.  CORPORATE SEAL.

         The Corporation shall have a corporate seal in such form as shall be prescribed and adopted by the Board of Directors.

         Section 5.  CONSTRUCTION AND DEFINITIONS.

         Unless the context requires otherwise, the general provisions, rules of construction and definitions in the General Corporation Law of the State of Delaware shall govern the construction of these By-laws.

         Section 6.  AMENDMENTS.

         These By-laws may be altered, amended or repealed or new By-laws may be adopted by the stockholders at any meeting or by the Board of Directors.

                   SECRETARY'S CERTIFICATE OF ADOPTION OF BY-LAWS
                                         OF
                             UNITED CRAFT BREWERS, INC.



    I, the undersigned, do hereby certify:

    1. That I am the duly elected and acting Secretary of United Craft Brewers, Inc., a Delaware corporation.

    2. That the foregoing By-laws constitute the By-laws of said corporation as adopted by the Directors of said corporation by unanimous written consent on _________ __, 199_.

    3. The foregoing By-laws were also adopted by the shareholders of said corporation by [unanimous written consent] on __________ __, 199_.

    IN WITNESS WHEREOF, I have hereunto subscribed my name this _____ day of _________, 199_.




                                         ------------------------------------
                                                      Secretary

                               EXHIBIT 5.9(a)(i)


                           CERTIFICATE OF INCORPORATION
                            UNITED CRAFT BREWERS, INC.


         FIRST:  The name of this corporation is:  UNITED CRAFT BREWERS, INC.

         SECOND: The address of the registered office of the corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.

         THIRD: The name and mailing address of the incorporator of the corporation is:

                   ____________________________
                   ____________________________
                   ____________________________
                   ____________________________

         FOURTH: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         FIFTH:  Section 1.  CLASSES AND NUMBER OF SHARES.

         The total number of shares of all classes of stock which this corporation shall have authority to issue is ____________ shares which will consist of Preferred Stock and Common Stock. The classes and the aggregate number of shares of stock of each class which this corporation shall have authority to issue are as follows:

         (i) _________ shares of Common Stock, $0.001 par value per share (hereinafter the "Common Stock");

         (ii) _________ shares of Preferred Stock, $0.001 par value per share, with such rights, privileges, restrictions and preferences as the Board of Directors may authorize from time to time (hereinafter the "Preferred Stock").

         SIXTH:  Section 1.  NUMBER OF DIRECTORS.

         The number of directors which shall constitute the whole Board of Directors of this corporation shall be as specified in the by-laws of this corporation.

                 Section 2.  LIMITED LIABILITY.

         To the fullest extent permitted by the General Corporation Law of the State of Delaware (as such law currently exists or may hereafter be amended so long as any such amendment authorizes action further eliminating or limiting the personal liabilities of directors), a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this paragraph by the stockholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the corporation with respect to any act or omission occurring prior to the time of such repeal or modification.

         SEVENTH: Meetings of stockholders may be held within or without the State of Delaware as the by-laws may provide. The books of the corporation may be kept, subject to any provision contained in the statutes, outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of the corporation. Stockholders shall not be entitled to request the election of directors by written ballot unless a by-law of the corporation shall authorize such a vote by written ballot. Any action required or permitted to be taken by the stockholders of the corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders. Stockholders of the corporation shall not have the right to request or call a special meeting of the stockholders.

         EIGHTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind from time to time any or all of the by-laws of the corporation; including by-law amendments increasing or reducing the authorized number of directors.

         The undersigned, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware does make this certificate, hereby declaring and certifying that this is his act and deed and the facts herein stated are true, and accordingly has hereunto set forth his hand this _____ day of _________, 199_.


                             ______________________________

                                    EXHIBIT 6.1(a)


                         FORM OF OPINION OF SELLER'S COUNSEL


1.     Due organization and good standing.

2.     Corporate power and due qualification.

3. Documents duly authorized and executed and legal, valid, and binding obligations.

4.     No conflicts.

5.     No breach or default.

6.     No authorization, consent or approval required.

7.     Consolidation validly consummated.

8.     No rights of appraisal.

9. Capital stock, options and other stock rights as set forth in Section 3.1 of the Agreement and the schedules thereto. Duly authorized, validly issued, fully paid, nonassessable, and free of preemptive rights.

10. Shares to be issued duly authorized, validly issued, fully paid and nonassessable, and no preemptive rights.

                      EXHIBIT 6.2(h)

            FORM OF OPINION OF PURCHASER'S COUNSEL

1.  Due organization and good standing.

2.  Corporate power and due qualification.

3. Documents duly authorized and executed and legal, valid, and binding obligations.

4.  No conflicts.

5.  No breach or default.

6.  No authorization, consent or approval required.

                                                               EXECUTION COPY


______________________________________________________________________________
______________________________________________________________________________



                                CREDIT AGREEMENT


                                 BY AND BETWEEN


                           NOR'WESTER BREWING COMPANY


                                       AND


                        UNITED BREWERIES OF AMERICA, INC.





                                January __, 1997





________________________________________________________________________________
____________________________________________________________________________

                                TABLE OF CONTENTS

Section                                                                     Page
-------                                                                     ----


SECTION I.  INTERPRETATION . . . . . . . . . . . . . . . . . . . . . . . . .  1
     1.01. Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
     1.02. GAAP  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
     1.03. Headings. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
     1.04. Plural Terms. . . . . . . . . . . . . . . . . . . . . . . . . . .  4
     1.05. Time. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
     1.06. Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . .  4
     1.07. Entire Agreement. . . . . . . . . . . . . . . . . . . . . . . . .  4
     . .1.08. Calculation of Interest and Fees . . . . . . . . . . . . . . .  4
     1.09. Other Interpretive Provisions . . . . . . . . . . . . . . . . . .  4

SECTION II.  CREDIT FACILITY . . . . . . . . . . . . . . . . . . . . . . . .  5
     2.01. Credit Facility . . . . . . . . . . . . . . . . . . . . . . . . .  5
     2.02. Making the Advances . . . . . . . . . . . . . . . . . . . . . . .  5
     2.03. Interest and Repayment. . . . . . . . . . . . . . . . . . . . . .  5
     2.04. Payments and Computations . . . . . . . . . . . . . . . . . . . .  6
     2.05. Security. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6

SECTION III.  CONDITIONS PRECEDENT . . . . . . . . . . . . . . . . . . . . .  6
     3.01. Initial Conditions Precedent. . . . . . . . . . . . . . . . . . .  6
     3.02. Conditions Precedent to Each Advance. . . . . . . . . . . . . . .  7

SECTION IV.  REPRESENTATIONS AND WARRANTIES. . . . . . . . . . . . . . . . .  7
     4.01. Borrower's Representations and Warranties . . . . . . . . . . . .  7
     4.02. Reaffirmation . . . . . . . . . . . . . . . . . . . . . . . . . .  8

SECTION V.  COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
     5.01. Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8

SECTION VI.  DEFAULT . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
     6.01. Events of Default . . . . . . . . . . . . . . . . . . . . . . . .  9
     6.02. Remedies. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10

SECTION VII.  MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . 11
     7.01. Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
     7.02. Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
     7.03. Waivers; Amendments . . . . . . . . . . . . . . . . . . . . . . . 12
     7.04. Successors and Assigns. . . . . . . . . . . . . . . . . . . . . . 13
     7.05. No Third Party Rights . . . . . . . . . . . . . . . . . . . . . . 13

Section                                                                     Page
-------                                                                     ----
     7.06. Partial Invalidity. . . . . . . . . . . . . . . . . . . . . . . . 13
     7.07. Obligation Absolute . . . . . . . . . . . . . . . . . . . . . . . 13
     7.08. Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . . . 13


Schedules
---------

Schedule 3.01       -    Initial Conditions Precedent
Schedule 4.01(c)         -    Disclosed Conflicts
Schedule 5.01(d)         -    Existing Indebtedness


Exhibits
--------

Exhibit A           -    Form of Convertible Note
Exhibit B           -    Form of Security Agreement
Exhibit C           -    Form of Pledge Agreement
Exhibit D           -    Form of Personal Guaranty

                                CREDIT AGREEMENT


          THIS CREDIT AGREEMENT ("AGREEMENT"), dated as of January __, 1997, is entered into by and between NOR'WESTER BREWING COMPANY, an Oregon corporation ("BORROWER") and UNITED BREWERIES OF AMERICA, INC., a Delaware corporation ("PURCHASER").


                                    RECITALS

          A. Reference is made to (i) that certain Investment Agreement, dated as of January __, 1997, among Borrower, Willamette Valley, Inc. Microbreweries Across America ("WVI"), various Subsidiaries of Borrower, North Country Joint Venture, LLC, a limited liability corporation organized under the laws of Oregon ("NORTH COUNTRY"), James W. Bernau, a shareholder of Borrower and the Chairman of the Board of Directors of Borrower ("BERNAU") and Purchaser (the "INVESTMENT AGREEMENT"); and (ii) those certain loans advanced by Purchaser to Borrower and WVI on October 31, 1996, November 7, 1996, and December 27, 1996, respectively, in an original aggregate principal amount of $900,000 (collectively, the "EXISTING ADVANCE"), on which the aggregate accrued and unpaid interest thereon as of January 27, 1997 is $19,184.53.

          B. Pursuant to Section 7.1 of the Investment Agreement, Purchaser has agreed to provide additional loans to Borrower in an aggregate principal amount not to exceed $1,850,000. When the additional loans are added to the Existing Advance, the aggregate principal amount will not exceed $2,750,000 (the "TOTAL COMMITMENT").

          C. Purchaser is willing to provide such additional loans to Borrower upon the terms and subject to the conditions set forth below. In addition, Borrower and Purchaser also wish to restate herein Borrower's obligation with respect to the Existing Advance (which obligation shall include the assumption by Borrower of WVI's obligation, if any, with respect to the Existing Advance).


                                    AGREEMENT

          NOW, THEREFORE, in consideration of the above Recitals and the mutual covenants herein contained, the parties hereto hereby agree as follows.

SECTION I.      INTERPRETATION.

     1.01. DEFINITIONS. Unless otherwise indicated in this Agreement or any other Credit Document, each term set forth below, when used in this Agreement or any other Credit Document, shall have the respective meaning given to that term below or in the provision of this Agreement or other document, instrument or agreement referenced below.

     "ADVANCE" shall have the meaning given to that term in SUBPARAGRAPH
2.01(b).

     "AGREEMENT" shall mean this Credit Agreement.

     "ANCILLARY AGREEMENTS" shall have the meaning given to that term in the Investment Agreement.

     "BERNAU" shall have the meaning given to that term in RECITAL A.

     "BORROWER" shall have the meaning given to that term in THE INTRODUCTORY PARAGRAPH.

     "BUSINESS DAY" shall have the meaning given to that term in the Investment Agreement.

     "CLOSING" shall have the meaning given to that term in the Investment Agreement.

     "COLLATERAL" shall mean all property in which Purchaser has a Lien to secure the Obligations.

     "COMMON STOCK" shall have the meaning given to that term in the Investment Agreement.

     "CONSTITUENT CORPORATIONS" shall have the meaning given to that term in the Investment Agreement.

     "CONVERTIBLE NOTE" shall have the meaning given to that term in PARAGRAPH 2.03.

     "CREDIT DOCUMENTS" shall mean and include this Agreement, the Convertible Note, the Security Documents, all other documents, instruments and agreements delivered to Purchaser pursuant to PARAGRAPH 3.01 and all other documents, instruments and agreements delivered to Purchaser by Borrower, any of its Subsidiaries, Bernau or North Country in connection with this Agreement on or after the date of this Agreement.

     "DEFAULT" shall mean any event or circumstance not yet constituting an Event of Default which, with the giving of any notice or the lapse of any period of time or both, would become an Event of Default.

     "DOLLARS" and "$" shall mean the lawful currency of the United States of America and, in relation to any payment under this Agreement, same day or immediately available funds.

     "EFFECTIVE DATE" shall mean January __, 1997.

     "EVENT OF DEFAULT" shall have the meaning given to that term in PARAGRAPH 6.01.

     "EXISTING ADVANCE" shall have the meaning given to that term in RECITAL A.

     "GAAP" shall have the meaning given to that term in the Investment
Agreement.

     "INVESTMENT AGREEMENT" shall have the meaning given to that term in RECITAL A.

     "LIEN" shall have the meaning given to that term in the Investment
Agreement.

     "MATERIAL ADVERSE EFFECT" shall mean (a) a "Material Adverse Effect" as such term is defined in the Investment Agreement (including without limitation schedules of exceptions thereto) and (b) a material adverse effect on Purchaser's security interest in the Collateral or the perfection or priority of such security interests.

     "NORTH COUNTRY" shall have the meaning given to that term in RECITAL A.

     "OBLIGATIONS" shall mean and include, with respect to Borrower, all loans, advances, debts, liabilities, and obligations, howsoever arising, owed by Borrower to Purchaser of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising pursuant to the terms of this Agreement, the Convertible Note or any of the other Credit Documents, including without limitation all interest, fees, charges, expenses, attorneys' fees and accountants' fees chargeable to Borrower or payable by Borrower hereunder or thereunder.

     "PERSON" shall have the meaning given to that term in the Investment Agreement.

     "PERSONAL GUARANTY" shall have the meaning given to that term in PARAGRAPH 2.05.

     "PLEDGE AGREEMENT" shall have the meaning given to that term in PARAGRAPH 2.05.

     "PURCHASER" shall have the meaning given to that term in THE INTRODUCTORY PARAGRAPH.

     "SECURITY AGREEMENT" shall have the meaning given to that term in PARAGRAPH 2.05.

     "SECURITY DOCUMENTS" shall mean and include the Security Agreement, the Pledge Agreement, the Personal Guaranty, and all other instruments, agreements, certificates, opinions and documents (including Uniform Commercial Code financing statements, fixture filings and landlord waivers) delivered to Purchaser in connection with any Collateral or to secure the Obligations.

     "SUBSIDIARY" shall have the meaning given to that term in the Investment Agreement.

     "TOTAL COMMITMENT" shall have the meaning given to that term in RECITAL B.

     "UCB" shall have the meaning given to that term in the Investment
Agreement.

     "WVI" shall have the meaning given to that term in RECITAL A.

     1.02. GAAP. Unless otherwise indicated in this Agreement or any other Credit Document, all accounting terms used in this Agreement or any other Credit Document shall be construed, and all accounting and financial computations hereunder or thereunder shall be computed, in accordance with GAAP consistently applied.

     1.03. HEADINGS. Headings in this Agreement and each of the other Credit Documents are for convenience of reference only and are not part of the substance hereof or thereof.

     1.04. PLURAL TERMS. All terms defined in this Agreement or any other Credit Document in the singular form shall have comparable meanings when used in the plural form and VICE VERSA.

     1.05. TIME. All references in this Agreement and each of the other Credit Documents to a time of day shall mean San Francisco, California time, unless otherwise indicated.

     1.06. GOVERNING LAW. This Agreement and each of the other Credit Documents (unless otherwise provided in such other Credit Documents) shall be governed by and construed in accordance with the laws of the State of California without reference to conflicts of law rules.

     1.07. ENTIRE AGREEMENT. This Agreement and each of the other Credit Documents, taken together, constitute and contain the entire agreement of Borrower and Purchaser with respect to the matters set forth herein, and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof.

     1.08. CALCULATION OF INTEREST AND FEES. All calculations of interest and fees under this Agreement and the other Credit Documents for any period (a) shall include the first day of such period and exclude the last day of such period and (b) shall be calculated on the basis of a year of 365 or 366 days, as appropriate, for actual days elapsed.

     1.09. OTHER INTERPRETIVE PROVISIONS. References in this Agreement to "Recitals," "Sections," "Paragraphs," "Subparagraphs," "Exhibits" and "Schedules" are to recitals, sections, paragraphs, subparagraphs, exhibits and schedules herein and hereto unless otherwise indicated. References in this Agreement and each of the other Credit Documents to any document, instrument or agreement (a) shall include all exhibits, schedules and other attachments thereto, (b) shall include all documents, instruments or agreements issued or executed in replacement thereof, and (c) shall mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified and supplemented from time to time and in effect at any given time. References in this Agreement and each of the other Credit Documents to any statute or other law (i) shall include any successor statute or law, (ii) shall include all rules and regulations promulgated under such statute or law (or any successor statute or law), and (iii) shall mean such statute or law (or successor statute or law) and such rules and regulations, as amended, modified, codified or reenacted from time to time and in effect at any given time. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement or any other Credit Document shall refer to this Agreement or such other Credit Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other
Credit Document, as the case may be. The words "include" and "including" and words of similar import when used in this Agreement or any other Credit
Document shall not be construed to be limiting or exclusive. In the event of any inconsistency between the terms of this Agreement and the terms of any other Credit Document, the terms of this Agreement shall govern.

SECTION II.    CREDIT FACILITY.

     2.01.     CREDIT FACILITY.

          (a) EXISTING ADVANCE. Borrower acknowledges and agrees that Purchaser has previously advanced to Borrower and WVI the Existing Advance and that all of the proceeds of the Existing Advance have been for the benefit of Borrower. Accordingly, Borrower hereby assumes WVI's obligation, if any, with respect to the Existing Advance. Borrower's obligation to repay the Existing Advance shall hereinafter be evidenced by the Convertible Note.

          (b) NEW ADVANCES. Purchaser agrees, on the terms and conditions hereinafter set forth, to make advances (the "ADVANCES") to Borrower on such dates and in such amounts as shall be mutually agreed to between Borrower and Purchaser in an aggregate amount, when combined with the amounts outstanding under the Existing Advance, not to exceed at any time outstanding the Total Commitment; PROVIDED, HOWEVER, that Purchaser shall only be required to make any Advance if the conditions set forth in SECTION III have been satisfied or waived by Purchaser. In furtherance of the foregoing, representatives of Purchaser will meet with Borrower and the other Constituent Corporations from time to time to review the financial results of Borrower and the other Constituent Corporations, the need for additional financing and the payment of creditors, and Purchaser and Borrower will mutually agree upon the timing, amounts and uses of the Advances. In addition, Purchaser will provide resources to Borrower and the other Constituent Corporations to assist in the management of Borrower's and the other Constituent Corporations' accounts payable.

     2.02. MAKING THE ADVANCES. Not later than 11:00 a.m. on the date of such Advance and upon fulfillment of the applicable conditions set forth in
SECTION III, Purchaser will make such Advance available to Borrower in same day funds at Borrower's address referred to in PARAGRAPH 7.01.

     2.03. INTEREST AND REPAYMENT. Borrower shall repay, and shall pay interest on, the aggregate unpaid principal amount of all Advances in accordance with a convertible promissory note of Borrower, in substantially the form of EXHIBIT A hereto (the "CONVERTIBLE NOTE"), evidencing the indebtedness resulting from the Existing Advance and such other Advances and delivered to Purchaser pursuant to PARAGRAPH 3.01.

     2.04. PAYMENTS AND COMPUTATIONS. Borrower shall make each payment under any Credit Document not later than 12:00 noon on the day when due in lawful money of the United States of America to Purchaser at its address referred to in PARAGRAPH 7.01 in same day funds. Whenever any payment to be made hereunder or under the Convertible Note shall be stated to be due on a day other than a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest.

     2.05.     SECURITY.

          (a)  SECURITY AGREEMENT, PLEDGE AGREEMENT, PERSONAL GUARANTY, ETC.
     The Obligations shall be secured by (i) a Security Agreement in the form of EXHIBIT B, duly executed by North Country (the "SECURITY AGREEMENT"), (ii) a Pledge Agreement in the form of EXHIBIT C, duly executed by Borrower (the "PLEDGE AGREEMENT") and (iii) a Personal Guaranty in the form of EXHIBIT D, duly executed by Bernau (the "PERSONAL GUARANTY"). Upon the execution and delivery of the Security Agreement and the Pledge Agreement, and the perfection of the security interests created thereunder, Purchaser shall execute and deliver such documents, instruments and agreements as Borrower may reasonably request to release Purchaser's security interest in the 496,003 shares of Willamette Valley Vineyards common stock previously pledged to Purchaser by Bernau under that certain Amended and Restated Pledge Agreement dated as of December 27, 1996.

          (b) FURTHER ASSURANCES. Borrower shall deliver, and shall cause North Country and Bernau to deliver, to Purchaser such additional security agreements, pledge agreements, guaranty agreements, and other instruments, agreements, certificates and documents (including Uniform Commercial Code financing statements and fixture filings) as Purchaser may reasonably request to (i) grant, perfect, maintain, protect and evidence security interests in favor of Purchaser in the Collateral prior to the Liens or other interests of any Person, other than such Liens or other interests expressly permitted in the Security Documents and (ii) otherwise establish, maintain, protect and evidence the rights provided to Purchaser pursuant to the Security Documents. Borrower shall fully cooperate, and shall cause North Country and Bernau to fully cooperate, with Purchaser and perform all additional acts reasonably requested by Purchaser to effect the purposes of this PARAGRAPH 2.05.

SECTION III.   CONDITIONS PRECEDENT.

     3.01. INITIAL CONDITIONS PRECEDENT. The obligations of Purchaser to make the initial Advance is subject to receipt by Purchaser, on or prior to the Effective Date, of each item listed in SCHEDULE 3.01, each in form and substance satisfactory to Purchaser.

     3.02. CONDITIONS PRECEDENT TO EACH ADVANCE. The making of each Advance (including the initial Advance) is subject to the further conditions that on the date such Advance is to occur and after giving effect to such Advance, the following shall be true and correct:

          (a) The representations and warranties of Borrower set forth in PARAGRAPH 4.01 and in the other Credit Documents are true and correct in all material respects as if made on such date (except as otherwise scheduled in the Investment Agreement and except for representations and warranties expressly made as of a specified date, which shall be true as of such date);

          (b) No Default or Event of Default has occurred and is continuing or will result from such Advance;

          (c)  All of the Credit Documents are in full force and effect; and

          (d) No Material Adverse Effect shall have occurred since September 30, 1996.


SECTION IV.    REPRESENTATIONS AND WARRANTIES.

     4.01. BORROWER'S REPRESENTATIONS AND WARRANTIES. In order to induce Purchaser to enter into this Agreement, except as otherwise scheduled in the Investment Agreement, Borrower hereby represents and warranties to Purchaser as follows:

          (a) ORGANIZATION AND POWERS. Borrower (i) is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and (ii) has the power and authority to own, lease and operate its properties and carry on its business as now conducted;

          (b) CAPACITY AND ENFORCEABILITY. Borrower has full capacity to execute and deliver this Agreement and each of the other Credit Documents to which it is or will be a party and no further action is necessary on the part of Borrower to make this Agreement and each of the other Credit Documents to which it is or will be a party the legal, valid and binding obligation of Borrower, enforceable against it in accordance with their respective terms;

          (c) NO CONFLICT. The execution, delivery and performance by Borrower of this Agreement and each of the other Credit Documents to which it is or will be a party does not materially conflict with, violate, result in a breach of, or cause a default, either immediately or with the passage of time or the giving of notice or both, which violation, breach or default would materially impair Purchaser's prospects of repayment of the Obligations, under (i) any provision of federal, state or local law or regulation relating to Borrower or Borrower's assets, (ii) any provision of any order, arbitration award, judgment or decree to which Borrower or any portion of Borrower's assets are subject, (iii) any provision of any note, bond, indenture, license, lease, mortgage, agreement or instrument to which Borrower or any portion of Borrower's assets are subject, except those set forth on SCHEDULE 4.01(c), or (iv) any other known restriction of any kind or character to which Borrower or any portion of Borrower's assets are subject;

          (d) NO VIOLATION. The execution, delivery and performance by Borrower of this Agreement and each of the other Credit Documents to which it is or will be a party will not result in giving to others any interest or rights, including rights of termination, acceleration or cancellation, in or with respect to any of the material properties, contracts, leases, mortgages, commitments or other agreements of Borrower, nor are any consents, approvals or authorizations of, or declarations to or filings with, any governmental authorities required in connection herewith or therewith, except those which have been or will be made or obtained pursuant to the Investment Agreement and except those if not made or obtained will not result in a Material Adverse Effect;

          (e) OTHER AGREEMENTS. No representation or warranty by Borrower in this Agreement, any of the other Credit Documents to which Borrower is or will be a party, the Investment Agreement or any Ancillary Agreement to which Borrower is or will be a party contains any untrue statement of fact or omits to state a fact necessary to make such representation and warranty or any such statement therein not misleading.

          (f) EXISTING ADVANCE. All of the proceeds of the Existing Advance have been, and continue to be, for the benefit of Borrower.

     4.02. REAFFIRMATION. Borrower shall be deemed to have reaffirmed, for the benefit of Purchaser, each representation and warranty contained in PARAGRAPH 4.01 on and as of the date of each Advance (except for representations and warranties expressly made as of a specified date, which shall be true as of such date).

SECTION V.     COVENANTS.

     5.01. COVENANTS. Until the termination of this Agreement and the satisfaction in full by Borrower of all Obligations, Borrower will comply, and will cause compliance, with the following covenants, unless Purchaser shall otherwise consent in writing:

          (a) INDEBTEDNESS. Without the prior written consent of Purchaser, neither Borrower nor any of its Subsidiaries shall create, incur, assume or permit to exist any indebtedness or liabilities resulting from borrowings, loans or advances, whether secured or unsecured, matured or unmatured, liquidated or unliquidated, joint or several, except the liabilities of Borrower and its Subsidiaries listed on SCHEDULE 5.01(a) and existing or contemplated on the date hereof and except as otherwise incurred in the ordinary course of Borrower's business consistent with past practices. Notwithstanding the foregoing, without the prior written consent of Purchaser in no event shall Borrower permit the principal amount of the indebtedness of North County to The Adirondack Trust Company to exceed at any time $50,000.

          (b) DISTRIBUTIONS. Neither Borrower nor any of its Subsidiaries shall declare or pay any dividends or make any distributions either in cash, stock or any other property on Borrower's stock now or hereafter outstanding, nor redeem, retire, repurchase or otherwise acquire any shares of any class of Borrower's or any Subsidiary's stock now or hereafter outstanding.

SECTION VI.    DEFAULT.

     6.01. EVENTS OF DEFAULT. The occurrence or existence of any one or more of the following shall constitute an "EVENT OF DEFAULT" hereunder:

          (a) Borrower shall fail to pay within ten (10) days when due any payment as provided by the terms of this Agreement, the Convertible Note or any of the other Credit Documents;

          (b) (i) Borrower, any of its Subsidiaries or Bernau, as applicable, shall fail to observe or perform any material covenant, obligation, condition or agreement contained in SECTION V of this Agreement or in any other Credit Document and such failure (to the extent curable) shall remain unremedied ten (10) days after written notice thereof shall have been given to Borrower on behalf of such Person by Purchaser; or (ii) Bernau, Borrower or any other Constituent Corporation shall fail to observe or perform any material covenant, obligation, condition or agreement contained in Section V of the Investment Agreement or any Ancillary Agreement and such failure (to the extent curable) shall remain unremedied ten (10) days after written notice thereof shall have been given to Borrower on behalf of such Person by Purchaser,

          (c) Any representation, warranty, information or other statement made or furnished by (i) Borrower, any of its Subsidiaries or Bernau, as applicable, in this Agreement or any other Credit Document shall be materially false, incorrect, incomplete or misleading in any material respect when made or furnished; or (ii) Bernau, Borrower or any other Constituent Corporation in the Investment Agreement or any Ancillary Agreement, shall be materially false, incorrect, incomplete or misleading in any material respect when made or furnished;

          (d) Borrower or any of its Subsidiaries shall fail to make any payment when due under the terms of any bond, debenture, note or other evidence of indebtedness to be paid by such Person (excluding any bonds, debentures, notes and other evidence of indebtedness in favor of suppliers and contractors in an aggregate principal amount of up to $2,500,000, but including any other evidence of indebtedness of such Person to Purchaser) and such failure shall continue beyond any period of grace provided with respect thereto, or Borrower shall default in the observance or performance of any other agreement, term or condition contained in any such bond, debenture, note or other evidence of indebtedness, and the effect of such failure or default is to cause, or permit the holder or holders thereof to cause indebtedness under such instrument to become due prior to its stated date of maturity;

          (e) Borrower or any of its Subsidiaries shall make a general assignment for the benefit of creditors or admit in writing its inability to pay its debts generally as they become due, any voluntary petition is filed by Borrower or any of its Subsidiaries under the federal or similar state bankruptcy laws, or Borrower or any of its Subsidiaries consents to the filing of any such petition or consents to the appointment of a receiver, liquidator or trustee in bankruptcy;

          (f) A court of competent jurisdiction enters an order or decree under the federal or any similar state bankruptcy law (i) for the appointment of a receiver, liquidator, trustee or assignee in bankruptcy or insolvency of Borrower or any of its Subsidiaries of all or substantially all of its assets or for the winding up or liquidation of its affairs, or
     (ii) adjudicating Borrower or any of its Subsidiaries a bankrupt or insolvent or approving a petition seeking reorganization of Borrower or any or its Subsidiaries under any bankruptcy law, and in any event such order or decree has continued in force undischarged and unstayed for a period of ninety (90) days;

          (g) Any Credit Document, the Investment Agreement, any Ancillary Agreement or any material term thereof shall cease to be, or be asserted by Borrower, any of its Subsidiaries, Bernau, North Country or any other Constituent Corporation not to be, a legal, valid and binding obligation of such Person, enforceable in accordance with its terms; or

          (h) Any event or condition occurs or exists which has a Material Adverse Effect.

     6.02. REMEDIES. Upon the occurrence or existence of any Event of Default (other than an Event of Default referred to in CLAUSE (i) OF SUBPARAGRAPH 6.01(b), CLAUSE (i) OF SUBPARAGRAPH 6.01(c), SUBPARAGRAPH 6.01(e), SUBPARAGRAPH 6.01(f) or SUBPARAGRAPH 6.01(g)) and at any time thereafter during the continuance of such Event of Default, Purchaser may, by written notice to Borrower, declare all outstanding Obligations payable by Borrower to be due and payable within sixty (60) days thereof without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in of the other Credit Documents to the contrary notwithstanding. Upon the occurrence or existence of any Event of Default described in CLAUSE (i) OF SUBPARAGRAPH 6.01(b), CLAUSE (i) OF SUBPARAGRAPH 6.01(c), SUBPARAGRAPH 6.01(e), SUBPARAGRAPH 6.01(f) or SUBPARAGRAPH 6.01(g), immediately and without notice, all outstanding Obligations payable by Borrower hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in any of the other Credit Documents to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, Purchaser may exercise any right, power or remedy permitted to it by law, either by suit in equity or by action at law, or both; PROVIDED, HOWEVER, that upon the occurrence or existence of any Event of Default (other than an Event of Default referred to in CLAUSE (i) OF SUBPARAGRAPH 6.01(b), CLAUSE (i) OF SUBPARAGRAPH 6.01(c), SUBPARAGRAPH 6.01(e), SUBPARAGRAPH 6.01(f) or SUBPARAGRAPH 6.01(g)), Purchase shall only exercise such rights, powers or remedies following the expiration of the sixty (60) period as provided above.

Immediately after taking any action under this PARAGRAPH 6.02, Purchaser shall notify Borrower of such action.

SECTION VII.  MISCELLANEOUS.

     7.01. NOTICES. Except as otherwise provided herein, all notices, requests, demands, consents, instructions or other communications to or upon Borrower or Purchaser under this Agreement or any of the other Credit Documents shall be in writing and faxed, mailed or delivered at its respective facsimile number or address set forth below (or to such other facsimile number or address for any party as indicated in any notice given by that party to the other party). All such notices and communications shall be effective (a) when sent by Federal Express or other overnight service of recognized standing, on the Business Day following the deposit with such service; (b) when mailed, first class postage prepaid and addressed as aforesaid through the United States Postal Service, upon receipt; (c) when delivered by hand, upon delivery; and (d) when faxed, upon confirmation of receipt; PROVIDED, HOWEVER, that any notice delivered to Purchaser under SECTION II shall not be effective until received by Purchaser.

         Purchaser: UNITED BREWERIES OF AMERICA, INC.
                    Attn:  Mr. Vijay Mallya
                    One Harbor Drive, Suite 102
                    Sausalito, California  94965
                    Attn: Mr. Vijay Mallya
                    Telephone:  (415) 289-1400
                    Facsimile:  (415) 289-1409

          With a
          copy to:  ORRICK, HERRINGTON & SUTCLIFFE LLP
                    400 Sansome Street
                    San Francisco, California  94111
                    Attn: Alan Talkington, Esq.
                    Telephone:  (415) 773-5762
                    Facsimile:  (415) 773-5759

          Borrower: NOR'WESTER BREWING COMPANY
                    Attn: James W. Bernau
                    66 S.E. Morrison Street
                    Portland, Oregon  97214
                    Telephone:  (503) 232-9771
                    Facsimile:  (503) 232-2363

         With
         copies to: ATER WYNNE HEWITT DODSON & SKERRITT, LLP
                    Attorneys at Law
                    Suite 1800
                    222 S.W. Columbia
                    Portland, Oregon 97201-6618
                    Attn:  Jack W. Schifferdecker, Jr.
                    Telephone:  (503) 226-8614
                    Facsimile:  (503) 226-0079

In any case where this Agreement authorizes notices, requests, demands or other communications by Borrower to Purchaser to be made by telephone or facsimile, Purchaser may conclusively presume that anyone purporting to be a person designated in any incumbency certificate or other similar document received by Purchaser is such a person.

     7.02. EXPENSES. Borrower shall pay on demand, whether or not any Advance is made hereunder, (a) all reasonable fees and expenses, including reasonable attorneys' fees and expenses, incurred by Purchaser in connection with the preparation, negotiation, execution and delivery of, and the exercise of its duties under, this Agreement and the other Credit Documents, and the preparation, negotiation, execution and delivery of amendments and waivers hereunder and thereunder and (b) all reasonable fees and expenses, including reasonable attorneys' fees and expenses, incurred by Purchaser in the enforcement or attempted enforcement of any of the Obligations or in preserving any of Purchaser's rights and remedies (including, without limitation, all such fees and expenses incurred in connection with any "workout" or restructuring affecting the Credit Documents or the Obligations or any bankruptcy or similar proceeding involving Borrower or any of its Subsidiaries). The obligations of Borrower under this PARAGRAPH 7.02 shall survive the payment and performance of the Obligations and the termination of this Agreement.

     7.03. WAIVERS; AMENDMENTS. Any term, covenant, agreement or condition of this Agreement or any other Credit Document may be amended or waived if such amendment or waiver is in writing and is signed by Borrower and Purchaser. No failure or delay by Purchaser in exercising any right hereunder shall operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right. Unless otherwise specified in such waiver or consent, a waiver or consent given hereunder shall be effective only in the specific instance and for the specific purpose for which given.

     7.04. SUCCESSORS AND ASSIGNS. This Agreement and the other Credit Documents shall be binding upon and inure to the benefit of Borrower, Purchaser, all future holders of the Convertible Note and their respective successors and permitted assigns, except that Borrower may not assign or transfer any of its rights or obligations under any Credit Document without the prior written consent of Purchaser and Purchaser may only assign or transfer any of its rights or obligations under any Credit Document to the extent permitted under Section
10.4 of the Investment Agreement. All references in this Agreement and any other Credit Document to any Person shall be deemed to include all permitted successors and assigns of such Person.

     7.05. NO THIRD PARTY RIGHTS. Nothing expressed in or to be implied from this Agreement or any other Credit Document is intended to give, or shall be construed to give, any Person, other than the parties hereto and their permitted successors and assigns hereunder, any benefit or legal or equitable right, remedy or claim under or by virtue of this Agreement, any other Credit Document or under or by virtue of any provision herein or therein.

     7.06. PARTIAL INVALIDITY. If at any time any provision of this Agreement or any other Credit Document is or becomes illegal, invalid or unenforceable in any respect under the law or any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Agreement or such other Credit Document nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

     7.07. OBLIGATION ABSOLUTE. The liability of Borrower under this Agreement and the other Credit Documents to which Borrower is or will be a party is absolute and unconditional and shall not be affected by any circumstances whatsoever, including without limitation, any right of set-off, defense or counterclaim asserted by Borrower or any other Person against Purchaser based upon any failure by Purchaser or any other Person to perform any of its or their obligations contained in the Investment Agreement, any Ancillary Agreement or any agreement or agreements related thereto, but excluding any right of set-off, defense or counterclaim asserted by Borrower based upon Purchaser's failure to perform its obligations under this Agreement or any other Credit Document.

     7.08. COUNTERPARTS. This Agreement and any other Credit Document may be executed in any number of identical counterparts, any set of which signed by all the parties hereto shall be deemed to constitute a complete, executed original for all purposes.

                          [The signature page follows.]

     IN WITNESS WHEREOF, Borrower and Purchaser have caused this Agreement to be executed as of the day and year first above written.


                         NOR'WESTER BREWING COMPANY,
                         an Oregon corporation



                         ------------------------------------
                         Name:
                         Title:


                         UNITED BREWERIES OF AMERICA, INC.
                         a Delaware corporation



                         ------------------------------------
                         Name:
                         Title:

                                  SCHEDULE 3.01

                          INITIAL CONDITIONS PRECEDENT


A.   PRINCIPAL CREDIT DOCUMENTS.

          (1)  The Agreement, duly executed by Borrower and Purchaser;

          (2)  The Convertible Note, duly executed by Borrower;

          (3)  The Security Agreement, duly executed by North Country;

          (4)  The Pledge Agreement, duly executed by Borrower; and

          (5)  The Personal Guaranty, duly executed by Bernau and Cathy Bernau.


B.   COLLATERAL DOCUMENTS.

          (1) Such Uniform Commercial Code financing statements (appropriately completed and executed) for filing in such jurisdictions as Purchaser may request to perfect the Liens granted to Purchaser in this Agreement, the Security Documents and the other Credit Documents;

          (2) Such Uniform Commercial Code termination statements (appropriately completed and executed) for filing in such jurisdictions as Purchaser may request to terminate any financing statement evidencing Liens of other Persons in the Collateral which are prior to the Liens granted to Purchaser in this Agreement, the Security Documents and the other Credit Documents, except for any such prior Liens which are expressly permitted by this Agreement, the Security Documents or the other Credit Documents to be prior;

          (3) Uniform Commercial Code search certificates from the jurisdictions in which Uniform Commercial Code financing statements are to be filed pursuant to ITEM B.(1) above reflecting no other financing statements or filings which evidence Liens of other Persons in the Collateral which are prior to the Liens granted to Purchaser in this Agreement, the Security Documents and the other Credit Documents, except for any such prior Liens (a) which are expressly permitted by this Agreement, the Security Documents or the other Credit Documents to be prior or (b) for which Purchaser has received a termination statement pursuant to ITEM B.(2) above; and

          (4) Such other documents, instruments and agreements as Purchasers may reasonably request to establish and perfect the Liens granted to Purchaser in this Agreement, the Security Documents and the other Credit Documents.

C.   OTHER ITEMS.

          (1) A certificate of an Executive Officer of Borrower, addressed to Purchaser and dated the Effective Date, certifying that:

               (a)  The representations and warranties set forth in PARAGRAPH
          4.01 and in the other Credit Documents are true and correct in all material respects as of such date (except as otherwise scheduled in the Investment Agreement and except for such representations and warranties expressly made as of a specified date, which shall be true as of such date);

               (b) No Default or Event of Default has occurred and is continuing or will result from the execution by Borrower of the Credit Agreement;

               (c)  All of the Credit Documents are in full force and effect;
          and

               (d) No Material Adverse Effect shall have occurred since September 30, 1996; and

          (2) All fees and expenses payable to Purchaser's counsel through the Effective Date (to be paid from the proceeds of the initial Advance).

                                SCHEDULE 4.01(c)

                               DISCLOSED CONFLICTS

                                 See Attachment.

                                SCHEDULE 5.01(a)

                              EXISTING INDEBTEDNESS

                                 See Attachment.

                                    EXHIBIT A

                       FORM OF CONVERTIBLE PROMISSORY NOTE


THIS CONVERTIBLE PROMISSORY NOTE (THIS "CONVERTIBLE NOTE") HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT AND LAWS OR AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO BORROWER THAT SUCH REGISTRATION IS NOT REQUIRED.


$2,750,000                                                      January __, 1997


     FOR VALUE RECEIVED, NOR'WESTER BREWING COMPANY, an Oregon corporation ("BORROWER") hereby promises to pay to the order of UNITED BREWERIES OF AMERICA, INC., a Delaware corporation, or its successors or assigns ("PURCHASER"), the principal sum of TWO MILLION SEVEN HUNDRED FIFTY THOUSAND DOLLARS ($2,750,000) or, if less, the aggregate unpaid principal amount of all Advances (including the Existing Advance) made by Purchaser to Borrower pursuant to the Credit Agreement (as hereinafter defined), and interest accrued thereon as described in
Section 3 below all in accordance with the terms and conditions set forth herein. This Convertible Note is the Convertible Note referred to in that certain Credit Agreement, dated as of January __, 1997, by and between Borrower and Purchaser (the "CREDIT AGREEMENT") and is subject to the terms and conditions of the Credit Agreement, including the rights of prepayment and the rights of acceleration of maturity set forth therein. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

     1. ADVANCES. Advances made to Borrower under this Convertible Note shall be made in accordance with the terms and conditions set forth in the Credit Agreement. Borrower hereby authorizes Purchaser to record on the schedule(s) to be annexed to this Convertible Note the date and amount of each Advance (including the Existing Advance) and agrees that all such notations shall constitute prima facia evidence of the matters noted.

     2. PRINCIPAL PAYMENT. All outstanding principal under this Convertible Note shall be due and payable in one lump sum on the earliest to occur of (i) August 29, 1997, (ii) sixty (60) days after the termination of the Investment Agreement or (iii) acceleration of this Convertible Note by Purchaser pursuant to an Event of Default (and, if applicable, the expiration of the sixty (60) day period as provided in the Credit Agreement) (each a "PAYMENT EVENT"). Subject to the automatic conversion of this Convertible Note described in Section 5 below, all payments of principal under this Convertible Note are payable in lawful money of the United States to Purchaser sent to Purchaser's address as indicated in the Credit Agreement, or to such other place as Purchaser may designate in writing, in same day or immediately available funds not later than 12:00 noon on the date when due.
Any amounts not paid when due hereunder shall bear interest at a rate per annum equal to the Interest Rate (as hereinafter defined) plus three percent (3.00%).

     3. INTEREST. Interest shall accrue on the unpaid principal balance of this Convertible Note outstanding from time to time at a rate per annum equal to Eleven and One-Quarter percent (11.25%) (the "INTEREST RATE"). All computations of interest under this Convertible Note shall be based on a year of 365 or 366 days, as applicable, for the actual number of days elapsed. All accrued interest under this Convertible Note shall be due in payable in on lump sum on the occurrence of a Payment Event.

     4.   PREPAYMENTS.  This Convertible Note may not be prepaid.

     5. AUTOMATIC CONVERSION. Notwithstanding the payment provisions set forth in Section 2 above, upon the Closing, the outstanding principal under this Convertible Note shall automatically convert into Two Million Four Hundred Ninety-Nine Thousand Six Hundred Sixty-Four (2,497,184) shares of Common Stock of UCB. On and after such automatic conversion and payment by Borrower of all accrued interest in accordance with Section 3 above, this Convertible Note shall be deemed to be no longer outstanding, and all rights with respect hereto shall forthwith cease and terminate, except the right of Purchaser to receive the Common Stock of UCB to which it shall be entitled upon conversion hereof. Any such conversion shall be deemed to have been made immediately prior to the close of business on the date of conversion, and Purchaser upon such conversion shall be treated for all purposes as the record holder of such Common Stock on such date.

     6. MAXIMUM AMOUNT. Notwithstanding anything in this Convertible Note, the Credit Agreement or any other Credit Document to the contrary, nothing contained in this Convertible Note, the Credit Agreement or any other Credit Document shall be deemed to require the payment by Borrower of interest on the indebtedness evidenced by this Convertible Note in excess of the amount which Purchaser may lawfully contract to charge under applicable usury and other laws (the "MAXIMUM LEGAL RATE"). All agreements between Borrower and Purchaser are expressly limited so that in no contingency or event shall the amount paid or agreed to be paid by Borrower hereunder exceed the Maximum Legal Rate. If, under any circumstance whatsoever, the fulfillment of any obligation under this Convertible Note, the Credit Agreement or any other Credit Document shall involve exceeding the Maximum Legal Rate, the obligation to be fulfilled by Borrower shall be reduced to the minimum amount required so that such obligation shall not exceed the Maximum Legal Rate. This Section 6 shall control every other provision of this Convertible Note, the Credit Agreement and any other Credit Document.

     7. GOVERNING LAW. This Convertible Note shall be governed by and construed in accordance with the laws of the State of California without reference to conflicts of law rules.

          IN WITNESS WHEREOF, the undersigned have executed and delivered this Convertible Note as of the date first above written.


                         NOR'WESTER BREWING COMPANY,
                         an Oregon corporation



                         ------------------------------------
                         Name:
                         Title:



ACCEPTED AND AGREED TO:

UNITED BREWERIES OF AMERICA, INC.
a Delaware corporation



----------------------------------
Name:
Title:

                                    EXHIBIT B

                           FORM OF SECURITY AGREEMENT

     THIS SECURITY AGREEMENT ("SECURITY AGREEMENT"), dated as of January __, 1997, is executed by NORTH COUNTRY JOINT VENTURE, LLC, a limited liability corporation organized under the laws of Oregon ("NORTH COUNTRY"), in favor of UNITED BREWERIES OF AMERICA, INC., a Delaware corporation ("PURCHASER").


                                    RECITALS

     A. Pursuant to a Credit Agreement, dated as of January __, 1997 (the "CREDIT AGREEMENT"), by and between Nor'Wester Brewing Company, an Oregon corporation ("BORROWER") and Purchaser, Purchaser has agreed to extend certain credit facilities to Borrower upon the terms and subject to the conditions set forth therein.

     B. Purchaser's obligation to enter into the Credit Agreement and provide Advances to Borrower under the Credit Agreement is subject, among other conditions, to receipt by Purchaser of this Security Agreement, duly executed by North Country.


                                    AGREEMENT

     NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, North Country hereby agrees with Purchaser as follows:

     1. DEFINITIONS AND INTERPRETATION. When used in this Security Agreement, the following terms shall have the following respective meanings:

     "ACCOUNT DEBTOR" shall have the meaning given to that term in SUBPARAGRAPH 3(G).

     "BORROWER" shall have the meaning given to that term in RECITAL A.

     "COLLATERAL" shall have the meaning given to that term in PARAGRAPH 2.

     "CREDIT AGREEMENT" shall have the meaning given to that term in RECITAL A.

     "EQUIPMENT" shall have the meaning given to that term in ATTACHMENT 1.

     "INVENTORY" shall have the meaning given to that term in ATTACHMENT 1.

     "NORTH COUNTRY" shall have the meaning given to that term in THE INTRODUCTORY PARAGRAPH.

     "PURCHASER" shall have the meaning given to that term in THE INTRODUCTORY PARAGRAPH.

     "RECEIVABLES" shall have the meaning given to that term in ATTACHMENT 1.

     "RELATED CONTRACTS" shall have the meaning given to that term in ATTACHMENT 1.

     "UCC" shall mean the Uniform Commercial Code as in effect in the State of California from time to time.

Unless otherwise defined herein, all other capitalized terms used herein and defined in the Credit Agreement shall have the respective meanings given to those terms in the Credit Agreement, and all terms defined in the UCC shall have the respective meanings given to those terms in the UCC. The rules of construction set forth in SECTION I OF THE CREDIT AGREEMENT shall, to the extent not inconsistent with the terms of this Security Agreement, apply to this Security Agreement and are hereby incorporated by reference.

     2. GRANT OF SECURITY INTEREST. As security for the Obligations, North Country hereby pledges and assigns to Purchaser and grants to Purchaser a security interest in all right, title and interest of North Country in and to the property described in ATTACHMENT 1, whether now owned or hereafter acquired (collectively and severally, the "COLLATERAL"), which ATTACHMENT 1 is incorporated herein by this reference.

     3. REPRESENTATIONS AND WARRANTIES. North Country represents and warrants to Purchaser as follows:

          (a) North Country is the legal and beneficial owner of the Collateral (or, in the case of after-acquired Collateral, at the time North Country acquires rights in the Collateral, will be the legal and beneficial owner thereof). No other Person has (or, in the case of after-acquired Collateral, at the time North Country acquires rights therein, will have) any right, title, claim or interest (by way of Lien, purchase option or otherwise) in, against or to the Collateral, other than with respect to the Liens set forth in ATTACHMENT 3 ("PERMITTED LIENS").

          (b) Purchaser has (or in the case of after-acquired Collateral, at the time North Country acquires rights therein, will have) a first priority perfected security interest in the Collateral other than Inventory and Receivables in which it has a second priority perfected security interest subject only to the Permitted Lien in favor of The Adirondack Trust Company.

          (c) All Equipment and Inventory are (i) located at the locations indicated on ATTACHMENT 2, (ii) in transit to such locations or (iii) in transit to a third party purchaser which will become obligated on a Receivable to North Country upon receipt. Except for Equipment and Inventory referred to in CLAUSES (II) AND (III) of the preceding sentence and except as disclosed on Schedule 4.01(c) of the Investment Agreement, North Country has exclusive possession and control of the Inventory and Equipment.

          (d) All Inventory has been (or, in the case of hereafter produced Inventory, will be) produced in compliance with all applicable Governmental Rules, including the Fair Labor Standards Act (if applicable).

          (e) North Country keeps all records concerning the Receivables and the originals of all Related Contracts at its chief executive office located at the address set forth on ATTACHMENT 2.

          (f) North Country has delivered to Purchaser, together with all necessary stock powers, endorsements, assignments and other necessary instruments of transfer, the originals of all Receivables consisting of instruments and chattel paper.

          (g) To the best of North Country's knowledge, each Receivable is genuine and enforceable against the party obligated to pay the same (an "ACCOUNT DEBTOR") free from any right of rescission, defense, setoff or discount.

          (h) Each insurance policy maintained by North Country is validly existing and is in full force and effect. North Country is not in default in any material respect under the provisions of any insurance policy, and there are no facts which, with the giving of notice or passage of time (or both), would result in such a default under any provision of any such insurance policy.

     4.   COVENANTS.  North Country hereby agrees as follows:

          (a) North Country, at North Country's expense, shall promptly procure, execute and deliver to Purchaser all documents, instruments and agreements and perform all acts which are necessary or desirable, or which Purchaser may reasonably request, to establish, maintain, preserve, protect and perfect the Collateral, the Lien granted to Purchaser therein and the priority of such Lien or to enable Purchaser to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the preceding sentence, North Country shall (i) procure, execute and deliver to Purchaser all stock powers, endorsements, assignments, financing statements and other instruments of transfer reasonably requested by Purchaser, (ii) deliver to Purchaser promptly upon receipt all originals of Collateral consisting of instruments, documents and chattel paper and certificated securities and (iii) take such action as may be necessary and requested by Purchaser to perfect the lien of Purchaser in any Collateral consisting of investment property (including in those jurisdictions where appropriate or where Purchaser may otherwise request, causing such liens to be recorded or registered in the books of any financial intermediary or clearing corporation requested by Purchaser.

          (b) North Country shall not use or permit any Collateral to be used in violation of (i) any material provision of the Credit Agreement, this Security Agreement or any other Security Document, (ii) any applicable Governmental Rule where such use might have a Material Adverse Effect, or
     (iii) any policy of insurance covering the Collateral.

          (c) North Country shall pay promptly when due all taxes and other governmental charges, all Liens (other than Permitted Liens) and all other charges now or hereafter imposed upon, relating to or affecting any Collateral.

          (d) Without thirty (30) days' prior written notice to Purchaser, North Country shall not (i) change North Country's name or place of business (or, if North Country has more than one place of business, its chief executive office), or the office in which North Country's records relating to Receivables or the originals of Related Contracts are kept,
     (ii) keep Collateral consisting of chattel paper and documents at any location other than its chief executive office set forth on ATTACHMENT 2, or (iii) keep Collateral consisting of Equipment, Inventory or other goods at any location other than the locations set forth on ATTACHMENT 2.

          (e) North Country shall appear in and defend any action or proceeding which may affect its title to or Purchaser's interest in the Collateral.

          (f) If Purchaser gives value to enable North Country to acquire rights in or the use of any Collateral, North Country shall use such value for such purpose.

          (g) North Country shall keep separate, accurate and complete records of the Collateral and shall provide Purchaser with such records and such other reports and information relating to the Collateral as Purchaser may reasonably request from time to time.

          (h) North Country shall not surrender or lose possession of (other than to Purchaser), sell, encumber, lease, rent, option, or otherwise dispose of or transfer any Collateral or right or interest therein (other than (i) Inventory sold in the ordinary course of North Country's business and (ii) purchase money security interests in Equipment provided that any such purchase money security interests only cover Equipment the acquisition of which was financed by indebtedness which does not exceed the purchase price of the Equipment so financed), and, notwithstanding any provision of the Credit Agreement, North Country shall keep the Collateral free of all Liens, other than Permitted Liens.

          (i) North Country shall type, print or stamp conspicuously on the face of all original copies of all Collateral consisting of chattel paper and documents not in the possession of Purchaser a legend satisfactory to Purchaser indicating that such chattel paper is subject to the security interest granted hereby.

          (l) North Country shall collect, enforce and receive delivery of the Receivables in accordance with past practice until otherwise notified by Purchaser.

          (m) North Country shall comply with all material Requirements of Law applicable to North Country which relate to the production, possession, operation, maintenance and control of the Collateral (including, without limitation, the Fair Labor

     Standards Act).

          (n) North Country shall (i) maintain and keep in force insurance of the types and in amounts customarily carried from time to time during the term of this Security Agreement in its lines of business, including fire, public liability, property damage and worker's compensation, such insurance to be carried with companies and in amounts satisfactory to Purchaser, (ii) deliver to Purchaser from time to time, as Purchaser may request, schedules setting forth all insurance then in effect, and (iii) deliver to Purchaser copies of each policy of insurance which replaces, or evidences the renewal of, each existing policy of insurance at least fifteen (15) days prior to the expiration of such policy. Purchaser shall be named as additional insured or additional loss payee, as appropriate, on all liability and property insurance of North Country and such policies shall contain such additional endorsements as shall reasonably be required by Purchaser.
     Prior to the occurrence and the continuance of an Event of Default, all proceeds of any property insurance paid as a result of any event or occurrence shall be paid to North Country. All proceeds of any property insurance paid after the occurrence and during the continuance of an Event of Default shall be paid to Purchaser to be held as Collateral and applied as provided in the Credit Agreement or, at the election of Purchaser, returned to North Country.

          (o) Without the prior written consent of Purchaser, North Country shall not create, incur, assume or permit to exist any indebtedness or liabilities resulting from borrowings, loans or advances, whether secured or unsecured, matured or unmatured, liquidated or unliquidated, joint or several.

     5. AUTHORIZED ACTION BY PURCHASER. North Country hereby irrevocably appoints Purchaser as its attorney-in-fact and agrees that Purchaser may perform (but Purchaser shall not be obligated to and shall incur no liability to North Country or any third party for failure so to do) any act which North Country is obligated by this Security Agreement to perform, and to exercise such rights and powers as North Country might exercise with respect to the Collateral, including, without limitation, the right to (a) collect by legal proceedings or otherwise and endorse, receive and receipt for all dividends, interest, payments, proceeds and other sums and property now or hereafter payable on or on account of the Collateral; (b) enter into any extension, reorganization, deposit, merger, consolidation or other agreement pertaining to, or deposit, surrender, accept, hold or apply other property in exchange for the Collateral;
(c) insure, process, preserve and enforce the Collateral; (d) make any compromise or settlement, and take any action it deems advisable, with respect to the Collateral; (e) pay any Indebtedness of North Country relating to the Collateral; and (f) execute UCC financing statements and other documents, instruments and agreements required hereunder; PROVIDED, HOWEVER, that Purchaser may exercise such powers only after the occurrence and during the continuance of an Event of Default. North Country agrees to reimburse Purchaser upon demand for all reasonable costs and expenses, including attorneys' fees, Purchaser may incur while acting as North Country's attorney-in-fact hereunder, all of which costs and expenses are included in the Obligations. North Country agrees that such care as Purchaser gives to the safekeeping of its own property of like kind shall constitute reasonable care of the Collateral when in Purchaser's possession; PROVIDED, HOWEVER, that Purchaser shall not be required to make any presentment, demand or protest, or give any notice and need not take any action to preserve any rights against any prior party or any other Person in connection with the Obligations or with respect to the Collateral.

     6. DEFAULT AND REMEDIES. North Country shall be deemed in default under this Security Agreement upon the occurrence and during the continuance of an Event of Default, as that term is defined in the Credit Agreement. In addition to all other rights and remedies granted to Purchaser by this Security Agreement, the Credit Agreement, the other Credit Documents, the UCC and other applicable Governmental Rules, Purchaser may, upon the occurrence and during the continuance of any Event of Default (and, if applicable, the expiration of the sixty (60) day period as provided in the Credit Agreement), exercise any one or more of the following rights and remedies: (a) collect, receive, appropriate or realize upon the Collateral or otherwise foreclose or enforce Purchaser's security interests in any or all Collateral in any manner permitted by applicable Governmental Rules or in this Security Agreement; (b) notify any or all Account Debtors to make payments on Receivables directly to Purchaser; (c) direct any depository bank or intermediary to liquidate the account(s) maintained by it, pay all amounts payable in connection therewith to Purchaser and/or deliver any proceeds thereof to Purchaser; (d) sell or otherwise dispose of any or all Collateral at one or more public or private sales, whether or not such Collateral is present at the place of sale, for cash or credit or future delivery, on such terms and in such manner as Purchaser may determine; (e) require North Country to assemble the Collateral and make it available to Purchaser at a place to be designated by Purchaser; (f) enter onto any property where any Collateral is located and take possession thereof with or without judicial process; and (g) prior to the disposition of the Collateral, store, process, repair or recondition any Collateral consisting of goods, perform any obligations and enforce any rights of North Country under any Related Contracts or otherwise prepare and preserve Collateral for disposition in any commercially reasonable manner and to the extent Purchaser reasonably deems appropriate. In furtherance of Purchaser's rights hereunder, North Country hereby grants to Purchaser an irrevocable, non-exclusive license (exercisable without royalty or other payment by Purchaser) to use, license or sublicense any patent, trademark, tradename, copyright or other intellectual property in which North Country now or hereafter has any right, title or interest, together with the right of access to all media in which any of the foregoing may be recorded or stored (but only to the extent North Country is not prohibited from granting such irrevocable, non-exclusive license under applicable law or any material agreement to which it is a party). In any case where notice of any sale or disposition of any Collateral is required, North Country hereby agrees that seven (7) days notice of such sale or disposition is reasonable.

     7.   AUTHORIZATIONS, WAIVERS, ETC.

          (a) AUTHORIZATIONS. North Country authorizes Purchaser in its reasonable discretion, without notice to North Country except as required by applicable law, irrespective of any change in the financial condition of Borrower, North Country or any other guarantor of the Obligations since the date hereof, and without affecting or impairing in any way the liability of North Country hereunder, from time to time to:

               (i)  Exercise any right or remedy Purchaser may have against

          Borrower, North Country, any other guarantor of the Obligations or any security, including, without limitation, the right to foreclose upon any such security by judicial or nonjudicial sale;

               (ii) Settle, compromise with, release or substitute any one or more makers, endorsers or guarantors of the Obligations; and

               (iii) To the extent permitted pursuant to SUBPARAGRAPH 7.04 OF THE CREDIT AGREEMENT, assign the Obligations, this Security Agreement or any other Credit Document in whole or in part.

          (b)  WAIVERS.  North Country hereby waives:

               (i) Any right to require Purchaser to (A) proceed against Borrower or any other guarantor of the Obligations, (B) proceed against or exhaust any security received from Borrower, North Country or any other guarantor of the Obligations or otherwise marshall the assets of Borrower or North Country or (C) pursue any other remedy in Purchaser's power whatsoever;

               (ii) Any defense arising by reason of the application by Borrower of the proceeds of any borrowing;

               (iii) Any defense resulting from the absence, impairment or loss of any right of reimbursement, subrogation, contribution or other right or remedy of North Country against Borrower, any other guarantor of the Obligations or any security, whether resulting from an election by Purchaser to foreclose upon security by nonjudicial sale, or otherwise;

               (iv) Any benefit arising from any setoff or counterclaim of Borrower or any defense which results from any disability or other defense of Borrower or the cessation or stay of enforcement from any cause whatsoever of the liability of Borrower (including, without limitation, the lack of validity or enforceability of the Convertible Note, but excluding any set-off, defense or counterclaim asserted by Borrower based upon Purchaser's failure to perform its obligations under the Credit Agreement or the Convertible Note);

               (v) Any defense based upon any law, rule or regulation which provides that the obligation of a surety must not be greater or more burdensome than the obligation of the principal;

               (vi) Until all obligations of Purchaser to extend credit to Borrower have terminated and all of the Obligations have been fully, finally and indefeasibly paid, any right of subrogation, reimbursement, indemnification or contribution and other similar right to enforce any remedy which Purchaser or any other Person now has or may hereafter have against Borrower on account of the Obligations, and any benefit of, and any right to participate in, any security now or hereafter received by Purchaser or any other Person account of the Obligations;

               (vii) All presentments, demands for performance, notices of non-performance, notices delivered under the Credit Agreement, protests, notice of dishonor, and notices of acceptance of this Security Agreement and of the existence, creation or incurring of new or additional Obligations and notices of any public or private foreclosure sale;

               (viii) Any appraisement, valuation, stay, extension, moratorium redemption or similar law or similar rights for marshalling;

               (ix) Any right to be informed by Purchaser of the financial condition of Borrower or any other guarantor of the Obligations or any change therein or any other circumstances bearing upon the risk of nonpayment or nonperformance of the Obligations;

               (x) Until all obligations of Purchaser to extend credit to Borrower have terminated and all of the Obligations have been fully, finally and indefeasibly paid, any right to revoke this Security Agreement;

               (xi) Any defense arising from an election for the application of
          Section 1111(b)(2) of the United States Bankruptcy Code which applies to the Obligations; and

               (xii) Any defense based upon any borrowing or grant of a security interest under Section 364 of the United States Bankruptcy Code.

     Without limiting the scope of any of the foregoing provisions of this PARAGRAPH 7, North Country hereby further waives (A) all rights and defenses arising out of an election of remedies by Purchaser, even though that election of remedies has destroyed North Country's rights of subrogation and reimbursement against Borrower and (B) all other rights and defenses available to North Country by reason of Sections 2787 to 2855, inclusive, Section 2899 or
Section 3433 of the California Civil Code or Section 3605 of the California Commercial Code.

     8.   MISCELLANEOUS.

          (a) NOTICES. Except as otherwise provided herein, all notices, requests, demands, consents, instructions or other communications to or upon North Country or Purchaser under this Security Agreement shall be in writing and faxed, mailed or delivered at his or its respective facsimile number or address set forth below (or to such other facsimile number or address for each party as indicated in any notice given by that party to the other party). All such notices and communications shall be effective
     (i) when sent by Federal Express or other overnight service of recognized standing, on the second day following the deposit with such service; (ii) when mailed, first class postage prepaid and addressed as aforesaid through the United States Postal Service, upon receipt; (iii) when delivered by hand, upon delivery; and (iv) when faxed, upon confirmation of receipt.

         Purchaser: UNITED BREWERIES OF AMERICA, INC.
                    Attn:  Mr. Vijay Mallya
                    One Harbor Drive, Suite 102
                    Sausalito, California 94965
                    Telephone:  (415) 289-1400
                    Facsimile:  (415) 289-1409

          With a
          copy to:  ORRICK, HERRINGTON & SUTCLIFFE
                    400 Sansome Street
                    San Francisco, California  94111
                    Attn:       Alan Talkington, Esq.
                    Telephone:  (415) 773-5762
                    Facsimile:  (415) 773-5759

          North
          Country:  c/o MICROBREWERIES ACROSS AMERICA
                    Attn:  Chief Financial Officer
                    66 S.E. Morrison Street
                    Portland, Oregon  97214
                    Telephone:  (503) 232-9771
                    Facsimile:  (503) 232-2363

         With
         copies to: ATER WYNNE HEWITT DODSON & SKERRITT, LLP
                    Attorneys at Law
                    Suite 1800
                    222 S.W. Columbia
                    Portland, Oregon 97201-6618
                    Attn:  Jack W. Schifferdecker, Jr.
                    Telephone:  (503) 226-8614
                    Facsimile:  (503) 226-0079


          (b) EXPENSES. North Country shall pay on demand all reasonable fees and expenses, including reasonable attorneys' fees and expenses, incurred by Purchaser in the enforcement or attempted enforcement of this Security Agreement or in preserving any of Purchaser's rights and remedies (including, without limitation, all such fees and expenses incurred in connection with any "workout" or restructuring affecting this Security Agreement or any bankruptcy or similar proceeding involving North Country). The obligations of North Country under this SUBPARAGRAPH 8(b) shall survive the payment and performance of the Obligations and the termination of this Security Agreement.

          (c) WAIVERS; AMENDMENTS. This Security Agreement may not be amended or modified, nor may any of its terms be waived, except by written instruments signed by North Country and Purchaser. Each waiver or consent under any provision hereof shall be effective only in the specific instances for the purpose for which given. No failure or delay on Purchaser's part in exercising any right hereunder shall operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right.

          (d) ASSIGNMENTS. This Security Agreement shall be binding upon and inure to the benefit of Purchaser, North Country and their respective successors and assigns, except that North Country may not assign or transfer any of its rights and obligations under this Security Agreement without the prior written consent of Purchaser and Purchaser may only assign or transfer any of its rights and obligations under this Security Agreement to the extent permitted under Section 10.4 of the Investment Agreement.

          (e) PARTIAL INVALIDITY. If at any time any provision of this Security Agreement is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Security Agreement nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

          (f) CUMULATIVE RIGHTS, ETC. The rights, powers and remedies of Purchaser under this Security Agreement shall be in addition to all rights, powers and remedies given to Purchaser by virtue of any applicable law, rule or regulation of any governmental authority, the Credit Agreement or any other agreement, all of which rights, powers, and remedies shall be cumulative and may be exercised successively or concurrently without impairing Purchaser's rights hereunder. North Country waives any right to require Purchaser to proceed against any Person or to exhaust any Collateral or to pursue any remedy in Purchaser's power.

          (g) PAYMENTS FREE OF TAXES, ETC. All payments made by North Country under this Security Agreement shall be made by North Country free and clear of and without deduction for any and all present and future taxes, levies, charges, deductions and withholdings. In addition, North Country shall pay upon demand any stamp or other taxes, levies or charges of any jurisdiction with respect to the execution, delivery, registration, performance and enforcement of this Security Agreement. Upon request by Purchaser, North Country shall furnish evidence satisfactory to Purchaser that all requisite authorizations and approvals by, and notices to and filings with, governmental authorities and regulatory bodies have been obtained and made and that all requisite taxes, levies and charges have been paid.

          (h) NORTH COUNTRY'S CONTINUING LIABILITY. Prior to a foreclosure of Purchaser's security interest in the Collateral or the payment in full of the Obligations, notwithstanding any provision of this Security Agreement or any other Credit Document or any exercise by Purchaser of any of its rights hereunder or thereunder (including, without limitation, any right to collect or enforce any Collateral), (i) North Country shall remain liable to perform its obligations and duties in connection with the Collateral (including, without limitation, the Related Contracts and all other agreements relating to the Collateral) and (ii) Purchaser shall not assume any liability to perform such obligations and duties or to enforce any of North Country's rights in connection with the Collateral (including, without limitation, the Related Contracts and all other agreements relating to the Collateral).

          (i) GOVERNING LAW. This Security Agreement shall be governed by and construed in accordance with the laws of the State of California without reference to conflicts of law rules (except to the extent otherwise provided in the UCC).

     IN WITNESS WHEREOF, North Country has caused this Security Agreement to be executed as of the day and year first above written.

                              NORTH COUNTRY JOINT VENTURE, LLC


                              By: _____________________________
                                 Name:_________________________
                                 Title:________________________

                                  ATTACHMENT 1
                              TO SECURITY AGREEMENT

     All right, title and interest of North Country, whether now owned or hereafter acquired, in and to the following:

     (a) All equipment and fixtures (including, without limitation, fermenting/conditioning tanks, brew kettles, bottling line, kegs, furniture, vehicles and other machinery, brewing and office equipment), together with all additions and accessions thereto and replacements therefor (collectively, the "EQUIPMENT");

     (b) All inventory (including, without limitation, (i) all ales, finished products, packaging materials, and all other raw materials, work in process and finished goods and (ii) all such goods which are returned to or repossessed by North Country), together with all additions and accessions thereto, replacements therefor, products thereof and documents therefor (collectively, the "INVENTORY");

     (c) All accounts, chattel paper, instruments, deposit accounts and other rights to the payment of money (including, without limitation, general intangibles and contract rights) (collectively, the "RECEIVABLES") and all contracts, security agreements, leases, guaranties and other agreements evidencing, securing or otherwise relating to the Receivables (including, without limitation, that certain Commercial Lease dated February 15, 1996 by and between North Country Brewery, Inc. and Stewart's Ice Cream Company, Inc., as amended from time to time) (collectively, the "RELATED CONTRACTS");

     (d) All certificated and uncertificated securities, security entitlements, security accounts, commodity contracts, commodity accounts and other investment property;

     (e) All other general intangibles and contract rights not otherwise described above (including, without limitation, (i) customer and supplier lists and contracts, books and records, insurance policies, tax refunds, contracts for the purchase of real or personal property; (ii) all patents, copyrights, trademarks, tradenames and service marks, (iii) all licenses to use, applications for, and other rights to, such patents, copyrights, trademarks, tradenames and service marks, and (iv) all goodwill of North Country);

     (f) All other property not otherwise described above (including, without limitation, all money, certificated securities, uncertificated securities, documents and goods); and

     (g) All proceeds of the foregoing (including, without limitation, whatever is receivable or received when Collateral or proceeds is sold, collected, exchanged, returned, substituted or otherwise disposed of, whether such disposition is voluntary or involuntary, including rights to payment and return premiums and insurance proceeds under insurance with respect to any Collateral, and all rights to payment with respect to any cause of action affecting or relating to the Collateral).

                                  ATTACHMENT 2
                              TO SECURITY AGREEMENT

               LOCATIONS OF COLLATERAL AND CHIEF EXECUTIVE OFFICE

                                 See Attachment.

                                  ATTACHMENT 3
                              TO SECURITY AGREEMENT

                                 PERMITTED LIENS

                                 See Attachment.

                                    EXHIBIT C

                            FORM OF PLEDGE AGREEMENT


     THIS PLEDGE AGREEMENT (this "AGREEMENT"), dated as of January __, 1997 is executed by NOR'WESTER BREWING COMPANY, an Oregon Corporation ("BORROWER") in favor of UNITED BREWERIES OF AMERICA, INC., a Delaware corporation ("PURCHASER").


                                    RECITALS

     A. Pursuant to a Credit Agreement, dated as of January __, 1997 (the "CREDIT AGREEMENT"), by and between Borrower and Purchaser, Purchaser has agreed to extend certain credit facilities to Borrower upon the terms and subject to the conditions set forth therein.

     B. Purchaser's obligation to enter into the Credit Agreement and provide Advances to Borrower under the Credit Agreement is subject, among other conditions, to receipt by Purchaser of this Agreement, duly executed by Borrower.


                                    AGREEMENT

     NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower hereby agrees with Purchaser as follows:

     1. DEFINITIONS AND INTERPRETATION. Unless otherwise defined herein, when used in this Agreement, the following terms shall have the following respective meanings:

     "BORROWER" shall have the meaning given to that term in THE INTRODUCTORY PARAGRAPH.

     "CREDIT AGREEMENT" shall have the meaning given to that term in THE INTRODUCTORY PARAGRAPH.

     "NORTH COUNTRY" shall mean North Country Joint Venture, LLC, a limited liability corporation organized under the laws of Oregon.

     "OPERATING AGREEMENT" shall mean that certain North Country Joint Venture, L.L.C. Operating Agreement dated as of March 5, 1996.

     "PERMITTED LIENS" shall have the meaning given to that term in SUBPARAGRAPH 3.01(a).

     "PLEDGED COLLATERAL" shall have the meaning given to that term in PARAGRAPH 2 hereof.

     "PURCHASER" shall have the meaning given to that term in THE INTRODUCTORY PARAGRAPH.

     "UCC" shall mean the Uniform Commercial Code as in effect in the State of California from time to time.

Unless otherwise defined herein, all other capitalized terms used herein and defined in the Credit Agreement shall have the respective meanings given to those terms in the Credit Agreement, and all terms defined in the UCC shall have the respective meanings given to those terms in the UCC. The rules of construction set forth in SECTION I OF THE CREDIT AGREEMENT shall, to the extent not inconsistent with the terms of this Agreement, apply to this Agreement and are hereby incorporated by reference.

     2. PLEDGE. As security for the Obligations, Borrower hereby pledges and assigns to Purchaser and grants to Purchaser a security interest in all right, title and interest of Borrower in and to the property described in ATTACHMENT 1 hereto, whether now owned or hereafter acquired (collectively and severally, the "PLEDGED COLLATERAL"), which pledge and grant shall be deemed to have been made in accordance with Article X of the Operating Agreement by which Purchaser shall at all times be bound.

     3. REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants to Purchaser as follows:

          (a) Borrower is the legal and beneficial owner of the Pledged Collateral (or, in the case of after-acquired Pledged Collateral, at the time Borrower acquires rights in the Pledged Collateral, will be the legal and beneficial owner thereof). No other Person has (or, in the case of after-acquired Pledged Collateral, at the time Borrower acquires rights therein, will have) any right, title, claim or interest (by way of Lien or otherwise) in, against or to the Pledged Collateral, other than with respect to the Liens set forth in ATTACHMENT 2 ("PERMITTED LIENS").

          (b) Purchaser has (or in the case of after-acquired Pledged Collateral, at the time Borrower acquires rights therein, will have) a second priority perfected security interest in the Pledged Collateral subject only to the Permitted Lien in favor of Bank of America NT&SA.

          (c) Borrower keeps all records concerning the Pledged Collateral and all instruments and other writings evidencing the same at its chief executive office located at 66 S.E. Morrison Street, Portland, Oregon 97214.

     4.   COVENANTS.  Borrower hereby agrees as follows:

          (a) Borrower, at Borrower's expense, shall promptly procure, execute and deliver to Purchaser all documents, instruments and agreements and perform all acts which are reasonably necessary or desirable, and which Purchaser may reasonably request, to establish, maintain, preserve, protect and perfect the Pledged Collateral, the Lien granted to Purchaser therein and the priority of such Lien or to enable Purchaser to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral. Without limiting the generality of the preceding sentence, Borrower shall (i) procure, execute and deliver to Purchaser all endorsements, assignments, financing statements and other instruments of transfer reasonably requested by Purchaser and (ii) deliver to Purchaser promptly upon receipt originals of all other Pledged Collateral and all instruments, and other writings evidencing the same.

          (b) Borrower shall pay promptly when due all taxes and other governmental charges, all Liens and all other charges now or hereafter imposed upon, relating to or affecting any Pledged Collateral.

          (c) Without thirty (30) days' prior written notice to Purchaser, Borrower shall not change its place of business (or, if Borrower has more than one place of business, its chief executive office), or the office in which Borrower's records relating to the Pledged Collateral are kept.

          (d) Borrower shall appear in and defend any action or proceeding which may affect its title to or Purchaser's interest in the Pledged Collateral.

          (e) Borrower shall keep separate, accurate and complete records of the Pledged Collateral and shall provide Purchaser with such records and such other reports and information relating to the Pledged Collateral as Purchaser may reasonably request from time to time.

          (f) Borrower shall not surrender or lose possession of (other than to Purchaser), sell, encumber, lease, rent, option, or otherwise dispose of or transfer any Pledged Collateral or right or interest therein and Borrower shall keep the Pledged Collateral free of all Liens except the Liens created pursuant to this Agreement and Permitted Liens.

     5. VOTING RIGHTS AND DIVIDENDS PRIOR TO DEFAULT. Unless an Event of Default has occurred and is continuing (and, if applicable, the expiration of the sixty (60) day period as provided in the Credit Agreement), Borrower may exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof; PROVIDED, HOWEVER, that Borrower shall not exercise or refrain from exercising any such rights where the consequence of such action or inaction would be (a) to impair any Pledged Collateral, the Lien granted to Purchaser therein, the priority of such Lien or Purchaser's rights and remedies hereunder with respect to any Pledged Collateral, (b) to breach or violate any representation, warranty or covenant made by Borrower under this Agreement, the other Credit Documents to which Borrower is a party, the Investment Agreement or any Ancillary Agreement to which Borrower is a party, or (c) otherwise inconsistent with the terms of this Agreement, the other Credit Documents, the Investment Agreement or any Ancillary Agreement.

     6. AUTHORIZED ACTION BY PURCHASER. Borrower hereby irrevocably appoints Purchaser as its attorney-in-fact and agrees that after the occurrence and during the continuance of an Event of Default (and, if applicable, the expiration of the sixty (60) day period as provided in the Credit Agreement) Purchaser may perform (but Purchaser shall not be obligated to and shall incur no liability to Borrower or any third party for failure so to do) any act which Borrower is obligated by this Agreement to perform, and to exercise such rights and powers as Borrower might exercise with respect to the Pledged Collateral, including, without limitation, the right to (a) collect by legal proceedings or otherwise and endorse, receive and receipt for all dividends, interest, payments, proceeds and other sums and property now or hereafter payable on or on account of the Pledged Collateral; (b) enter into any extension, reorganization, deposit, merger, consolidation or other agreement pertaining to, or deposit, surrender, accept, hold or apply other property in exchange for the Pledged Collateral; (c) insure, process, preserve and enforce the Pledged Collateral; (d) make any compromise or settlement, and take any action it deems advisable, with respect to the Pledged Collateral; (e) pay any indebtedness of Borrower relating to the Pledged Collateral; and (f) execute UCC financing statements and other documents, instruments and agreements required hereunder. Borrower agrees to reimburse Purchaser upon demand for all reasonable costs and expenses, including attorneys' fees, Purchaser may incur while acting as Borrower's attorney-in-fact hereunder, all of which costs and expenses are included in the Obligations.

     7.  EVENTS OF DEFAULT.

          (a) EVENT OF DEFAULT. Borrower shall be deemed in default under this Agreement upon the occurrence and during the continuance of an Event of Default, as that term is defined in the Credit Agreement.

          (b) VOTING RIGHTS AND DIVIDENDS. Upon the occurrence and during the continuance of an Event of Default (and, if applicable, the expiration of the sixty (60) day period as provided in the Credit Agreement):

               (i) All rights of Borrower to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to PARAGRAPH 5 hereof shall cease and all such rights shall thereupon become vested in Purchaser which shall thereupon have the sole right, but not the obligation, to exercise such voting and other consensual rights and to receive and hold as Pledged Collateral such dividends and interest payments.

                  (ii) Borrower shall promptly deliver to Purchaser to hold as Pledged Collateral all dividends and interest received by Borrower after the occurrence and during the continuance of any Event of Default, in the same form as so received (with any necessary endorsement), and, until so delivered, shall hold such dividends and interest in trust for the benefit of Purchaser, segregated from the other property or funds of Borrower.

          (c) OTHER RIGHTS AND REMEDIES. In addition to all other rights and remedies granted to Purchaser by this Agreement, the other Credit Documents, the UCC and other applicable laws, rules or regulations of any governmental authority, Purchaser may, upon the occurrence and during the continuance of any Event of Default (and, if applicable, the expiration of the sixty (60) day period as provided in the Credit Agreement), exercise any one or more of the following rights and remedies: (i) collect, receive, appropriate or realize upon the Pledged Collateral or otherwise foreclose or enforce Purchaser's security interests in any or all Pledged Collateral in any manner permitted by applicable laws, rules or regulations of any governmental authority or in this Agreement; (ii) notify any or all issuers of or transfer or paying agents for the Pledged Collateral or any applicable clearing corporation, financial intermediary or other Person to register the Pledged Collateral in the name of Purchaser or its nominee and/or to pay all dividends, interest and other amounts payable in respect of the Pledged Collateral directly to Purchaser; (iii) sell or otherwise dispose of any or all Pledged Collateral at one or more public or private sales, whether or not such Pledged Collateral is present at the place of sale, for cash or credit or future delivery, on such terms and in such manner as Purchaser may determine; and (iv) require Borrower to assemble all records and information relating to the Pledged Collateral and make it available to Purchaser at a place to be designated by Purchaser. In any case where notice of any sale or disposition of any Pledged Collateral is required, Borrower hereby agrees that seven (7) days notice of such sale or disposition is reasonable. All amounts received by Purchaser as proceeds from the disposition or liquidation of all or any part of the Pledged Collateral shall be applied as follows: first, to the costs and expenses of collection, including court costs and reasonable attorneys' fees, whether or not suit is commenced by Purchaser; next, to those costs and expenses incurred by Purchaser in protecting, preserving, enforcing, collecting, selling or disposing of all or any part of the Pledged Collateral; next, to the payment of accrued and unpaid interest on all of the Obligations; and last, to the payment of the outstanding principal balance of the Obligations. Any excess Pledged Collateral or excess proceeds existing after Purchaser's election to retain or dispose or liquidate the Pledged Collateral (as applicable) will be returned or paid by Purchaser to Borrower. If Purchaser fails to elect to retain, dispose or liquidate the Pledged Collateral within a reasonable time after the occurrence of an Event of Default, Purchaser will be deemed to have elected to retain the Pledged Collateral.

     8.        MISCELLANEOUS.

          (a) NOTICES. Except as otherwise provided herein, all notices, requests, demands, consents, instructions or other communications to or upon Borrower or Purchaser under this Agreement shall be given as provided in PARAGRAPH 7.01 OF THE CREDIT AGREEMENT.

          (b) EXPENSES. Borrower shall pay on demand all reasonable fees and expenses, including reasonable attorneys' fees and expenses, incurred by Purchaser in the enforcement or attempted enforcement of this Agreement or in preserving any of

     Purchaser's rights and remedies (including, without limitation, all such fees and expenses incurred in connection with any "workout" or restructuring affecting this Agreement or any bankruptcy or similar proceeding involving Borrower). The obligations of Borrower under this SUBPARAGRAPH 8(b) shall survive the payment and performance of the Obligations and the termination of this Agreement.

          (c) WAIVERS; AMENDMENTS. This Agreement may not be amended or modified, nor may any of its terms be waived, except by written instruments signed by Borrower and Purchaser. Each waiver or consent under any provision hereof shall be effective only in the specific instances for the purpose for which given. No failure or delay on Purchaser's part in exercising any right hereunder shall operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right.

          (d) ASSIGNMENTS. This Agreement shall be binding upon and inure to the benefit of Purchaser, Borrower and their respective successors and assigns, except that Borrower may not assign or transfer any of its rights and obligations under this Agreement without the prior written consent of Purchaser and Purchaser may only assign or transfer any of its rights and obligations under this Agreement to the extent permitted under Section 10.4 of the Investment Agreement.

          (e) PARTIAL INVALIDITY. If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Agreement nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

          (f) CUMULATIVE RIGHTS, ETC. The rights, powers and remedies of Purchaser under this Agreement shall be in addition to all rights, powers and remedies given to Purchaser by virtue of any applicable law, rule or regulation of any governmental authority, the Credit Agreement or any other agreement, all of which rights, powers, and remedies shall be cumulative and may be exercised successively or concurrently without impairing Purchaser's rights hereunder. Borrower waives any right to require Purchaser to proceed against any Person or to exhaust any Pledged Collateral or to pursue any remedy in Purchaser's power.

          (g) BORROWER'S CONTINUING LIABILITY. Prior to a foreclosure of Purchaser's security interest in the Collateral or the payment in full of the Obligations, notwithstanding any provision of this Agreement or any exercise by Purchaser of any of its rights hereunder (including, without limitation, any right to collect or enforce any Pledged Collateral), (i) Borrower shall remain liable to perform its obligations and duties in connection with the Pledged Collateral and (ii) Purchaser shall not assume or be considered to have assumed any liability to perform such obligations and duties or to enforce any of Borrower's rights in connection with the Pledged Collateral.

          (h) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California without reference to conflicts of law rules (except to the extent otherwise provided in the UCC).

     IN WITNESS WHEREOF, Borrower has caused this Agreement to be executed as of the day and year first above written.


                         NOR'WESTER BREWING COMPANY,
                         an Oregon corporation



                         ------------------------------------
                         Name:
                         Title:

                                  ATTACHMENT 1
                               TO PLEDGE AGREEMENT

     All right, title and interest of Borrower, whether now owned or hereafter acquired, in and to North Country Joint Venture LLC, a limited liability corporation organized under the laws of Oregon ("NORTH COUNTRY"), including without limitation the following:

          (a) all of Borrower's interest in all profits, losses, assets and other distributions to which Borrower shall at any time be entitled in respect of its interests in North Country;

          (b) all other payments due or to become due to Borrower in respect of its interest in North Country, whether as contractual obligations, damages, insurance proceeds or otherwise;

          (c) all of Borrower's claims, rights, powers, privileges, authority, options, security interest, Liens and remedies, if any, in respect of its interest in North Country;

          (d) all present and future claims, if any, of Borrower against North Country for money loaned or advanced, for services rendered or otherwise;

          (e) all of Borrower's to exercise and enforce every right, power, remedy, authority, option and privilege of Borrower relating to such interest in North Country, including any power to dissolve North Country, to execute any instruments and to take any and all other action on behalf of and in the name of Borrower in respect of such interest in North Country, to make determinations, to exercise any election (including, but not limited to, election of remedies) or option or to give or receive any notice, consent, amendment, waiver or approval, together with full power and authority to demand, receive, enforce, collect or receipt for any of the foregoing or for any asset of North Country, to enforce or execute any checks, or other instruments or orders, to file any claims and to take any action in connection with any of the foregoing;

          (f) all other property hereafter delivered in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such other property and all cash, interest, distributions, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof; and

          (g) to the extent not otherwise included in (a) through (f) above, all proceeds of any or all of the foregoing.

                                  ATTACHMENT 2
                               TO PLEDGE AGREEMENT

                                 PERMITTED LIENS

                                 See Attachment.

                                    EXHIBIT D

                            FORM OF PERSONAL GUARANTY


     THIS PERSONAL GUARANTY ("PERSONAL GUARANTY"), dated as of January __, 1997, is executed by JAMES W. BERNAU, an individual ("GUARANTOR") in favor of UNITED BREWERIES OF AMERICA, INC., a Delaware corporation ("PURCHASER").


                                    RECITALS

     A. Guarantor is a shareholder of Nor'Wester Brewing Company, an Oregon corporation ("BORROWER") and is also the Chairman of the Board of Directors of Borrower.

     B. Pursuant to a Credit Agreement, dated as of January __, 1997 (the "CREDIT AGREEMENT"), by and between Borrower and Purchaser, Purchaser has agreed to extend certain credit facilities to Borrower upon the terms and subject to the conditions set forth therein.

     C. Purchaser's obligation to enter into the Credit Agreement and provide Advances to Borrower under the Credit Agreement is subject, among other conditions, to receipt by Purchaser of this Personal Guaranty, duly executed by Guarantor.


                                    AGREEMENT

     NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Guarantor hereby agrees with Purchaser as follows:

     1. DEFINITIONS. When used in this Personal Guaranty, the following terms shall have the following respective meanings:

          "DISALLOWED POST-COMMENCEMENT INTEREST AND EXPENSES" shall mean interest computed at the rate provided in the Credit Agreement or the Convertible Note accruing or claimed at any time after the commencement of any Insolvency Proceeding, if the claim for such interest, reimbursement, costs, expenses or indemnities is not allowable, allowed or enforceable against Borrower in such Insolvency Proceeding.

          "GUARANTEED OBLIGATIONS" shall mean the "Obligations" as such term is defined in the Credit Agreement.

          "INSOLVENCY PROCEEDING" shall mean any case or proceeding under the United States Bankruptcy Code or any other similar law, rule or regulation of the United States or any jurisdiction or any other action or proceeding for the reorganization, liquidation, appointment of a receiver, rearrangement of debts, marshalling of assets or similar action relating to Borrower or Guarantor, their respective creditors or any substantial part of their respective assets, whether or not any such case, proceeding or action is voluntary or involuntary.

          "SUBORDINATED OBLIGATIONS" shall have the meaning given to that term in PARAGRAPH 6 hereof.

Unless otherwise defined herein, all other capitalized terms used herein and defined in the Credit Agreement shall have the respective meanings given to those terms in the Credit Agreement. The rules of construction set forth in
SECTION I OF THE CREDIT AGREEMENT shall, to the extent not inconsistent with the terms of this Personal Guaranty, apply to this Personal Guaranty and are hereby incorporated by reference.

     2.   PERSONAL GUARANTY.

          (a) PAYMENT GUARANTY. Guarantor unconditionally guarantees and promises to pay and perform as and when due, upon the demand of Purchaser, any and all of the Guaranteed Obligations. If any Insolvency Proceeding relating to Borrower is commenced, Guarantor further unconditionally guarantees and promises to pay and perform, upon the demand of Purchaser, any and all of the Guaranteed Obligations (including any and all Disallowed Post-Commencement Interest and Expenses), whether or not such obligations are then due and payable by Borrower and whether or not such obligations are modified, reduced or discharged in such Insolvency Proceeding. This Personal Guaranty is a guaranty of payment and not of collection.

          (b) CONTINUING PERSONAL GUARANTY. This Personal Guaranty is an irrevocable continuing guaranty of the Guaranteed Obligations which shall continue in effect until all of the Guaranteed Obligations have been fully, finally and indefeasibly paid. If any payment on any Guaranteed Obligation is set aside, avoided or rescinded or otherwise recovered from Purchaser, such recovered payment shall constitute a Guaranteed Obligation hereunder and, if this Personal Guaranty was previously released or terminated, it automatically shall be fully reinstated, as if such payment was never made.

          (c) INDEPENDENT OBLIGATION. The liability of Guarantor hereunder is independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against Guarantor irrespective of whether action is brought against Borrower or any other guarantor of the Guaranteed Obligations or whether Borrower or any other guarantor of the Guaranteed Obligations is joined in any such action or actions.

          (d) FRAUDULENT TRANSFER LIMITATION. If, in any action to enforce this Personal Guaranty, any court of competent jurisdiction determines that enforcement against Guarantor for the full amount of the Guaranteed Obligations is not lawful under or would be subject to avoidance under
     Section 548 of the United States Bankruptcy

     Code or any applicable provision of any comparable law of any state or other jurisdiction, the liability of Guarantor under this Personal Guaranty shall be limited to the maximum amount lawful and not subject to such avoidance.

     3. REPRESENTATIONS AND WARRANTIES. Guarantor hereby represents and warrants to Purchaser as follows:

          (a) Guarantor is an individual with full capacity to execute and deliver this Personal Guaranty.

          (b) This Personal Guaranty and each other document or agreement executed, or to be executed, by Guarantor in connection herewith or therewith has been, or will be, duly executed and delivered by Guarantor and constitutes, or will constitute, a legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with their terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors' rights generally and general principles of equity.

          (c) The execution, delivery and performance by Guarantor of this Personal Guaranty and each other document or agreement executed, or to be executed, by Guarantor in connection herewith or therewith and the consummation of the transactions contemplated hereby or thereby are within the power of Guarantor.

          (d) No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority or other Person (including, without limitation, the shareholders of any Person) is required in connection with the execution and delivery of this Personal Guaranty or any other document or agreement executed, or to be executed, in connection herewith or therewith, by Guarantor and the performance and consummation of the transactions contemplated hereby or thereby which would materially impair Purchaser's ability to collect on this Personal Guaranty.

          (e) The execution, delivery and performance by Guarantor of this Personal Guaranty and each other document or agreement executed, or to be executed, by Guarantor in connection herewith or therewith does not (i) violate any provision of any law or regulation; (ii) result in any breach of or default under any contract, obligation, indenture or other instrument to which such Person is a party or by which such Person may be bound; or
     (iii) result in the creation or imposition of any Lien upon any asset or property of such Person which would materially impair Purchaser's ability to collect on this Personal Guaranty.

          (f) Guarantor has no knowledge of any pending assessments or adjustments of Guarantor's income tax payable with respect to any year.

          (g) There is no agreement, indenture, contract or instrument to which Guarantor is a party or by which Guarantor may be bound that requires the subordination in right of payment of any of Guarantor's obligations subject to this

     Principal Guaranty and the other documents or agreements executed, or to be executed, by Guarantor in connection herewith or therewith to any other obligation of Guarantor.

          (h) Neither this Personal Guaranty nor any other document or agreement executed, or to be executed, by Guarantor in connection herewith or therewith and none of the other certificates, financial statements or information furnished to Purchaser by Guarantor in connection with this Personal Guaranty and the other documents or agreements executed, or to be executed, by Guarantor in connection herewith or therewith or the transactions contemplated hereby or thereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     4. COVENANTS. Until all of the Guaranteed Obligations have been fully, finally and indefeasibly paid, Guarantor shall comply with the following covenants:

          (a) To the extent possible, Guarantor shall cause Borrower to materially comply with each of the covenants applicable to Borrower as set forth in the Credit Agreement and the Convertible Note;

          (b) Guarantor shall materially comply with all applicable laws and material contractual obligations; and

          (c) Guarantor shall pay and discharge when due any and all material indebtedness, obligations, assessments and taxes, both real or personal, including, without limitation, Federal and state income taxes and state and local property taxes and assessments owed by Guarantor.

     5.   AUTHORIZATIONS, WAIVERS, ETC.

          (a) AUTHORIZATIONS. Guarantor authorizes Purchaser in its reasonable discretion, without notice to Guarantor except as required by applicable law, irrespective of any change in the financial condition of Borrower, Guarantor or any other guarantor of the Guaranteed Obligations since the date hereof, and without affecting or impairing in any way the liability of Guarantor hereunder, from time to time to:

                 (i) Exercise any right or remedy Purchaser may have against Borrower, Guarantor, any other guarantor of the Guaranteed Obligations or any security, including, without limitation, the right to foreclose upon any such security by judicial or nonjudicial sale;

                (ii) Settle, compromise with, release or substitute any one or more makers, endorsers or guarantors of the Guaranteed Obligations; and

               (iii) To the extent permitted pursuant to SUBPARAGRAPH 7.04 OF
          THE

          CREDIT AGREEMENT, assign the Guaranteed Obligations, this Personal Guaranty or any other Credit Document in whole or in part.

          (b)  WAIVERS.  Guarantor hereby waives:

               (i) Any right to require Purchaser to (A) proceed against Borrower or any other guarantor of the Guaranteed Obligations,
          (B) proceed against or exhaust any security received from Borrower, Guarantor or any other guarantor of the Guaranteed Obligations or otherwise marshall the assets of Borrower or (C) pursue any other remedy in Purchaser's power whatsoever;

               (ii) Any defense arising by reason of the application by Borrower of the proceeds of any borrowing;

               (iii) Any defense resulting from the absence, impairment or loss of any right of reimbursement, subrogation, contribution or other right or remedy of Guarantor against Borrower, any other guarantor of the Guaranteed Obligations or any security, whether resulting from an election by Purchaser to foreclose upon security by nonjudicial sale, or otherwise;

               (iv) Any benefit arising from any setoff or counterclaim of Borrower or any defense which results from any disability or other defense of Borrower or the cessation or stay of enforcement from any cause whatsoever of the liability of Borrower (including, without limitation, the lack of validity or enforceability of the Credit Agreement or the Convertible Note);

               (v) Any defense based upon any law, rule or regulation which provides that the obligation of a surety must not be greater or more burdensome than the obligation of the principal;

               (vi) Until all obligations of Purchaser to extend credit to Borrower have terminated and all of the Guaranteed Obligations have been fully, finally and indefeasibly paid, any right of subrogation, reimbursement, indemnification or contribution and other similar right to enforce any remedy which Purchaser or any other Person now has or may hereafter have against Borrower on account of the Guaranteed Obligations, and any benefit of, and any right to participate in, any security now or hereafter received by Purchaser or any other Person on account of the Guaranteed Obligations;

               (vii) All presentments, demands for performance, notices of non-performance, notices delivered under the Credit Agreement or the Convertible Note, protests, notice of dishonor, and notices of acceptance of this Personal Guaranty and of the existence, creation or incurring of new or additional Guaranteed Obligations and notices of any public or private foreclosure sale;

               (viii) Any appraisement, valuation, stay, extension, moratorium redemption or similar law or similar rights for marshalling;

               (ix) Any right to be informed by Purchaser of the financial condition of Borrower or any other guarantor of the Guaranteed Obligations or any change therein or any other circumstances bearing upon the risk of nonpayment or nonperformance of the Guaranteed Obligations;

               (x) Until all obligations of Purchaser to extend credit to Borrower have terminated and all of the Guaranteed Obligations have been fully, finally and indefeasibly paid, any right to revoke this Personal Guaranty;

               (xi) Any defense arising from an election for the application of
          Section 1111(b)(2) of the United States Bankruptcy Code which applies to the Guaranteed Obligations; and

               (xii) Any defense based upon any borrowing or grant of a security interest under Section 364 of the United States Bankruptcy Code.

     Without limiting the scope of any of the foregoing provisions of this PARAGRAPH 5, Guarantor hereby further waives (A) all rights and defenses arising out of an election of remedies by Purchaser, even though that election of remedies has destroyed Guarantor's rights of subrogation and reimbursement against Borrower and (B) all other rights and defenses available to Guarantor by reason of Sections 2787 to 2855, inclusive,
     Section 2899 or Section 3433 of the California Civil Code or Section 3605 of the California Commercial Code. Notwithstanding the foregoing provisions of this PARAGRAPH 5, however, Guarantor shall at all times be entitled to the same benefits as Borrower arising with respect to any setoff, defense or counterclaim asserted by Borrower based upon Purchaser's failure to perform its obligations under the Credit Agreement or any other Credit Document.

          (c) FINANCIAL CONDITION OF BORROWER, ETC. Guarantor is fully aware of the financial condition and affairs of Borrower. Guarantor has executed this Personal Guaranty without reliance upon any representation, warranty, statement or information concerning Borrower furnished to Guarantor by Purchaser and has, independently and without reliance on Purchaser, and based on such documents and information as it has deemed appropriate, made its own appraisal of the financial condition and affairs of Borrower and of other circumstances affecting the risk of nonpayment or nonperformance of the Guaranteed Obligations. Guarantor is in a position to obtain, and assumes full responsibility for obtaining, any additional information about the financial condition and affairs of Borrower and of other circumstances affecting the risk of nonpayment or nonperformance of the Guaranteed Obligations and will, independently and without reliance upon Purchaser, and based on such documents and information as it shall deem appropriate at the time, continue to make its own appraisals and decisions in taking or not taking action in connection with this Personal Guaranty.

     6.   SUBORDINATION.    Guarantor and Guarantor's spouse hereby subordinate
any indebtedness of Borrower or any of their Subsidiaries to Guarantor or Guarantor's spouse to the Guaranteed Obligations. Guarantor and Guarantor's spouse agree that Purchaser shall be entitled to receive payment on the Guaranteed Obligations before Guarantor or Guarantor's spouse receives payment of any indebtedness of Borrower or any of their Subsidiaries to Guarantor or Guarantor's spouse. Any payments on such indebtedness of Borrower or their Subsidiaries to Guarantor or Guarantor's spouse, if Purchaser so requests, shall be collected, enforced and received by Guarantor or Guarantor's spouse as trustee for Purchaser and be paid over to Purchaser on account of the Guaranteed Obligations. Purchaser is authorized and empowered (but without any obligation to so do), in its discretion, (a) in the name of Guarantor or Guarantor's spouse, to collect and enforce, and to submit claims in respect of, indebtedness of Borrower to Guarantor or Guarantor's spouse and to apply any amounts received thereon to the Guaranteed Obligations, and (b) to require Guarantor and Guarantor's spouse (i) to collect and enforce, and to submit claims in respect of, indebtedness of Borrower or any of their Subsidiaries to Guarantor or Guarantor's spouse, and (ii) to pay any amounts received on such indebtedness to Purchaser for application to the Guaranteed Obligations. Notwithstanding the foregoing, prior to the occurrence of an Event of Default, Guarantor shall be entitled to receive from Borrower compensation in the form of salary in an aggregate amount not to exceed in any fiscal year $125,000 and board approved bonuses, if any.

     7.   MISCELLANEOUS.

          (a) NOTICES. Except as otherwise provided herein, all notices, requests, demands, consents, instructions or other communications to or upon Guarantor or Purchaser under this Personal Guaranty shall be in writing and faxed, mailed or delivered at his or its respective facsimile number or address set forth below (or to such other facsimile number or address for each party as indicated in any notice given by that party to the other party). All such notices and communications shall be effective
     (i) when sent by Federal Express or other overnight service of recognized standing, on the second day following the deposit with such service; (ii) when mailed, first class postage prepaid and addressed as aforesaid through the United States Postal Service, upon receipt; (iii) when delivered by hand, upon delivery; and (iv) when faxed, upon confirmation of receipt.

         Purchaser: UNITED BREWERIES OF AMERICA, INC.
                    Attn:  Mr. Vijay Mallya
                    One Harbor Drive, Suite 102
                    Sausalito, California 94965
                    Telephone:  (415) 289-1400
                    Facsimile:  (415) 289-1409

          With a
          copy to:  ORRICK, HERRINGTON & SUTCLIFFE
                    400 Sansome Street
                    San Francisco, California  94111
                    Attn:       Alan Talkington, Esq.
                    Telephone:  (415) 773-5762
                    Facsimile:  (415) 773-5759

         Guarantor: JAMES W. BERNAU
                    8800 Enchanted Way, S.E.
                    Turner, Oregon  97392
                    Telephone:  (503) 371-1664
                    Facsimile:  (503) 371-1664

         With
         copies to: ATER WYNNE HEWITT DODSON & SKERRITT, LLP
                    Attorneys at Law
                    Suite 1800
                    222 S.W. Columbia
                    Portland, Oregon 97201-6618
                    Attn:  Jack W. Schifferdecker, Jr.
                    Telephone:  (503) 226-8614
                    Facsimile:  (503) 226-0079

               and

                    DONALDSON, ALBERT, TWEET, CONNOLLY,
                    HANNA & MUNIZ
                    340 Vista Avenue, Suite 310
                    P.O. Box 968
                    Salem, Oregon 97308
                    Attn:     Gordon R. Hanna
                    Telephone:  (503) 585-2055
                    Facsimile:  (503) 375-2649

          (b) PAYMENTS. Guarantor shall make all payments required hereunder to Purchaser, or its order, at Purchaser's office located at the address set forth in SUBPARAGRAPH 7(A) hereof, or at such other office as Purchaser may designate, on demand, in dollars. If any amounts required to be paid by Guarantor under this

     Personal Guaranty are not paid when due, Guarantor shall pay interest on the aggregate, outstanding balance of such amounts from the date due until those amounts are paid in full at a per annum rate equal to the then current Interest Rate (as defined in the Credit Agreement) PLUS three percent (3.00%).

          (c) EXPENSES. Guarantor shall pay on demand all reasonable fees and expenses, including reasonable attorneys' fees and expenses, incurred by Purchaser in the enforcement or attempted enforcement of this Personal Guaranty or in preserving any of Purchaser's rights and remedies (including, without limitation, all such fees and expenses incurred in connection with any "workout" or restructuring affecting this Personal Guaranty or any bankruptcy or similar proceeding involving Guarantor). The obligations of Guarantor under this SUBPARAGRAPH 7(c) shall survive the payment and performance of the Guaranteed Obligations and the termination of this Personal Guaranty.

          (d) WAIVERS; AMENDMENTS. This Personal Guaranty may not be amended or modified, nor may any of its terms be waived, except by written instruments signed by Guarantor and Purchaser. Each waiver or consent under any provision hereof shall be effective only in the specific instances for the purpose for which given. No failure or delay on Purchaser's part in exercising any right hereunder shall operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right.

          (e) ASSIGNMENTS. This Personal Guaranty shall be binding upon and inure to the benefit of Purchaser and Guarantor and their respective successors and assigns; PROVIDED, HOWEVER, that Guarantor may not assign or transfer any of its rights and obligations under this Personal Guaranty without the prior written consent of Purchaser; and PROVIDED, FURTHER, and Purchaser may only assign or transfer any of its rights and obligations under this Personal Guaranty to the extent permitted under Section 10.4 of the Investment Agreement.

          (f) CUMULATIVE RIGHTS, ETC. The rights, powers and remedies of Purchaser under this Personal Guaranty shall be in addition to all rights, powers and remedies given to Purchaser by virtue of any applicable law, rule or regulation of any governmental authority, any other document or any other agreement executed by Guarantor in connection herewith or therewith, all of which rights, powers, and remedies shall be cumulative and may be exercised successively or concurrently without impairing Purchaser's rights hereunder. Guarantor waives any right to require Purchaser to proceed against any Person or to pursue any remedy in Purchaser's power.

          (g) PARTIAL INVALIDITY. If at any time any provision of this Personal Guaranty is or becomes illegal, invalid or unenforceable in any respect under the law or any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Personal Guaranty nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

          (h) LIABILITY ABSOLUTE. The liability of Guarantor hereunder is absolute and unconditional and shall not be affected by any circumstances whatsoever, including without limitation, any right of set-off, defense or counterclaim asserted by Guarantor or any other Person against Purchaser based upon any failure by Purchaser or any other Person to perform any of its or their obligations to Borrower contained in the Investment Agreement, any Ancillary Agreement or any agreement or agreements related hereto or thereto, but excluding any right of set-off, defense or counterclaim asserted by Borrower based upon Purchaser's failure to perform its obligations under the Credit Agreement or any other Credit Document.

          (i) GOVERNING LAW. This Personal Guaranty shall be governed by and construed in accordance with the laws of the State of California without reference to conflicts of law rules.

     IN WITNESS WHEREOF, Guarantor has caused this Personal Guaranty to be executed as of the day and year first above written.


                              _____________________________
                              JAMES W. BERNAU


CONSENT OF SPOUSE



_________________________________
CATHY BERNAU